Exhibit 10.2

SALE AND SERVICING AGREEMENT

by and among

ARCC COMMERCIAL LOAN TRUST 2006,
as the Issuer,

ARCC CLO 2006 LLC,
as the Trust Depositor,

ARES CAPITAL CORPORATION,
as the Originator and as the Servicer,

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee and as the Collateral Administrator,

LYON FINANCIAL SERVICES, INC. (d/b/a U.S. BANK PORTFOLIO SERVICES),
as the Backup Servicer,

and

WILMINGTON TRUST COMPANY,
as the Owner Trustee

Dated as of July 7, 2006

ARCC Commercial Loan Trust 2006 Notes, Series 2006
Class A-1A, Class A-1A VFN, Class A-1B, Class A-2A, Class A-2B,
Class B, Class C, Class D and Class E Notes

i

EXHIBITS, SCHEDULES AND APPENDIX

v

SALE AND SERVICING AGREEMENT

THIS SALE AND SERVICING AGREEMENT, dated as of July 7, 2006 (this “Agreement”), is by and among:

(1)                                  ARCC COMMERCIAL LOAN TRUST 2006, a statutory trust created and existing under the laws of the State of Delaware, as the issuer (together with its successors and assigns, the “Issuer”);

(2)                                  ARCC CLO 2006 LLC, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)                                  ARES CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, “Ares Capital”), as the servicer (together with its successor and assigns, in such capacity, the “Servicer”), and as the originator (together with its successor and assigns, in such capacity, the “Originator”);

(4)                                  U.S. BANK NATIONAL ASSOCIATION (together with its successors and assigns, “U.S. Bank”), not in its individual capacity, but as the trustee (together with its successors and assigns, in such capacity, the “Trustee”), and as the collateral administrator (together with its successor and assigns, in such capacity, the “Collateral Administrator”);

(5)                                  LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services) (together with its successors and assigns, “Lyon”), not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”); and

(6)                                  WILMINGTON TRUST COMPANY (together with its successors and assigns, “Wilmington Trust”), not in its individual capacity but as the owner trustee (together with its successors and assigns, in such capacity, the “Owner Trustee”).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans;

WHEREAS, the Trust Depositor acquired the Initial Loans from the Originator and may acquire from time to time thereafter certain Substitute Loans;

WHEREAS, during the Ramp-Up Period and the Replenishment Period, the Issuer intends to acquire Additional Loans from the Trust Depositor from time to time using the proceeds of Draws under the Class A-1A VFN Notes, amounts on deposit in the Class A-1A VFN Funding Account and Principal Collections with respect to the Loan Assets; and the Trust Depositor wishes to convey any such Additional Loans to the Issuer;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans, any Additional Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date, the Trust Depositor will fund the Issuer by selling, conveying and assigning all its right, title and interest in the Initial Loan Assets and certain other assets to the Issuer;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.        Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Accountants’ Effective Date Certificate” shall have the meaning provided in Section 2.06(g).

“Accreted Interest” means accrued interest on a Permitted PIK Loan that is added to the principal amount of such Permitted PIK Loan instead of being paid as it accrues.

“Additional Loan” means any Loan, other than an Initial Loan, acquired by the Issuer from the Trust Depositor for inclusion in the Collateral and having a Cut-Off Date during the Ramp-Up Period or the Replenishment Period.

“Additional Loan Assets” means any assets acquired by the Trust Depositor from the Originator and by the Issuer from the Trust Depositor during the Ramp-Up Period and the Replenishment Period pursuant to Section 2.06(a), which assets shall include the Trust Depositor’s (or Originator’s, as applicable) right, title and interest in the following:

(i)            the Additional Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii)           all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)          all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)          all collections and records (including Computer Records) with respect to the foregoing;

(v)           all documents relating to the applicable Loan Files; and

(vi)          all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Additional Principal Amount” means with respect to any Distribution Date, an amount equal to the excess, if any, of the Cumulative Charged-Off Amount over the Cumulative Additional Principal Amount.

“Administrative Expenses” means fees and expenses (excluding amounts related to indemnification) due or accrued with respect to any Distribution Date and payable by the Issuer as provided for in the relevant fee letter:

(a)           to the Trustee, (i) any quarterly fees to be paid to it pursuant to the Transaction Documents, (ii) any additional fees, expenses or other amounts and (iii) if a Successor Servicer is being appointed, any Servicing Transfer Costs incurred by the Trustee;

(b)           to the Owner Trustee, (i) any quarterly fees to be paid to it pursuant to the Transaction Documents and (ii) any additional fees, expenses or other amounts;

(c)           to the Backup Servicer, (i) any quarterly fees to be paid to it pursuant to the Transaction Documents, (ii) any additional fees, expenses or other amounts and (iii) if a Successor Servicer is being appointed, any Servicing Transfer Costs incurred by the Backup Servicer;

(d)           the independent accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses;

(e)           the Class A-1A VFN Agent under the Class A-1A VFN Purchase Agreements for expenses of the Class A-1A VFN Agent;

(f)            any other Person in respect of any governmental fee, charge or tax in relation to the Issuer;

(g)           to the Trustee, for unpaid fees and expenses (including fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Securityholders pursuant to Article V of the Indenture;

(h)           to S&P and Moody’s, for their respective ongoing surveillance fees;

(i)            to the Persons entitled thereto, any amounts due in respect of listing the Listed Notes on the Irish Stock Exchange; and

(j)            to the Collateral Administrator under the Collateral Administration Agreement for expenses of the Collateral Administrator.

provided that (x) amounts payable as Administrative Expenses pursuant to clauses (a)(ii), b(ii), c(ii), (d), (e), (f) , (g), (i) and (j) above shall in no event exceed $100,000 in the aggregate for any 12-month period, except that in the case of a Distribution Date after the occurrence of an Event of Default, amounts payable as Administrative Expenses pursuant to clause (g) above may be paid in an amount up to $20,000 and (y) Administrative Expenses will not include (A) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (B) any principal of, interest or commitment fee on, any Notes, (C) Class A-1A VFN Increased Costs and Class A-1A VFN Breakage Costs or (D) amounts payable to Trustee, the Backup Servicer and the Owner Trustee in respect of indemnification.

“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies in which such Person acquires, holds or sells investments. For the purposes of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Each of the Trustee and the Owner Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of such trustee has actual knowledge to the contrary.

“Agented Loans” means, with respect to any Loan, (a) the Loan is originated or purchased by the Originator in accordance with the Credit and Collection Policy and the Servicing Standard as a part of a syndicated loan transaction that has been fully consummated prior to such Loan becoming part of the Collateral, (b) upon the sale of the Loan under this Agreement to the Issuer, the Required Loan Documents with respect thereto shall have been provided to the Trustee, as applicable, (c) the Issuer, as assignee of the Loan, has all of the rights and obligations of the Originator (other than the Originator’s obligations as lead agent, collateral agent or paying agent or in similar capacities with respect to such Loan) with respect to such Loan and the Originator’s right, title and interest in and to the Related Property, (d) the Loan is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority issued in such syndicated loan transaction and (e) the Originator (or a wholly owned subsidiary of the Originator) is the lead agent, collateral agent and paying agent for all lenders in such syndicated loan transaction and receives payment directly from the Obligor thereof on behalf of such lenders.

“Aggregate Outstanding Loan Balance” means, as of any date, the sum of the Outstanding Loan Balance for each Loan included as part of the Collateral on such date, minus the Outstanding Loan Balance of any Charged-Off Loans; provided that for purposes of calculating the Aggregate Outstanding Loan Balance, the Outstanding Loan Balance of each Revolving Loan and each Delayed Draw Term Loan shall be deemed to be the maximum permissible principal balance thereof under the Underlying Loan Agreements with respect to such Loan.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class of Notes outstanding on such date.

“Applicable Law” means for any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Ares Capital CP Funding LLC” means Ares Capital CP Funding LLC, a Delaware limited liability company and a wholly owned subsidiary of Ares Capital.

“Ares Capital Prime Rate” means an annual rate of interest payable at the applicable prime rate established by the Servicer with respect to each Scheduled Payment Advance and each Servicing Advance.

“Asset Specific Swap” means an interest rate exchange agreement with respect to a particular Loan, entered into by the Originator with a Swap Counterparty, and assigned by the Originator, directly or indirectly, to the Issuer, which entitles the Issuer to exchange scheduled fixed rate interest payable in respect of such Loan for LIBOR payments and satisfies the following conditions:

(i)            the notional balance of such Asset Specific Swap shall be equal to the scheduled principal amount of the related Loan;

(ii)           such Asset Specific Swap shall amortize according to the same schedule as, and terminate no earlier than the maturity date of, the related Loan;

(iii)          payments under such Asset Specific Swap shall be due on each date on which a Scheduled Payment is to be made under the related Loan;

(iv)          such Asset Specific Swap by its terms shall provide for termination upon (i) the related Loan becoming a Charged-Off Loan or a Delinquent Loan or (ii) prepayment of the related Loan in full;

(v)           such Asset Specific Swap contains appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in this Agreement and the Indenture; and

(vi)          all of the Originator’s rights and obligations (other than its obligation to make payments to the Swap Counterparty in connection with the termination, transfer, reduction or amendment of such Asset Specific Swap, or any portion thereof) with respect to such Asset Specific Swap have been assigned to the Issuer.

“Assignment” means each assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of the Loans and the Related Property by the Trust Depositor to the Issuer.

“Average Life” means, on any Measurement Date with respect to any Loan, the number (rounded to the nearest one tenth) obtained by dividing (a) the sum of the products of (i) the number of years from such Measurement Date to the respective dates of each successive Scheduled Payment of principal of such Loan and (ii) the respective amounts of principal of such Scheduled Payments by (b) the sum of all future Scheduled Payments of principal on such Loan.

“B Excess Amount” means an amount equal to $0.

“BB Excess Amount” means an amount equal to $0.

“Backup Servicer” means the Person acting as Backup Servicer hereunder, its successors in interest and any Successor Backup Servicer hereunder.

“Backup Servicer Fee Letter” means the fee letter, dated as of the date hereof, between the Issuer and the Backup Servicer.

“Backup Servicer Termination Notice” shall have the meaning provided in Section 8.10(a).

“Backup Servicer Transfer” shall have the meaning provided in Section 8.10(b).

“Backup Servicing Fee” shall have the meaning provided in the Backup Servicer Fee Letter.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“BIF” means the Bank Insurance Fund, or any successor thereto.

“Broadly Syndicated Loan” means any Loan to an Obligor issued as part of a loan facility with an original loan size (including any first and second lien loans included in such facility) greater than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the city of New York, New York, and the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed; provided that if any action is required of the Ireland Paying Agent or the Backup Servicer, then, for purposes of determining when such Ireland Paying Agent or Backup Servicer action is required, Dublin, Ireland and Marshall, Minnesota, respectively will be considered in determining “Business Day”.

“CCC Excess Amount” means, as of any date of determination, an amount equal to the greater of: (i) 50% of the excess of (a) the sum of the Outstanding Loan Balances of all Loans included in the Collateral that have an S&P Rating of “CCC+” or lower over (b) the product of (x) the Expected Aggregate Outstanding Loan Balance times (y) 25%, and (ii) zero.

“CCC Excess Condition” means, as of any date of determination, a condition that is satisfied if the CCC Excess Amount is equal to or less than 13.50% of the Expected Aggregate Outstanding Loan Balance.

“CCC Excess Failure” means the failure to satisfy the CCC Excess Condition within a period of ten Business Days following the discovery by the Servicer of the failure to satisfy such condition.

“Certificate” means the ARCC Commercial Loan Trust 2006 Certificate representing a beneficial equity interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Account” shall have the meaning provided in Section 5.01 of the Trust Agreement.

“Certificateholder” means each registered Holder of a fractional undivided ownership interest in the Certificate.

“Certificate Register” shall have the meaning provided in the Trust Agreement.

“Charged-Off Loan” means a Loan in the Collateral (other than a Current Pay Loan) with respect to which there has occurred one or more of the following:

(i)            the occurrence of both (a) any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period or any Scheduled Payment Advance made in respect of such payment of interest or principal) or would be so delinquent but for any amendment or modification made to such Loan resulting from the Obligor’s inability to pay such Loan in accordance with its terms and (b) within 120 days of when such delinquent payment was first due, all delinquencies have not been cured;

(ii)           an Insolvency Event has occurred with respect to the related Obligor;

(iii)          the related Obligor has suffered any material adverse change that materially affects its viability as a going concern, as determined by Servicer in its sole discretion in accordance with the Credit and Collection Policy;

(iv)          the Servicer has determined, in its sole discretion, in accordance with the Credit and Collection Policy, that all or a portion of such Loan is not collectible;

(v)           any portion of the proceeds used to make payments of principal of or interest on such Loan have come from a new loan by the Originator or an entity controlled by the Originator to the Obligor or any of its Affiliates, which new loan was made to the Obligor due to the Obligor’s inability to make such payments of principal or interest; or

(vi)          the related Obligor is rated “D” or “SD” by S&P.

“Class” means any group of Notes identified herein, as applicable, as the Class A-1A Notes, the Class A-1A VFN Notes, the Class A-1B Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes, the Class C Notes, the Class D Notes, and the Class E Notes.

“Class A Noteholder” means a Holder of Class A-1 Notes or Class A-2 Notes.

“Class A Notes” means the Class A-1 Notes and the Class A-2 Notes.

“Class A-1 Noteholder” means a Holder of Class A-1A Notes, Class A-1A VFN Notes or Class A-1B Notes.

“Class A-1 Notes” means, collectively, the Class A-1A Notes, the Class A-1A VFN Notes and the Class A-1B Notes.

“Class A-1A Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class A-1A Notes for such Interest Period, (ii) the Outstanding Principal Balance of the Class A-1A Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-1A Interest Shortfall” means the Interest Shortfall with respect to the Class A-1A Notes.

“Class A-1A Note Interest Rate” means the annual rate of interest payable with respect to the Class A-1A Notes, which shall be equal to LIBOR plus 0.25% per annum.

“Class A-1A Noteholder” means a Holder of Class A-1A Notes.

“Class A-1A Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class A-1A Notes, issued pursuant to the Indenture.

“Class A-1A VFN Agent” means U.S. Bank National Association, in its capacity as Class A-1A VFN Agent under the Class A-1A VFN Purchase Agreement, together with its successors in such capacity.

“Class A-1A VFN Breakage Costs” means, with respect to any Due Period, “breakage costs”, if any, incurred by Class A-1A VFN Noteholders as a result of (i) a prepayment of amounts under the Class A-1A VFN Notes on a day other than a Permitted Prepayment Date and calculated as provided in the Class A-1A VFN Purchase Agreement or (ii) a failure by the Issuer to effect a Draw on the scheduled date therefor after having submitted a request for a Draw to the Class A-1A VFN Agent in accordance with the provisions of the Class A-1A VFN Purchase Agreement (unless such failure is due to the failure of the Class A-1A VFN Noteholders to fund such Draw).

“Class A-1A VFN Commitment” means, with respect to any Class A-1A VFN Note at any time, the maximum aggregate outstanding principal amount of advances, whether at the time funded or unfunded, that the Class A-1A VFN Noteholder (or any Liquidity Providers with respect to such Noteholder) is obligated from time to time under the Class A-1A VFN Purchase Agreement to make to the Issuer; provided that the aggregate Class A-1A VFN Commitments in effect at any time shall not exceed the Maximum Class A-1A VFN Commitment.

“Class A-1A VFN Commitment Fee” means the fee payable in respect of the undrawn amount of the Class A-1A VFN Notes (and on the amount of any Draw funded by a Class A-1A VFN Noteholder in connection with such Noteholder’s failure to satisfy the Rating Criteria) until the Commitment Termination Date at the Class A-1A VFN Commitment Fee Rate, payable quarterly in arrears on each Distribution Date and calculated on the basis of a 360-day year and the actual number of days elapsed.

“Class A-1A VFN Commitment Fee Rate” means a rate per annum of 0.175%.

“Class A-1A VFN Funding Account” means the trust account so designated and established and maintained in accordance with Section 7.01 and the Indenture.

“Class A-1A VFN Funding Test” means a test that will be satisfied as of any date of determination (a) prior to the Commitment Termination Date, if (i) the sum of (x) the undrawn amount of the Class A-1A VFN Commitments (excluding the Class A-1A VFN Commitment of any Class A-1A VFN Noteholder which has been required to fund a Draw in the amount of the unused portion of such Noteholder’s Class A-1A VFN Commitment in connection with its failure to satisfy the Rating Criteria) plus (y) the amount standing to the credit of the Class A-1A VFN Funding Account equals or exceeds (ii) the aggregate Exposure Amount of Revolving Loans and Delayed Draw Term Loans then included in the Collateral, (b) on and after a Commitment Termination Date of the type specified in clause (i) or (ii) of the definition thereof, if the amount standing to the credit of the Class A-1A VFN Funding Account equals or exceeds the aggregate Exposure Amount of Revolving Loans and Delayed Draw Term Loans then included in the Collateral and (c) on and after a Commitment Termination Date of the type specified in clause (iii) of the definition thereof shall be deemed satisfied.

“Class A-1A VFN Increased Costs” means, with respect to any Distribution Date, the amount as set forth in a certificate of a Class A-1A VFN Noteholder delivered to the Issuer and the Trustee on or prior to the related Determination Date, necessary to compensate such Class A-1A VFN Noteholder or any Funding Entity for (a) any increase in cost to such Class A-1A VFN Noteholder or Funding Entity of making or maintaining any loan or asset purchase under the Class A-1A VFN Purchase Agreement or such Liquidity Facility (or maintaining its obligation to make any such loan or asset purchase) resulting from a change in law applicable to such Class A-1A VFN Noteholder or Funding Entity, (b) any reduction in any amount received or receivable by a Class A-1A VFN Noteholder or Funding Entity under the Class A-1A VFN Purchase Agreement or such Liquidity Facility resulting from a change in law applicable to such Class A-1A VFN Noteholder or Funding Entity or (c) any reduction in the rate of return on the capital of a Class A-1A VFN Noteholder or Funding Entity or its parent/holding company resulting from a change in law applicable to such Class A-1A VFN Noteholder or Funding Entity or parent/holding company to a level below that which such Class A-1A VFN Noteholder or Funding Entity or parent/holding company could have achieved but for such change in law.

“Class A-1A VFN Interest Allocation Percentage” means, for each Interest Period and with respect to each Class A-1A VFN Noteholder, a fraction, expressed as a percentage, (a) the numerator of which is the average Outstanding Principal Balance of the Class A-1A VFN Note of such Holder during such Interest Period, and (b) the denominator of which is the average Outstanding Principal Balance of all Class A-1A VFN Notes during such Interest Period (excluding the amount of any Draw funded by a Class A-1A VFN Noteholder in connection with its failure to satisfy the Rating Criteria).

“Class A-1A VFN Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class A-1A VFN Notes for such Interest Period, (ii) the weighted average Outstanding Principal Balance of the Class A-1A VFN Notes during such Interest Period (excluding the amount of any Draw funded by a Class A-1A VFN Noteholder in connection with its failure to satisfy the Rating Criteria) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, such product to be remitted to each Class A-1A VFN Noteholder pursuant to the Priority of Payments in accordance with such Class A-1A VFN Noteholder’s Class A-1A VFN Interest Allocation Percentage.

“Class A-1A VFN Interest Shortfall” means the Interest Shortfall with respect to the Class A-1A VFN Notes.

“Class A-1A VFN Note Interest Rate” means the annual rate of interest payable with respect to the Class A-1A VFN Notes, which shall be equal to LIBOR plus 0.28% per annum.

“Class A-1A VFN Noteholder” means a Holder of Class A-1A VFN Notes.

“Class A-1A VFN Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class A-1A VFN Notes, issued pursuant to the Indenture.

“Class A-1A VFN Prepayment” means any payment of principal of the Class A-1A VFN Notes occurring prior to the Stated Maturity Date.

“Class A-1A VFN Purchase Agreement” means the Class A-1A VFN Purchase Agreement, dated as of the Closing Date, among the Issuer, the Class A-1A VFN Agent and the respective Holders of the Class A-1A VFN Notes, as such agreement may be amended, modified, restated, waived or supplemented and in effect from time to time.

“Class A-1B Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class A-1B Notes for such Interest Period, (ii) the Outstanding

Principal Balance of the Class A-1B Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-1B Interest Shortfall” means the Interest Shortfall with respect to the Class A-1B Notes.

“Class A-1B Note Interest Rate” means the annual rate of interest payable with respect to the Class A-1B Notes, which shall be equal to LIBOR plus 0.37% per annum.

“Class A-1B Noteholder” means a Holder of Class A-1B Notes.

“Class A-1B Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class A-1B Notes, issued pursuant to the Indenture.

“Class A-2A Interest Amount” means, for each Interest Period, the product of (a) the Note Interest Rate applicable to the Class A-2A Notes for such Interest Period, (b) the Outstanding Principal Balance of the Class A-2A Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (c) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-2A Interest Shortfall” means the Interest Shortfall with respect to the Class A-2A Notes.

“Class A-2A Note Interest Rate” means the annual rate of interest payable with respect to the Class A-2A Notes, which shall be equal to LIBOR plus 0.22% per annum.

“Class A-2A Noteholder” means a Holder of Class A-2A Notes.

“Class A-2A Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class A-2A Floating Rate Notes, issued pursuant to the Indenture.

“Class A-2B Interest Amount” means, for each Interest Period, the product of (a) the Note Interest Rate applicable to the Class A-2B Notes for such Interest Period, (b) the Outstanding Principal Balance of the Class A-2B Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (c) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class A-2B Interest Shortfall” means the Interest Shortfall with respect to the Class A-2B Notes.

“Class A-2B Note Interest Rate” means the annual rate of interest payable with respect to the Class A-2B Notes, which shall be equal to LIBOR plus 0.35% per annum.

“Class A-2B Noteholder” means a Holder of Class A-2B Notes.

“Class A-2B Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class A-2B Floating Rate Notes, issued pursuant to the Indenture.

“Class A-2 Noteholder” means a Holder of Class A-2A Notes or Class A-2B Notes.

“Class A-2 Notes” means the Class A-2A Notes and the Class A-2B Notes.

“Class B Accrued Payable” means, for any Distribution Date with respect to which the Class B Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class B Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class B Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class B Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Class B Note Interest Rate).

“Class B Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class B for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day), and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class B Interest Shortfall” means the Interest Shortfall with respect to the Class B Notes.

“Class B Note Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to LIBOR plus 0.43% per annum.

“Class B Noteholder” means a Holder of Class B Notes.

“Class B Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class B Floating Rate Deferrable Interest Notes, issued pursuant to the Indenture.

“Class C Accrued Payable” means, for any Distribution Date with respect to which the Class C Interest Amount is calculated using clause (ii)(b) of the definition thereof, an amount equal to the excess, if any, of (i) the amount that would have been calculated as the Class C Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class C Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class C Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Class C Note Interest Rate).

“Class C Interest Amount” means, for each Interest Period, the product of (i) the Class C Note Interest Rate for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class C Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes and the Class B Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day), and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class C Interest Shortfall” means the Interest Shortfall with respect to the Class C Notes.

“Class C Note Interest Rate” means the annual rate of interest payable with respect to the Class C Notes, which shall be equal to LIBOR plus 0.70% per annum.

“Class C Noteholder” means a Holder of Class C Notes.

“Class C Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class C Floating Rate Deferrable Interest Notes, issued pursuant to the Indenture.

“Class D Accrued Payable” means, for any Distribution Date with respect to which the Class D Interest Amount is calculated using clause (ii)(b) of the definition thereof, the excess, if any, of (i) the amount that would have been calculated as the Class D Interest Amount on such Distribution Date if the calculation was made using clause (ii)(a) of the definition of Class D Interest Amount and not clause (ii)(b) of such definition over (ii) the amount calculated as the Class D Interest Amount on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Class D Note Interest Rate).

“Class D Interest Amount” means, for each Interest Period, the product of (i) the Note Interest Rate applicable to the Class D Notes for such Interest Period, (ii) the lesser of (a) the Outstanding Principal Balance of the Class D Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (b) the excess, if any, of (1) the Aggregate Outstanding Loan Balance as of the last day of the Due Period immediately preceding the start of such Interest Period over (2) the Outstanding Principal Balance of the Class A Notes, the Class B Notes and the Class C Notes as of the first day of such Interest Period (after giving effect to all distributions made on such day) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360.

“Class D Interest Shortfall” means the Interest Shortfall with respect to the Class D Notes.

“Class D Note Interest Rate” means the annual rate of interest payable with respect to the Class D Notes, which shall be equal to LIBOR plus 1.35% per annum.

“Class D Noteholder” means a Holder of Class D Notes.

“Class D Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class D Floating Rate Deferrable Interest Notes, issued pursuant to the Indenture.

“Class E Noteholder” means a Holder of Class E Notes.

“Class E Notes” means the ARCC Commercial Loan Trust 2006 Notes, Series 2006, Class E Principal Only Notes, issued pursuant to the Indenture.

“Class Scenario Loss Rate” means, with respect to any Class rated by S&P, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s rating of such Class on the Closing Date, determined by application of the S&P CDO Monitor at such time.

“Closing Date” means July 7, 2006.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

“Collateral” means, as of any date, the “Indenture Collateral,” as such term is defined in the Indenture.

“Collateral Administration Agreement” means the Collateral Administration Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Collateral Administrator.

“Collateral Administrator” means U.S. Bank National Association, solely in its capacity as Collateral Administrator under the Collateral Administration Agreement, until a successor Person shall have become the Collateral Administrator pursuant to the applicable provisions of the Collateral Administration Agreement, and thereafter “Collateral Administrator” shall mean such successor Person.

“Collateral Quality Table” means, as set forth below, the table that shall be used in determining, for the Loans included in the Collateral as of any date of determination after the Effective Date, compliance with the Weighted Average Spread Test, the Diversity Test and the Moody’s Weighted Average Rating Factor Test:

Weighted Average		Weighted Average
Spread	Diversity Score	Rating Factor
5.25%	28	3690
5.00%	28	3600
4.75%	28	3510
5.25%	25	3555
5.00%	25	3500
4.75%	25	3410
5.25%	22	3385
5.00%	22	3340
4.75%	22	3270

“Collections” means the aggregate of Interest Collections and Principal Collections.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Fee Amount” means, with respect to the Class A-1A VFN Notes as of any Distribution Date, the sum of (a) the amount determined for the related Interest Period by multiplying (i) the Class A-1A VFN Commitment Fee Rate, (ii) the excess, if any, of (x) the weighted average aggregate Class A-1A VFN Commitments during such Interest Period over (y) the weighted average Outstanding Principal Balance of the Class A-1A VFN Notes during such Interest Period (excluding the amount of any Draw funded by a Class A-1A VFN Noteholder in connection with its failure to satisfy the Rating Criteria) and (iii) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360, plus (b) any unpaid Commitment Fee Amount due in respect of any prior Distribution Date, plus (c)

interest at the Note Interest Rate applicable to the Class A-1A VFN Notes on any accrued and unpaid Commitment Fee Amount due in respect of any prior Distribution Date from the date such unpaid Commitment Fee Amount was originally due and payable.

“Commitment Termination Date” means the date on which any of the following first occurs: (i) the last day of the Replenishment Period; (ii) the date on which the Class A-1A VFN Commitments are declared terminated following an Event of Default described in Sections 5.01(vi), (vii) and (ix) of the Indenture; or (iii) the Repurchase Date.

“Compliance Plan” means a plan intended to result in compliance by the Issuer with the Portfolio Criteria as of the Effective Date.

“Computer Records” means the computer records generated by the Servicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Trust Depositor pursuant to Section 2.01 (and any Additional Loans and any Substitute Loans conveyed to the Trust Depositor pursuant to Section 2.06 and Section 11.01, respectively).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, with respect to the Trustee or Owner Trustee, as applicable, the office of the Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“Credit and Collection Policy” means the written credit policy and procedures manual (which covers credit, collection and servicing policies and procedures) of the Originator and the Servicer in effect on the Closing Date (a copy of which is attached as Exhibit K), as amended or supplemented from time to time in accordance with Section 5.02(l), a copy of which has been provided to the Trust Depositor, the Issuer, the Owner Trustee and the Trustee; and with respect to any Successor Servicer, the written collection policies and procedures of such Person at the time such Person becomes a Successor Servicer.

“Credit Impaired Criteria” with respect to any Loan, the occurrence of any of the following:

(i)            such Loan has been downgraded or placed on watch list for possible downgrade by Moody’s since the date on which such Loan was purchased by the Issuer; or

(ii)           (a) the spread for such Loan has been increased since the date of purchase by (1) 0.25% or more (in the case of a Loan with a spread over the applicable reference rate selected by the Servicer in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 2.0%), (2) 0.375% or more (in the case of a Loan with a spread over the applicable reference rate selected by the Servicer in the exercise of its reasonable business judgment (prior to such increase) greater than 2.0% but less than or equal to 4.0%) or (3) 0.5% or more (in the case of a Loan with a spread over the applicable reference rate selected by the

Servicer in the exercise of its reasonable business judgment (prior to such increase) greater than 4.0%) due, in each case, to a deterioration in the related borrower’s financial ratio or financial results in accordance with the underlying Loan or (b) other than in case of any Fixed Rate Loan, the Market Value of such Loan has decreased by at least 1.0% of the price paid by the Issuer for such Loan due to a deterioration in the related Obligor’s financial ratio or financial results with respect to such Loan.

“Credit Impaired Loan” means any Loan in the Collateral that is not a Charged-Off Loan but which, in the Servicer’s reasonable business judgment, has a significant risk of declining in credit quality or becoming a Charged-Off Loan; provided that, if the rating of the Class A Notes or Class B Notes has been reduced by one or more rating subcategories from that in effect on the Closing Date or withdrawn by Moody’s or S&P (unless it has been reinstated to the rating assigned on the Closing Date), or the rating of the Class C Notes or the Class D Notes has been reduced by two or more rating subcategories from that in effect on the Closing Date or withdrawn by Moody’s (unless it has been reinstated to the rating assigned on the Closing Date), then such Loan shall not be considered a Credit Impaired Loan unless it satisfies the Credit Impaired Criteria.

“Cumulative Additional Principal Amount” means, (a) as of the initial Distribution Date, an amount equal to zero, or (b) as of any Distribution Date after the initial Distribution Date, an amount equal to the aggregate of amounts applied as Additional Principal Amounts on prior Distribution Dates.

“Cumulative Charged-Off Amount” means, as of any Distribution Date, an amount equal to the sum of (i) the sum of the Outstanding Loan Balances of all Loans which have become Charged-Off Loans minus the sum of the Recovery Value of all Loans which have become Charged-Off Loans and (ii) the sum, for all Loans (other than Charged-Off Loans) which have been sold pursuant to this Agreement, of the excess, if any, of the Outstanding Loan Balance of each such Loan at the time of sale over the applicable Sale Proceeds (exclusive of accrued interest and of any amount reimbursable to the Servicer therefrom pursuant to this Agreement) received with respect to such Loan, in each case during the period from the Closing Date or the Cut-Off Date, as applicable, to and including the last day of the Due Period immediately preceding such Distribution Date.

“Current Pay Loan” means a Loan in the Collateral (other than a DIP Loan) that would be a Charged-Off Loan but for the exclusion of Current Pay Loans from the definition thereof and:

(i)            as to which all interest and principal payments due (other than any principal payments due solely as a result of the commencement of an Insolvency Proceeding) have been paid in cash and the Servicer has documented and certified its assessment that it reasonably expects that the remaining scheduled interest and principal payments due will be paid in cash when due;

(ii)           (a) such Loan has a Moody’s Rating of either (1) at least “Caa1” (and if rated “Caa1”, such rating is not on “Watch List” for downgrade) and the Market Value of such Loan is at least 80% of par, or (2) at least “Caa2” (or “Caa1” and on “Watch List” for downgrade) and the Market Value of such Loan is at least 85% of par and, in the case of a rating of “Caa2”, such rating is not on “Watch List” for downgrade, provided that if the Moody’s Rating of such Loan has been withdrawn, then, solely for the purposes of this definition, the rating of such Loan shall be deemed to be the Moody’s Rating of such Loan immediately prior to the withdrawal of such rating; and (b) if the Obligor is the subject of a bankruptcy proceeding an order of the bankruptcy court shall have been entered that permits such Obligor to make the scheduled interest payments on such Loan; and

(iii)          the S&P Rating Condition shall have been satisfied with respect to the classification of such Loan as a Current Pay Loan;

provided that not more than 7.5% of the Aggregate Outstanding Loan Balance as of the last day of any Due Period may consist of Current Pay Loans, and, to the extent that the aggregate Outstanding Loan Balance of Current Pay Loans included in the Collateral exceeds 7.5% of the Aggregate Outstanding Loan Balance as of any such day, the Current Pay Loans representing such excess Outstanding Loan Balance shall constitute Charged-Off Loans and not Current Pay Loans.

“Current Portfolio” means the portfolio (measured by the outstanding principal balance and treating Revolving Loans and Delayed Draw Term Loans as fully funded) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections existing immediately prior to the applicable Measurement Date.

“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Due Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Due Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency, including any accelerated amortization due to structural features of the related Loan.

“Cut-Off Date” means each date after the Closing Date on which an Additional Loan or Substitute Loan is transferred to the Issuer.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq., as the same may be amended from time to time.

“Delayed Draw Term Loan” means a Loan that is fully committed on the initial funding date thereof and is required by its terms to be fully funded in one or more installments on draw dates to occur within three years after the closing date thereof but which, once fully funded, has the characteristics of a Term Loan; provided that, once fully funded, such Loan will cease to be a Delayed Draw Term Loan.

“Delinquent Loan” means a Loan (that is not a Charged Off Loan) in the Collateral as to which there has occurred one or more of the following:

(a)                                  in the case of a Loan which is neither publicly rated by Moody’s nor publicly rated by S&P, any portion of a payment of interest on or principal of such Loan is not paid when due (after giving effect to any applicable grace period (subject in all cases to a maximum grace period of five Business Days) but without giving effect to any Scheduled Payment Advance made in respect of such payment of interest or principal); provided that, if the Servicer reasonably believes all delinquencies will be cured within 60 calendar days of when such delinquent payment was first due, such Loan shall only be deemed a Delinquent Loan if all such delinquencies are not cured within such 60 day period; provided further that the Servicer’s option described in the foregoing proviso shall at any time extend only to the lesser of (1) three Loans and (2) five percent of the Aggregate Outstanding Loan Balance;

(b)                                 in the case of a Loan which is publicly rated by Moody’s or S&P, any portion of a payment of interest on or principal of such Loan is not paid when due (after giving effect to any applicable grace period (subject in all cases to a maximum grace period of five Business Days) but without giving effect to any Scheduled Payment Advance made in respect of such payment of interest or principal);

(c)                                  consistent with the Credit and Collection Policy such Loan would be classified as delinquent by the Servicer or the Originator;

(d)                                 the Loan shall have been amended or modified due to the Obligor’s inability to make payments of principal or interest under such Loan in a manner that would reduce the interest rate payable by the Obligor thereunder;

(e)                                  the Loan shall have been amended or modified in a manner other than as specified in clause (d) above due to the Obligor’s inability to make any portion of a payment of interest on or principal of such Loan when due (after giving effect to any applicable grace period, subject in all cases to a maximum grace period of five Business Days);

(f)                                    the Loan shall have been subject to a modification of the type described in clause (e) of the definition of Specified Amendment;

(g)                                 the Loan shall have been subject to a modification of the type specified in clauses (a) through (d) of the definition of Specified Amendment and within 60 days after the effective date of the relevant Specified Amendment the Servicer has not delivered notice to S&P of such modification; or

(h)                                 any Additional Loan or Substitute Loan which, within 60 days after the related Cut Off Date, the Servicer has not submitted to each Rating Agency for rating; provided that such Loan shall not be deemed a Delinquent Loan by reason of the Servicer’s failure to present such Loan to Moody’s if such Loan has a Moody’s Rating determined in accordance with clause (e) of the definition thereof;

provided that if any Loan to an Obligor is a Delinquent Loan, or if any Loan to an Obligor from the Originator or any entity controlled by the Originator would be a Delinquent Loan if owned by the Issuer, then all Loans to that Obligor ranked equally with, or subordinated in right of payment to, such Delinquent Loans shall be deemed to be Delinquent Loans; provided further that such Loan or Loans shall cease to be deemed delinquent as of the date that each Loan which caused any other Loan to be deemed delinquent in accordance with the preceding proviso has become a performing Loan and maintained such status for a period of 12 consecutive months.

“Determination Date” means, with respect to a Distribution Date, the close of business on the fifth Business Day prior to such Distribution Date.

“DIP Loan” means a loan to an Obligor that is a “debtor-in-possession” as defined under the Bankruptcy Code, the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i)(a) such DIP Loan is fully secured by liens on the debtor’s otherwise unencumbered assets pursuant to §364(c)(2) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, or (b) such DIP Loan is secured by liens of equal or senior priority on property of such debtor’s estate that is otherwise subject to a lien pursuant to §364(d) of the Bankruptcy Code or any other applicable bankruptcy or insolvency law, and (ii) such DIP Loan is fully secured based upon a current valuation or appraisal report. Notwithstanding the foregoing, such a Loan shall not be deemed to be a DIP Loan following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Code.

“Distribution Date” means each 20th day of each December, March, June and September commencing on December 20, 2006 and ending on the Stated Maturity Date; provided that, if any such date is not a Business Day, the date of payment will be the next succeeding Business Day.

“Diversity Score” means the single number that indicates collateral concentration for Loans in terms of both Obligor and industry concentration, which is calculated as described in Annex A.

“Diversity Test” means a test that will be satisfied, as of any date of determination, if the Diversity Score equals or exceeds the Diversity Score set forth in the Collateral Quality Table in the appropriate column opposite the then-current Reference Spread, in each case as of such date of determination.

“Dollar” and “$” means the lawful currency of the United States.

“Downgrade Event” means the reduction or withdrawal of the rating issued by either of Moody’s or S&P on the Closing Date with respect to any outstanding class of Offered Notes and the Class D Notes.

“Draw” means a borrowing made by the Issuer (at the direction of the Servicer) in accordance with the Class A-1A VFN Purchase Agreement under the Class A-1A VFN Notes on any Business Day prior to the Commitment Termination Date.

“Draw Date” means the date of any Draw.

“Due Period” means, with respect to the first Distribution Date, the period from and including the Closing Date to but excluding the 5th day of the calendar month in which the first Distribution Date occurs, and for any Distribution Date thereafter, the period from and including the 5th day of the calendar month in which the prior Distribution Date occurred to but excluding the 5th day of the calendar month in which such Distribution Date occurs.

“Effective Date” means the earlier of (a) the date which is fifteen Business Days prior to the Distribution Date occurring in June, 2007 and (b) the date on which the Servicer certifies to the Trustee that the Aggregate Outstanding Loan Balance of the Loans purchased by the Issuer for inclusion in the Collateral, together with any Principal Collections, equals the Expected Aggregate Outstanding Loan Balance.

“Effective Date Ratings Confirmation” shall have the meaning provided in Section 2.06(g).

“Elevation” shall have the meaning provided in Section 13.22.

“Elevation Date” shall have the meaning provided in Section 13.22.

“Eligible Asset” shall have the meaning provided in Rule 3a-7 under the 1940 Act.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have, in the case of Moody’s, a short-term credit rating of “P-1” and in the case of S&P a commercial paper short-term debt rating of “A-1+” and a long-term unsecured debt rating of at least “AA–”.

“Eligible Loan” means, on and as of the Closing Date (or, in the case of a Participation described in clause (ix) below, the date that is 60 days after the Closing Date) in the case of the Initial Loans and as of the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, a Loan as to which each of the following is true; provided that any Loan which has an S&P Rating shall not include a “p”, “pi”, “q”, “r” or “t” subscript:

(i)            the Loan is a Large Middle Market Loan, Traditional Middle Market Loan, Broadly Syndicated Loan (and including, for a period of 60 calendar days after the Closing Date, Participations therein) or a Qualified Participated Loan;

(ii)           the Loan is an Eligible Asset;

(iii)          the Loan is Registered;

(iv)          the Obligor with respect to the Loan is an Eligible Obligor;

(v)           the Loan is denominated and payable only in U.S. Dollars and does not permit the currency in which or country in which the Loan is payable to be changed;

(vi)          the Obligor with respect to the Loan or, if such Loan is an Agented Loan, the paying agent with respect thereto, has been directed to make all Scheduled Payments to the Principal and Interest Account;

(vii)         the Loan does not contravene any Applicable Laws (including, without limitation, laws, rules and regulations, if applicable, relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, licensing and privacy) and no part thereof is in violation of Applicable Law;

(viii)        all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of the Loan have been duly obtained, effected or given and are in full force and effect;

(ix)           the Loan is eligible under the Underlying Loan Agreement to be sold, assigned or transferred to the Trust Depositor and the Issuer, respectively (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC), and neither the sale, transfer or assignment of the Loan under the Loan Sale Agreement and this Agreement to the Trust Depositor and the Issuer, respectively, nor the granting of a security interest under the Indenture to the Trustee, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance; provided that this clause shall not apply (a) to Qualified Participated Loans or (b) for a period of 60 days after the Closing Date, to all other Participated Loans, which will be converted to full assignments within 60 days following the Closing Date;

(x)            the Loan is not the subject of an offer of exchange or tender by its issuer, for cash, securities or any other type of consideration, and has not been called for redemption or tender into any other security or property;

(xi)           the Loan (a) is not an equity security, (b) does not provide for the conversion or exchange into an equity security at any time on or after the date it is included as part of the Collateral, and (c) does not constitute, and none of the Related Property securing the Loan constitutes, Margin Stock;

(xii)          the Loan is not a Loan with respect to which interest required by the Underlying Loan Agreement to be paid in cash has previously been deferred or capitalized as principal and not subsequently paid in full;

(xiii)         the Loan provides for a fixed amount of principal payable in cash no later than its stated or legal maturity;

(xiv)        all payments in respect of the Loan are required to be made free and clear of, and without deduction or withholding for or on account of, any taxes, unless such withholding or deduction is required by Applicable Law in which case the Obligor thereof is required to make “gross-up” payments that cover the full amount of any such withholding taxes on an after-tax basis;

(xv)         the information with respect to such Loan set forth on the list of Loans delivered to the Trustee is true and complete;

(xvi)        the repayment of the Loan is not subject to material non-credit related risk (for example, a Loan, the payment of which is expressly contingent upon the nonoccurrence of a catastrophe), as reasonably determined by the Servicer in accordance with the Credit and Collection Policy;

(xvii)       to the best of the Originator’s or the Trust Depositor’s knowledge, as applicable, if the Loan is a Third Party Acquired Loan, then immediately prior to the transfer and assignment (if applicable) contemplated by the instruments of conveyance relating to such Loan, the assignor (if any) held good and indefeasible title to, and was the sole owner of, the Loans being transferred to the Issuer, subject to no Liens except Liens which will be released simultaneously with such transfer and assignment (if applicable) and Liens permitted by the Transfer and Servicing Agreements; and immediately upon the transfer and assignment (if applicable) contemplated by the instruments of conveyance relating to such Loan, the Issuer will hold good and indefeasible title to, and be the sole owner of, each Loan, subject to no Liens except Liens in favor of the Trustee;

(xviii)      to the best of the Originator’s or the Trust Depositor’s knowledge, as applicable, (a) the Loan has been documented in a manner consistent with the Credit and Collection Policy and (b) the Loan is evidenced by a promissory note (other than in the case of a Noteless Loan), a credit agreement containing an express promise to pay, a security agreement or instrument and related loan documents that have been duly authorized and executed, are in full force and effect and constitute the legal, valid, binding and absolute and unconditional payment obligation of the related Obligor, enforceable against such Obligor in accordance with their terms (subject, as to enforcement only, to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity, whether considered in a suit at law or in equity), and there are no conditions precedent to the enforceability or validity of the Loan that have not been satisfied or validly waived;

(xix)         to the best of the Originator’s or the Trust Depositor’s knowledge, as applicable, all parties that have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein any Related Property is located, and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

(xx)          the Loan (i) was originated and underwritten, or purchased and re-underwritten, by the Originator, subject to, without limitation, the completion of a due diligence review, (ii) is fully documented, and (iii) is being serviced by the Servicer, in accordance with the Credit and Collection Policy and the Servicing Standard;

(xxi)         in the case of a Third Party Acquired Loan, such Loan (i) was acquired by the Issuer in an arm’s length transaction at the fair market value thereof as of the related date of acquisition, (ii) is fully documented and (iii) is being serviced by the Servicer, in each case in accordance with the Credit and Collection Policy and the Servicing Standard;

(xxii)        the Loan has an original term to maturity that does not exceed 120 months and the Loan matures prior to the Stated Maturity Date;

(xxiii)       all of the original or certified Required Loan Documents with respect to the Loan have been, or will be, delivered to the Trustee on or prior to the Closing Date (in the case of an Initial Loan) and the applicable Cut-Off Date (in the case of an Additional Loan or

Substitute Loan), and all Servicing Files are being or shall be maintained at the principal place of business of the Servicer in accordance with the Servicing Standard;

(xxiv)       the Loan is not currently delinquent in payment and, since its origination or purchase, the Loan has never been more than 30 days delinquent in payment of either principal or interest;

(xxv)        the Originator has not received notice of a material default, breach, violation or event or condition which would give rise to a right of acceleration existing under the Underlying Loan Agreement related to the Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event or condition which would give rise to a right of acceleration of the Loan;

(xxvi)       to the best of the Originator’s or the Trust Depositor’s knowledge, as applicable, no provision of the Required Loan Documents has been waived, modified, or altered in any respect by the Originator or any of its Affiliates on or after (i) the date on which the Originator originated or acquired the related Loan, in the case of a Loan acquired by the Issuer from the Originator, or (ii) the date on which the Issuer acquired the related Loan, in the case of a Third Party Acquired Loan, except in accordance with the Credit and Collection Policy and the Servicing Standard and by instruments duly authorized and executed and contained in the Required Loan Documents and recorded, if necessary, to protect the interests of the Noteholders and which has been delivered to the Trustee or, with respect to any Agented Loan, to the custodian or collateral agent with respect thereto;

(xxvii)      the Loan is neither a new loan that replaced a prior loan by the Originator or any of its Affiliates to the Obligor that was a Delinquent Loan or a Charged-Off Loan nor an extension of credit by the Originator to the Obligor for the purpose of (i) making any past due principal, interest or other payments due on the Loan, (ii) preventing such Loan or any other loan to the related Obligor from becoming past due or (iii) causing a Delinquent Loan or a Charged-Off Loan to cease to be so classified;

(xxviii)     other than in the case of Permitted PIK Loans, the Loan does not permit interest to be deferred or capitalized;

(xxix)       the Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, by the related Obligor (including any account debtor or Person obligated to make payments on the Loan to such Obligor), nor will the operation of any of the terms of the Underlying Loan Agreement, or the exercise of any right thereunder, render the Underlying Loan Agreement unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Underlying Loan Agreement with respect to the Loan provide for an affirmative waiver by the related Obligor of all rights of rescission, set-off and counterclaim against the Originator and its assignees;

(xxx)        the Loan does not contain a confidentiality provision that restricts or purports to restrict the ability of the Trustee to exercise its rights under the Transfer and Servicing

Agreements, including, without limitation, its rights to review the Loan, the Required Loan Documents and Loan File;

(xxxi)       other than with respect to Agented Loans, the Originator has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee as specified in this Agreement and in the Indenture and in any Insurance Policies applicable to the Loan;

(xxxii)      the Loan provides for cash payments that fully amortize the Outstanding Loan Balance of such Loan on or by its maturity and does not provide for such Outstanding Loan Balance to be discounted pursuant to a prepayment in full;

(xxxiii)     such Loan does not permit interest to be capitalized in its entirety or contain payment obligations relating to “put rights” by the related Obligor;

(xxxiv)     the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(xxxv)      such Loan was purchased for a price equal to or greater than 90% of par, provided that Loans purchased for a price lower than 90% of par may comprise 7.5% of the Aggregate Outstanding Loan Balance;

(xxxvi)     such Loan is not a Revolving Loan or a Delayed Draw Term Loan, provided that any such Loan shall be deemed an Eligible Loan if the sum of the Outstanding Loan Balances of all Revolving Loans plus the sum of the undrawn portions of all Delayed Draw Term Loans does not exceed 12.5% of the Aggregate Outstanding Loan Balance;

(xxxvii)    if the Loan is one of a number of loans made to the same Obligor at the same seniority in such Obligor’s capital structure, such Loan and any other loans to the same Obligor contain standard cross-collateralization and cross-default provisions; and

(xxxviii)   if the Loan is an Agented Loan:

(i)                                     the related Required Loan Documents (A) shall include a note purchase or similar agreement containing provisions relating to the appointment and duties of a paying agent and a collateral agent and in such capacity such agent has the right to receive and collect payments and to enforce the Obligor’s obligations on behalf of all holders of the Obligor’s underlying indebtedness at the direction of the requisite majority of the underlying lenders and (B) if the note in respect of such Agented Loan was issued in a transaction involving more than one class of notes, intercreditor provisions;

(ii)                                  if the entity serving as the collateral agent of the security for all notes of the Obligor issued under the applicable Underlying Loan Agreement has changed from the time of the origination of the Loan, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the holders of the indebtedness of the Obligor under such facility have been executed and filed or recorded as appropriate prior to such Loan becoming a part of the Collateral;

(iii)                               all required notifications, if any, have been given to the collateral agent, the paying agent and any other parties required by the Underlying Loan Agreement of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of such Loan and the Originator’s right, title and interest in the Related Property to the Trust Depositor, the assignment thereof to the Issuer and the Trustee’s security interest therein on behalf of the Noteholders;

(iv)                              the right to control the actions of and replace the collateral agent and/or the paying agent of the Obligor’s indebtedness under the facility is to be exercised by at least a majority in interest of all holders of such indebtedness; and

(v)                                 all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such notes, (B) are secured by, and share in the proceeds of the sale or other disposition of, such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property;

“Eligible Obligor” means, on any date of determination, any Obligor that:

(i)            is a business organization (and not a natural person) that is duly organized and validly existing under the laws of its jurisdiction of organization;

(ii)           such Obligor is duly organized and validly existing under the laws of, or all or substantially all of its assets are located in, the United States, Canada, or any Group I Country, Group II Country or Group III Country;

(iii)          is a legal operating entity or holding company (except with respect to a Loan to an SPE Obligor);

(iv)          is not a Governmental Authority;

(v)           is not an Affiliate (other than with respect to an SPE Obligor) of Ares Capital, the Servicer, the Trust Depositor or the Issuer;

(vi)          is not the subject of an Insolvency Proceeding; and

(vii)         is not an Obligor of a Charged-Off Loan or Delinquent Loan; provided that an Obligor with respect to a Charged-Off Loan or a Delinquent Loan shall cease to be disqualified under this clause (vii) as of the date that each Loan which caused such Obligor to be so disqualified has become a performing Loan and maintained such status for a period of 6 consecutive months.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Permitted Investments.

“Enterprise Value” means, with respect to any Obligor, as of any date of determination, (i) if such Obligor has been the subject of a merger, acquisition or recapitalization transaction within the most recent three months, the valuation of such Obligor as an entirety as determined in connection with such transaction, as such valuation may be reduced as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor occurring during such three month period, and (ii) in all other cases, the valuation of such Obligor as an entirety as determined by the Servicer in its reasonable discretion and in a manner consistent with the Credit and Collection Policy, giving due consideration to transactions involving enterprises comparable to such Obligor which have been consummated within the three months prior to such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials, and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Liquidation Proceeds” means, as of any Distribution Date, the positive excess of the cumulative Liquidation Proceeds received on Charged-Off Loans over the sum of the cumulative Recovery Values of all Charged-Off Loans and the aggregate of all Excess Liquidation Proceeds distributed on prior Distribution Dates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) any amount received by, on or with respect to any Loan in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on such Loan, (ii) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Loan which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (iii) any amount with respect to any Loan substituted, sold, retransferred or replaced under Sections 2.05, 2.06 or 11.01, to the extent such amount is attributable to a time after the effective date of such substitution, sale, retransfer or replacement, (iv) any fee retained by the Originator in connection with the origination of any Loan, and (v) any amount permitted to be retained by the Servicer as an Excluded Amount hereunder.

“Expected Aggregate Outstanding Loan Balance” means $400,000,000.

“Exposure Amount” as of any date means, with respect to any Revolving Loan or Delayed Draw Term Loan, the excess, if any, of (a) the maximum commitment of the Issuer under the terms of the related loan agreement to make loans or issue, fund, reimburse or cash collateralize letters of credit (and, for the avoidance of doubt, the Issuer’s commitment in respect of a Charged-Off Loan or a Loan as to which the commitment to make additional loans or issue, fund, reimburse or cash collateralize letters of credit thereunder has been terminated shall be zero) over (b) the sum of the outstanding principal balance and the aggregate amount of all issued and outstanding letters of credit with respect to such Revolving Loan or Delayed Draw Term Loan, as the case may be, as of such date.

“Fair Market Value” means for a Loan (including a Charged-Off Loan) the value determined within ten days prior to the sale of such Loan to an Affiliate:

(i)                                     as the average of the bid side prices determined by the Servicer based upon information from three unaffiliated loan market participants (or, if the Servicer is unable to obtain bids from three such participants, then from such lesser number of unaffiliated loan market participants as the Servicer can obtain using efforts consistent with the Servicing Standard);

(ii)                                  if a value cannot be obtained pursuant to the means contemplated by clause (i) after reasonable efforts by the Servicer, through a Valuation; or

(iii)                               if a value cannot be obtained pursuant to the means contemplated by clauses (i) and (ii) after reasonable efforts by the Servicer, by the Servicer in its judgment exercised in accordance with the Servicing Standard.

“FDIC” shall mean the Federal Deposit Insurance Corporation and any successor thereto.

“Finance Charges” means, with respect to any Loan, any interest or finance charges owing by an Obligor pursuant to or with respect to such Loan.

“First Lien Loan” means a Loan which (i) is not, except as provided in the last sentence of this definition, by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, (ii) is secured by a valid first priority perfected security interest or Lien in, to or on specified Related

Property subject to customary permitted Liens (whether or not the Issuer and any other lenders are also granted a security interest of a lower priority in additional Related Property), and (iii) is secured by Related Property having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate Outstanding Loan Balance of all other Loans of equal seniority secured by a first Lien or security interest in the same Related Property. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Collateral. The right to receive the proceeds of designated Related Property subject to a set of contractual payment priorities affecting debt issued under or governed by the same Underlying Loan Agreement will not prevent a Loan that satisfies the express requirements hereof from being a First Lien Loan.

“Fixed Rate Excess” means, as of any date of determination, an amount equal to a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Coupon for such date over 12% and (b) the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding any Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such date and the denominator of which is equal to the Aggregate Outstanding Loan Balance, in each case solely to the extent that the Fixed Rate Excess is included in the calculation of the Weighted Average Spread as of such date. In determining the Fixed Rate Excess on any date of determination, the Weighted Average Coupon will be calculated as if the Floating Rate Excess were equal to zero, and Loans that are Charged-Off Loans, Delinquent Loans and Credit Impaired Loans will be included in the calculations described herein if, as of such date, such Loans are paying in full current interest pursuant to the terms of their Underlying Note or, if a Noteless Loan, the related Underlying Loan Agreement.

“Fixed Rate Loan” means a Loan, other than a Floating Rate Loan, where the Loan Rate payable by the Obligor thereunder is expressed as a fixed rate of interest.

“Floating LIBOR Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Underlying LIBOR Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Underlying LIBOR Rate.

“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Underlying Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Underlying Prime Rate.

“Floating Rate Excess” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which is equal to the product of (a) the excess, if any, of the Weighted Average Spread for such date over the Minimum Weighted Average Spread for such date and (b) the sum of the Outstanding Loan Balances of all Floating Rate Loans (excluding Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such date, and the denominator of which is the Aggregate Outstanding Loan Balance, in each case solely to the extent that the Floating Rate Excess is included in the calculation of the Weighted

Average Coupon in the Collateral as of such date. In computing the Floating Rate Excess on any date of determination, the Weighted Average Spread for such date will be computed as if the Fixed Rate Excess were equal to zero, and Loans that are Charged-Off Loans, Delinquent Loans and Credit Impaired Loans will be included in the calculations described herein if, as of such date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note or, if a Noteless Loan, the related Underlying Loan Agreement.

“Floating Prime Rate Loan” means, as of any date of determination, a Loan where the Loan Rate payable by the Obligor thereof in respect of the majority of the Outstanding Loan Balance of such Loan is based on the Underlying Prime Rate plus some specified percentage in addition thereto, and the Loan provides that such Loan Rate will reset upon any change in the related Underlying Prime Rate.

“Floating Rate Loan” means a Floating LIBOR Rate Loan, a Floating Prime Rate Loan or a Swapped Floating Rate Loan.

“Foreclosed Property” means Related Property acquired by the Issuer for the benefit of the Noteholders in foreclosure or by deed in lieu of foreclosure or by other legal process.

“Funding Entity” means, with respect to any Class A-1A VFN Noteholder, any Liquidity Provider party to a Liquidity Facility entered into by such Holder in connection with the Class A-1A VFN Purchase Agreement or a guarantor of such Liquidity Provider.

“Funding I Transaction” means the Sale and Servicing Agreement, dated as of November 3, 2004 (as amended or supplemented from time to time) by and among Ares Capital, as originator and as servicer, Ares Capital CP Funding LLC, as borrower, each of the conduit purchasers and institutional purchasers party thereto, each of the purchaser agents from time to time party thereto, Wachovia Capital Markets, as administrative agent, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as backup servicer and U.S. Bank National Association, as trustee, as amended.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Group I Country” means any of The Netherlands, the United Kingdom, Australia and New Zealand.

“Group II Country” means any of Germany, Ireland, Sweden and Switzerland.

“Group III Country” means any of Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway and Spain.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” and “P-1”, and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

“Holder” means (a) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (b) with respect to a Note, the Person in whose name such Note is registered in the Note Register; provided that, unless repugnant to the context, Holder shall be deemed to include the beneficial owner of such Certificate or Note.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and the Trustee, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Indenture Collateral” shall have the meaning provided in the “granting clause” of the Indenture.

“Independent” means, when used with respect to any specified Person, the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Trust Depositor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Trust Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, trustee, partner, director or person performing similar functions.

“Independent Accountants” shall have the meaning provided in Section 2.06(g).

“Ineligible Loan” means any Loan that is not an Eligible Loan due to a breach of a representation or warranty as of its date of transfer to the Issuer which materially and adversely affects the value of the Loan or the interest of the Securityholders therein (notwithstanding that such representation or warranty was made to the Originator’s or the Trust Depositor’s best knowledge).

“Initial Aggregate Outstanding Loan Balance” means the Aggregate Outstanding Loan Balance as of the Closing Date of the Initial Loans transferred to the Issuer on the Closing Date.

“Initial Class A-1A Principal Balance” means $75,000,000.

“Initial Class A-1A VFN Principal Balance” means an amount equal to zero.

“Initial Class A-1B Principal Balance” means $14,000,000.

“Initial Class A-2A Principal Balance” means $75,000,000.

“Initial Class A-2B Principal Balance” means $33,000,000.

“Initial Class B Principal Balance” means $23,000,000.

“Initial Class C Principal Balance” means $44,000,000.

“Initial Class D Principal Balance” means $32,000,000.

“Initial Class E Principal Balance” means $54,000,000.

“Initial Loan Assets” means any assets acquired by the Trust Depositor from the Originator and by the Issuer from the Trust Depositor on the Closing Date pursuant to Section 2.01, which assets shall include the Trust Depositor’s (or Originator’s, as applicable) right, title and interest in the following:

(i)            the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Closing Date and all Liquidation Proceeds and recoveries thereon;

(ii)           all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)          all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)          the Transaction Accounts together with all cash and investments in each of the foregoing;

(v)           all collections and records (including Computer Records) with respect to the foregoing;

(vi)          all documents relating to the applicable Loan Files; and

(vii)         all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to Section 2.02(d).

“Initial Purchaser” means Wachovia Capital Markets, LLC.

“Insolvency Event” means, with respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering liability and physical damage to or loss of the applicable Related Property, including, but not limited to, title, hazard, life, accident and/or flood insurance policies.

“Insurance Proceeds” means any amounts payable or any payments made on or with respect to a Loan or the Related Property under any Insurance Policy which are not applied or paid by the Obligor or the Servicer, as applicable, to the restoration or repair of the Related Property or released to the Obligor, another creditor or any other Person in accordance with the Applicable Law, the Required Loan Documents, the Credit and Collection Policy, the Servicing Standard and this Agreement, net of costs of collection.

“Interest Amount” means, with respect to any Distribution Date, the Class A-1A Interest Amount, the Class A-1A VFN Interest Amount, the Class A-1B Interest Amount, the Class A-2A Interest Amount, the Class A-2B Interest Amount, the Class B Interest Amount, the Class C Interest Amount, and the Class D Interest Amount payable on such Distribution Date, as applicable.

“Interest Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Interest Collections” means the aggregate of:

(i)            amounts deposited into the Principal and Interest Account in respect of:

(a)           all payments received on or after the Closing Date on account of interest on the Loans (including Net Trust Swap Receipts, Finance Charges, fees and the deferred interest component of a Permitted PIK Loan) and all late payment, default and waiver charges;

(b)           the Excess Liquidation Proceeds;

(c)           Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);

(d)           all proceeds from any other Related Property securing the Loans (other than amounts released or to be released to the Obligor or others);

(e)           the interest portion of any amounts received (1) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (2) as Scheduled Payment Advances that the Servicer determines to make; and

(f)            the portion of any Sale Proceeds which constitute Sale Premiums and accrued interest; and

(g)           Swap Breakage Receipts plus

(ii)           investment earnings on funds invested in Permitted Investments in the Transaction Accounts; minus

(iii)          the amount of any losses incurred in connection with investments in Permitted Investments in the Transaction Accounts.

“Interest Distributable Amount” means, as of any Distribution Date, the amount of Interest Collections remaining after distribution of amounts under clauses 1 through 7 under Section 7.05(a).

“Interest Distributable Test” means a test satisfied on any Distribution Date if the Interest Distributable Amount exceeds the sum of the Additional Principal Amount and the Required Reserve Amount for such Distribution Date.

“Interest Period” means, for the first Distribution Date, the period commencing on the Closing Date (or, in the case of the Class A-1A VFN Notes, on the date of any Draw under the Class A-1A VFN Notes) and ending on the day before the first Distribution Date (or, in the case of prepayment of any portion of the Class A-1A VFN Notes before such Distribution Date, ending on the day before the related Interim Distribution Date); and thereafter, the period commencing on a Distribution Date (or, in the case of any incremental Draw under the Class A-1A VFN Notes, from the date of such Draw) and ending on the day before the next Distribution Date (or, in the case of prepayment of any portion of the Class A-1A VFN Notes before such Distribution Date, ending on the day before the related Interim Distribution Date).

“Interest Shortfall” means, with respect to each Class of Offered Notes and Class D Notes and any Distribution Date, as applicable, an amount equal to the excess, if any, of (i) the Interest Amount with respect to such Class of Notes over (ii) the amount of interest actually paid to such Class of Notes, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Note Interest Rate).

“Interim Distribution Date” means any Business Day occurring prior to the Stated Maturity Date on which a Class A-1A VFN Prepayment is made.

“Interim Test Date” means each Distribution Date occurring during the Ramp-Up Period.

“Interim Tests” means tests that are satisfied if, as of any Interim Test Date, (a) the Issuer has achieved the target level set forth in such Schedule II with respect to (i) the Diversity Score, (ii) the Moody’s Weighted Average Rating, (iii) the Weighted Average Spread and (iv) the Aggregate Outstanding Loan Balance or (b) in the event that any of the tests set forth in clause (a) are not satisfied as of such date, the Servicer, on behalf of the Issuer, has delivered a Compliance Plan to the Trustee and the Rating Agencies.

“Investment” means, with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans pursuant to the Transaction Documents.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Principal and Interest Account, the Note Distribution Account and the Reserve Fund, to be credited to the Principal and Interest Account on the applicable Distribution Date pursuant to Section 7.01 and Section 7.03.

“Ireland Paying Agent” means initially, the Paying Agent in Ireland appointed by the Issuer pursuant to Section 3.03 of the Indenture, and any successor Paying Agent appointed by the Issuer pursuant to such Section 3.03 of the Indenture.

“Irish Stock Exchange” means the Irish Stock Exchange and any successor securities exchange thereto on which the Listed Notes may be listed for trading.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement, consisting of the Loan Assets.

“Large Middle Market Loan” means any Loan issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) greater than $125,000,000 but less than $250,000,000, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“LIBOR” shall have the meaning provided in Section 7.06.

“LIBOR Determination Date” shall have the meaning provided in Section 7.06.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any Subservicer) and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Charged-Off Loan and, if requested by the Trustee, the Servicer must provide to the Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Charged-Off Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (i) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (ii) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(c).

“Liquidity Facility” means a liquidity loan agreement, credit facility and/or purchase agreement providing for the several commitments of the Liquidity Providers party thereto in the aggregate to make loans to, or acquire interests in the assets of, a Class A-1A VFN Noteholder in an aggregate principal amount at any one time outstanding at least equal to the Class A-1A VFN Commitments of such Holder.

“Liquidity Provider” means one or more banks or other institutions or entities from which a Class A-1A VFN Noteholder is entitled to borrow from or to which a Class A-1A VFN Noteholder is entitled to sell an interest in assets under a Liquidity Facility and any guarantor of any such Liquidity Facility.

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Additional Loans or Substitute Loans transferred to the Issuer on the related Cut-Off Date (together with, if applicable, a deletion from such list of the related Loan or Loans identified on the corresponding Loan Asset Certificate), and which list in each case (a) identifies by account number and primary Obligor name of each such Loan included in the Collateral and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of Additional Loans or Substitute Loans, and (ii) the maturity date, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.

“Listed Notes” means the Class A-1A Notes, the Class A-1B Notes, the Class A-2A Notes, the Class A-2B Notes, Class B Notes, Class C Notes and the Class D Notes.

“Loan” means, an individual loan to an Obligor, or portion thereof including, as applicable, Traditional Middle Market Loans, Large Middle Market Loans and Broadly Syndicated Loans that satisfy certain representations and warranties described herein and that arise under certain single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by Ares Capital or one of its Affiliates, and include Term Loans, Delayed Draw Term Loans and Revolving Loans, First Lien Loans, Second Lien Loans and Subordinated Loans and, for a period of 60 calendar days after the Closing Date (other than in the case of Qualified Participated Loans which the Originator expects will become part of the Collateral during the Ramp-Up Period as Additional Loans and will remain Participated Loans for so long as such Loans are included in the Collateral, which would represent not more than 5% of the Aggregate Outstanding Loan Balance), Participations therein, which are expected to be converted into full assignments within 60 days following the Closing Date.

“Loan Asset Certificate” means, with respect to any repurchase of Ineligible Loans or any transfer of Substitute Loans or Additional Loans to the Issuer in accordance with Section 11.01 or Section 2.06, as applicable (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice in the form of Exhibit F, signed both by the Trust Depositor and the Originator, (i) identifying the Loans to be repurchased or the Substitute Loans or Additional Loans to be transferred, and the date of repurchase or Cut-Off Date with respect to such Loan Assets to be repurchased, Substitute Loans or Additional Loans, and (x) in the case of a Loan Asset Certificate relating to Additional Loans, the Outstanding Loan Balance of such Loans, or (y) in the case of a Loan Asset Certificate relating to Loan Assets to be repurchased or Substitute Loans, the reasons for the repurchase or substitution and the Transfer Deposit Amount in respect of such Loan Assets, and (ii) certifying that after giving effect to the acquisition or substitution of such Loans by the Issuer, the Portfolio Acquisition and Disposition Requirements and, solely with respect to any such acquisition or substitution effected after the Effective Date, the Portfolio Criteria, are satisfied.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Loan Checklist” means the list delivered by the Trust Depositor (or Servicer on its behalf) to the Trustee pursuant to Section 2.08 that identifies the type of loan being delivered and the items contained in the related Loan File.

“Loan File” means, with respect to any Loan and Related Property, each of the Required Loan Documents and, duly executed originals (to the extent required by the Credit and Collection Policy) and copies of any other Records relating to such Loan and Related Property (as identified in the Loan Checklist delivered to the Trustee).

“Loan Rate” means, (i) with respect to any Loan in a Due Period (other than a Swapped Floating Rate Loan), the current cash pay interest rate for such Loan in such period, as specified in the Underlying Notes or related Required Loan Documents and (ii) with respect to any Swapped Floating Rate Loan in a Due Period, the sum of (a) the excess of (1) the current cash pay interest rate for such Swapped Floating Rate Loan in such period as specified in the Underlying Notes or Required Loan Documents for such Loan over (2) the fixed rate of interest payable to the Swap

Counterparty for such Swapped Floating Rate Loan in such period as specified in the related Asset Specific Swap and (b) the floating rate of interest payable by the Swap Counterparty for such Swapped Floating Rate Loan in such period as specified in the related Asset Specific Swap.

“Loan Rate Index” means (a) in the case of a Floating Prime Rate Loan, the Underlying Prime Rate (b) in the case of a Floating LIBOR Rate Loan, the Underlying LIBOR Rate and (c) in the case of a Fixed Rate Loan, a fixed rate of interest.

“Loan Register” means, with respect to each Noteless Loan, the register in which the obligor (acting as an agent of the holder of such Noteless Loan) or the agent or collateral agent on such Loan will record, among other things, (i) the amount of such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (iii) the amount of any sum in respect of such Loan received from the Obligor and each lender’s share thereof, (iv) the date of origination of such Loan and (v) the maturity date of such Loan.

“Loan Sale Agreement” means the Commercial Loan Sale Agreement, dated as of the date hereof, between the Originator and the Trust Depositor, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Loan-to-Value” means, with respect to any Loan, as of any date of determination, the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (i) the maximum availability (as provided in the applicable loan documentation) of such Loan as of the date of its origination plus (ii) the maximum availability under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan and (b) the denominator of which is equal to the Enterprise Value of the Obligor with respect to such Loan.

“London Banking Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Majority Noteholders” means, as of any date of determination (i) prior to the payment in full of the Offered Notes and the Class D Notes, the Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of all Offered Notes and Class D Notes (voting as a single Class); provided that for purposes of the calculation described herein, the Class A-1A VFN Notes will be treated as Outstanding to the extent of the aggregate Class A-1A VFN Commitments in effect as of such date and (ii) from and after the payment in full of the Offered Notes and the Class D Notes, the Class E Noteholders evidencing more than 50% of the aggregate Outstanding Principal Balance of the Class E Notes.

“Mandatory Repurchase” shall have the meaning provided in Section 11.01.

“Mandatory Substitution” shall have the meaning provided in Section 11.01.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Market Value” means, for any Charged-Off Loan, Delinquent Loan or, for the purposes of determining whether such Loan is a Current Pay Loan or satisfies the Credit Impaired Criteria,

any Loan, the value of such Loan, as of the last day of the immediately preceding Due Period, determined as follows:

(a)                                  with respect to any Broadly Syndicated Loan or any Loan which is publicly rated by Moody’s or S&P:

(i)                                     the value determined as the average of the bid side prices determined by the Servicer based upon information from three unaffiliated loan market participants (or, if the Servicer is unable to obtain bids from three such participants, then the lower of such bids from two unaffiliated loan market participants);

(ii)                                  if a value cannot be obtained pursuant to the means contemplated by clause (a)(i) after reasonable efforts by the Servicer, the value determined through a valuation of the fair market value of such Loan established by reference to a third-party pricing service such a LoanX or LPC or other service selected by the Servicer in accordance with the Servicing Standard (provided that, if the fair market value is available from more than one pricing service, the highest such value so obtained shall be used) performed within 20 days following the applicable date of determination; or

(iii)                               if a value cannot be obtained pursuant to the means contemplated by clauses (a)(i) and (a)(ii) after reasonable efforts by the Servicer, the Market Value of such Loan for a period of 30 days after such date of determination shall be the market value determined by the Servicer in its judgment exercised in accordance with the Servicing Standard, and the Market Value of such Loan after such 30-day period shall be deemed to be zero; provided that the Servicer shall deliver an Officer’s Certificate to the Trustee and the Rating Agencies certifying that the Market Value of such Loan determined pursuant to this clause (a)(iii) is equal to a price at which the Servicer reasonably believes such Loan can be sold for within such 30-day period;

(b)                                 with respect to any other Loan, the value determined by the Servicer in its judgment exercised in accordance with the Servicing Standard.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations, performance or properties of the Originator, the Trust Depositor, the Issuer or the Servicer, (ii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of the Loans generally or any material portion of the Loans, (iii) the rights and remedies of the Trustee on behalf of the Noteholders, (iv) the ability of the Originator, the Trust Depositor, the Issuer, the Servicer, the Backup Servicer or the Trustee to perform in all material respects their respective obligations under this Agreement or any Transaction Document, or (v) the status, existence, perfection, priority or enforceability of the Trustee’s security interest in the Collateral on behalf of the Noteholders.

“Material Modification” means:

(i)            a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan and the related Underlying Note (or in case of a Noteless Loan, the related Underlying Loan Agreement) which would not otherwise be permitted under the standards and criteria set forth in Section 5.02(e)(i); or

(ii)           a termination or release (including pursuant to prepayment), or an amendment, modification or waiver, or equivalent similar undertaking or agreement, by the Servicer with respect to a Loan and the related Underlying Note (or in case of a Noteless Loan, the related Underlying Loan Agreement) which is entered into for reasons related to the inability of the applicable Obligor to make payments of principal or interest under such Loan, as determined in accordance with the Credit and Collection Policy and the Servicing Standard.

“Maximum Class A-1A VFN Commitment” means an amount equal to $50,000,000.

“Maximum Weighted Average Life” means, as of the Closing Date, 9.0 years, declining by 0.50 years for the first Due Period and declining by 0.25 years for each Due Period elapsed thereafter.

“Measurement Date” means (i) the Effective Date and (ii) after the Effective Date, each Cut-Off Date with respect to an Additional Loan or a Substitute Loan and each Determination Date.

“Minimum Weighted Average Spread” means, as of any date of determination, the then current Reference Spread set forth in the Collateral Quality Table.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Industry Classification Group” means any of the Moody’s industry classification groups, any additional classification groups established by Moody’s with respect to the Initial Loans, and any classification groups that may be subsequently established by Moody’s with respect to any Additional Loan acquired after the Closing Date or a Substitute Loan and provided, in each case, by the Servicer or Moody’s to the Trustee.

“Moody’s Rating” means, with respect to any Loan, the rating assigned to such Loan by Moody’s; provided that, other than in the case of a DIP Loan, prior to the time that such Loan has been assigned a rating by Moody’s, the Moody’s Rating shall be deemed to be, with respect to such Loan:

(i)            the Moody’s Rating determined as follows (all references to “rating” in clauses (a) through (d) below are to ratings by Moody’s):

(a)           if the Obligor of such Loan has a corporate family rating from Moody’s, then the Moody’s Rating of such Loan shall be such rating;

(b)           if the Obligor of such Loan does not have a senior unsecured obligation publicly rated by Moody’s but the Loan itself is rated by Moody’s then the Moody’s Rating of such Loan shall be such rating;

(c)           if the Obligor of such Loan has a senior unsecured obligation publicly rated by Moody’s, then the Moody’s Rating of such Loan shall be one subcategory above such rating;

(d)           if neither such Loan nor any senior unsecured obligation of the Obligor has been publicly rated by Moody’s, but another obligation of the Obligor has been so rated, then the Moody’s Rating Loan shall be determined as though such Loan were a senior unsecured Loan, as follows:

(1)           if there is a rating by Moody’s on a senior secured obligation of the Obligor, then the Moody’s Rating of such Loan shall equal such rating if such Loan is also a senior secured obligation of the Obligor, shall be one subcategory below such rating if such Loan is a senior unsecured obligation of the Obligor, and shall be three subcategories below such rating if such rating is “Ba3” or higher or two subcategories below such rating if such rating is “B1” or lower, in each case if such Loan is a subordinated obligation of the Obligor,

(2)           if there is a rating by Moody’s on a senior unsecured obligation of the Obligor, then the Moody’s Rating of such Loan shall equal such rating if such Loan is also a senior unsecured obligation of the Obligor, shall equal such rating if such rating is “Baa3” or higher or shall equal one subcategory above such rating if such rating is “Ba1” or lower, in each case if such Loan is a senior secured obligation of the Obligor, and shall be two subcategories below such rating if such rating is “B1” or higher or one subcategory below such rating if such rating is “B2” or lower, in each case if such Loan is a subordinated obligation of the Obligor: or

(3)           if there is a rating by Moody’s on a subordinated obligation of the Obligor, then the Moody’s Rating of such Loan

(A)          shall equal such rating if such Loan is also a subordinated obligation of the Obligor or if such rating is equal to “Caa1”, “Caa2”, “Caa3”, “Ca” or “C”,

(B)           shall be one subcategory above such rating if such rating is “Baa3” or higher and such Loan is a senior (either secured or unsecured) obligation of the Obligor,

(C)           shall be two subcategories above such rating if such rating is below “Baa3” and such Loan is a senior secured obligation of the Obligor (except that if such rating is “B3”, the Moody’s Rating of such Loan shall be “B2”), and

(D) shall be one subcategory above such rating if such rating is below “Baa3” and such Loan is a senior unsecured obligation of the Obligor;

provided that if the operation of clauses (1) through (3) above shall result in two or more inconsistent Moody’s Ratings, then the Moody’s Rating of the related Loan shall be the lowest of such Moody’s Ratings.

(ii)           If a Moody’s Rating cannot be determined pursuant to clause (i) above, then at the election of the Servicer, the Moody’s Rating of such Loan may be determined using any one of the methods provided below:

(a)           if there are public ratings on the obligations of the underlying borrower by S&P then the Moody’s Rating of such Loan will be the public rating according to clause (i) above using such S&P ratings; provided that bank loan ratings by S&P may not be used; provided further that such resulting rating will be reduced by (x) one rating subcategory if it is “BBB-” or higher and (y) two rating subcategories if it is “BB+” or lower; provided further that no more than 10% of the Aggregate Outstanding Loan Balance may be Loans given a Moody’s Rating based on a rating given by S&P as provided in this subclause (ii)(a).

(b)           with respect to a senior secured Loan issued by a U.S. Obligor, if

(1)           neither the Obligor nor any of its affiliates is subject to reorganization or bankruptcy proceedings,

(2)           no debt securities or obligations of the Obligor are in default,

(3)           neither the Obligor nor any of its affiliates has defaulted on any debt during the past two years,

(4)           the Obligor has been in existence for the past five years,

(5)           the Obligor is current on any cumulative dividends,

(6)           the fixed-charge ratio for the Obligor exceeds 125% for each of the past two fiscal years and for the most recent quarter,

(7)           the Obligor had a net profit before tax in the past fiscal year and the most recent quarter; and

(8)           the annual financial statements of the Obligor are unqualified and certified by a firm of independent accountants of international reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody’s Rating of such Loan will be “B3”;

(c)           with respect to a senior secured Loan issued by a U.S. Obligor, if

(1)           neither the Obligor nor any of its affiliates is subject to reorganization or bankruptcy proceedings and

(2)           no debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Rating of such Loan will be “Caa2”;

provided further that if a Moody’s Rating is obtained pursuant to this subclause (ii)(c) the Obligor must confirm such Rating with Moody’s within 30 days pursuant to clause (iii) below: and

(d)           if a debt security or obligation of the Obligor has been in default during the past two years, the Moody’s Rating of such Loan will be “Ca”.

(iii)          If such Loan is not rated by Moody’s or S&P, and no other security or obligation of the Obligor is rated by Moody’s or S&P, or if the rating of such Loan is not addressed in any of clauses (i) or (ii) above, then the Issuer or the Servicer on behalf of the Issuer, may present such Loan to Moody’s for an estimate of such Loan’s Moody’s Rating Factor, from which its corresponding Moody’s Rating shall be determined; provided that pending the receipt from Moody’s of such estimate, the Moody’s Rating of such Loan shall be the rating as may be estimated in good faith by the Servicer; provided further that such estimated rating shall not be higher than “B3” for the first 60 Business Days following the applicable Cut-Off Date and not higher than “Caa2” thereafter.

(iv)          In all cases, if a Loan is (x) on watch for upgrade it shall be treated as upgraded by one rating subcategory or (y) on watch for downgrade it shall be treated as downgraded by one rating subcategory unless in each case, Moody’s has advised the Servicer in writing that such treatment is no longer required.

(v)           The Moody’s Rating may in the Servicer’s discretion be determined in accordance with Annex B as of the Cut-Off Date for such Loan subject to the satisfaction of the qualifications set forth therein (a) at all times prior to the end of the Replenishment Period with respect to Loans representing not more than 30% of the Expected Aggregate Outstanding Loan Balance (as such percentage may be adjusted in the discretion of Moody’s) and (b) following the Replenishment Period with respect to Loans representing the greater of (1) 30% of the Expected Aggregate Outstanding Loan Balance as of the applicable date of determination (as such percentage may be adjusted in the discretion of Moody’s) and (2) the Outstanding Loan Balance of Loans included in the Collateral as of such date which have a Moody’s Rating previously determined under this clause (v). The Servicer shall re-determine and report to Moody’s the Moody’s Rating for each Loan with a Moody’s Rating determined under this clause (v) within 30 days after receipt of annual financial statements from the related Obligor.

“Moody’s Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that Moody’s shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating by Moody’s with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Moody’s Rating Factor” means, for any Loan with a Moody’s Rating, the number set forth below under the heading “Moody’s Rating Factor” across from the Moody’s Rating of such Loan or, in the case of a rating assigned by Moody’s at the request of the Issuer (or the Servicer on behalf of the Issuer), the Moody’s Rating Factor as assigned by Moody’s.

Moody’s Rating of Loan	Moody’s Rating Factor

Aaa(1)	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1,350
Ba3	1,766
B1	2,220
B2	2,720
B3	3,490
Caa1	4,770
Caa2	6,500
Caa3	8,070
Ca	10,000
C	10,000

(1)           Includes any security issued or guaranteed as to the payment of principal and interest by the United States government or any agency or instrumentality thereof.

“Moody’s Recovery Rate” means, with respect to any Loan, the recovery rate specified by Moody’s for such Loan; provided that (i) the Moody’s Recovery Rate for any Loan for which the Moody’s Rating has been determined pursuant to clause (e) of the definition of “Moody’s Rating”, shall be determined in accordance with Annex B, and (ii) prior to the time that such recovery rate has been specified by Moody’s or so determined, the Moody’s Recovery Rate with respect to such loan shall be deemed to be the percentage specified in the table below:

Moody’s Category	Recovery Rate

Type 1: U.S. or Canadian Obligor
senior secured Loan with first priority perfected Lien	50%

Type 2: U.S. or Canadian Obligor
senior secured “second lien” or “last-out” Loan	40%

Type 3: U.S. or Canadian Obligor
senior unsecured Loan	30%

Type 4: Non-U.S., Non-Canadian Obligor
any Loan	0%

“Moody’s Weighted Average Rating” means, as of any date of determination, the number obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Rating Factor as of such date by (b) the Aggregate Outstanding Loan Balance as of such date.

“Moody’s Weighted Average Rating Factor Test” means a test that will be satisfied, as of any date of determination, if the Weighted Average Rating is less than or equal to the sum of (a) the number in the appropriate column in the Collateral Quality Table opposite the then-current Reference Spread plus (b) the Recovery Rate Modifier, in each case as of such date of determination.

“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its Moody’s Recovery Rate, by (b) the Aggregate Outstanding Loan Balance.

“Net Trust Swap Payments” means net trust swap amounts payable by the Issuer to the Swap Counterparties with respect to Asset Specific Swaps.

“Net Trust Swap Receipts” means net trust swap amounts payable by the Swap Counterparties to the Issuer with respect to Asset Specific Swaps.

“New York Business Day” means any Business Day in the city of New York, New York.

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property; provided that for purposes of the Servicer’s ability to reimburse itself for Nonrecoverable Advances pursuant to Section 5.09 and clause (2) of Section 7.05(a), Scheduled Payment Advances of interest made in respect of Delinquent Loans shall be deemed not to be Nonrecoverable Advances.

“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.

“Note Break-Even Loss Rate” means, with respect to any Class of Notes rated by S&P, at any time, the maximum percentage of defaults (as determined by S&P through application of the S&P CDO Monitor) that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain such that, after giving effect to S&P assumptions on recoveries and timing and to the Priority of Payments with respect to the Notes, will result in sufficient funds remaining for the ultimate payment of principal of and interest on such Class of Notes in full by its stated maturity date and the timely payment of interest on such Class of Notes.

“Note Distribution Account” means the non-interest bearing trust account so designated and established and maintained pursuant to Section 7.01.

“Note Interest Rate” means, as the context requires, any of the Class A-1A Note Interest Rate, the Class A-1A VFN Note Interest Rate, the Class A-1B Note Interest Rate, the Class A-2A Note Interest Rate, the Class A-2B Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, and the Class D Note Interest Rate.

“Noteholder” means each Person in whose name a Note is registered in the Note Register.

“Noteless Loan” means a Loan with respect to which (i) the related Underlying Loan Agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.

“Note Register” shall have the meaning provided in Section 1.01 of the Indenture.

“Notes Loss Differential” means, with respect to any Class of Notes rated by S&P, at any time, the rate calculated by subtracting the Class Scenario Loss Rate at such time from the Note Break-Even Loss Rate for such Class of Notes at such time.

“Obligor” means, with respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit of which the related Loan is principally underwritten.

“OCC” means the Office of the Comptroller of the Currency.

“Offered Notes” means the Class A Notes, the Class B Notes and the Class C Notes.

“Offering Memorandum” means the Offering Memorandum, dated July 7, 2006 prepared in connection with the offer and sale of the Offered Notes.

“Officer’s Certificate” means a certificate delivered to the Trustee or the Owner Trustee, as the case may be, signed by a Responsible Officer of the Trust Depositor, the Servicer or the Originator on behalf of such Person, or by a Responsible Officer of the Owner Trustee (or another Person) on behalf of the Issuer, as required by this Agreement or any other Transaction Document.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law, tax law, bankruptcy law or UCC matters), for the Trust Depositor or the Servicer, including Latham & Watkins, LLP or other counsel reasonably acceptable to the Owner Trustee or the Trustee, as the case may be.

“Optional Repurchase” means a repurchase of the Notes pursuant to Section 10.01.

“Originator” shall have the meaning provided in the Preamble.

“Outstanding” shall have the meaning provided in the Indenture.

“Outstanding Loan Balance” of a Loan means the excess of (a) the sum, without duplication, of (i) the outstanding principal amount of such Loan or portion thereof transferred to the Issuer as of the Closing Date or the Cut-Off Date, as applicable, or, if the Loan is acquired by the Issuer for a purchase price which is less than 90% of the outstanding principal amount of such Loan or portion thereof transferred to the Issuer as of the Closing Date or the Cut-Off Date, as applicable, then the purchase price paid by the Issuer therefor plus (ii) the principal amount advanced by the Issuer with respect to any Revolving Loan or Delayed Draw Term Loan on or after the Closing Date, as applicable, over (b) all Principal Collections received on such Loan, or portion thereof, transferred to the Issuer since the Closing Date or the related Cut-Off Date, as applicable; provided that for all purposes other than (x) determining the Transfer Deposit Amount with respect to a Loan and (y) the determination of the Cumulative Charged-Off Amount and (ii) any Loan or portion of any Loan charged–off pursuant to clause (iv) of the definition of Charged–Off Loan will be deemed to have an Outstanding Loan Balance equal to zero; and provided further that, for any Permitted PIK Loan, the Outstanding Loan Balance of such Permitted PIK Loan shall not include any Accreted Interest with respect thereto.

“Outstanding Principal Balance” means, as of any date of determination and with respect to any Note or Class of Notes, as the context requires, other than any Class A-1A VFN Notes, the original principal amount of such Notes on the Closing Date, as reduced by all amounts paid by the Issuer with respect to such principal amount up to such date, and with respect to any Class A-1A VFN Note or the Class A-1A VFN Notes in the aggregate, as the context requires, the outstanding principal amount thereof as of such date of determination (after giving effect to all distributions made on such date) unless otherwise expressly required in the context used.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Participated Loans” means the Loans in which the Issuer holds a Participation interest as of the Closing Date or the related Cut-Off Date (if after the Closing Date), as the case may be.

“Participated Portion” shall have the meaning provided in Section 13.22.

“Participation” means an undivided 100% participation interest or subparticipation (including any participation in a subparticipation) granted by the Trust Depositor in and to the Participated Loans and all Related Property therefor.

“Paying Agent” shall have the meaning provided in Section 3.03 of the Indenture and Section 3.09 of the Trust Agreement.

“Percentage Interest” means, for the Holder of a Class of Notes, the fraction, expressed as a percentage, the numerator of which is the then current outstanding principal amount represented by such Note and the denominator of which is the then current Outstanding Principal Balance of all Notes of the applicable Class.

“Permitted Investments” means negotiable instruments or securities or other investments (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Distribution Date immediately following such date of determination, and (c) that evidence:

(i)            direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii)           demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(iii)          commercial paper, or other short term obligations, having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(iv)          demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1+”, respectively;

(v)           notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)          investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of “Aaa” and “MR1+” from Moody’s and a rating of “AAAm” from S&P or otherwise subject to satisfaction of the Rating Agency Condition;

(vii)         time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

(viii)        Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which in the case of S&P shall be at least “A-1”; or

(ix)           any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.

Permitted Investments shall not include any instrument, security or investment (w) which, if purchased at a price (excluding accrued interest) in excess of 100% of par, is subject to substantial non-credit risk as determined by the Servicer in its reasonable business judgment, (x) the S&P rating of which includes a “p”, “pi”, “q”, “r” or “t” subscript, (y) subject to a tender offer or other offer to exchange such instruments, security or investment for cash or another instrument, security or investment or (z) which, is an interest only security, a mortgage backed security or a security the payments on which from the obligor to the Issuer would be subject to withholding tax in any jurisdiction. Investments in Permitted Investments rated “A-1” by S&P may not exceed 20% of the Outstanding Principal Balance. The Trustee may, pursuant to the direction of the Servicer, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens” means

(i)            with respect to the interest of the Originator, the Trust Depositor and the Issuer in the Loans: (a) Liens in favor of the Trust Depositor created pursuant to the Loan Sale Agreement and transferred to the Issuer pursuant hereto, (b) Liens in favor of the Issuer created pursuant to this Agreement, (c) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, and (d) Liens, if any, which have priority over first priority perfected security interests in the Loans or any portion thereof under the UCC or any other Applicable Law; and

(ii)           with respect to the interest of the Originator, the Trust Depositor and the Issuer in the other Collateral (including any Related Property): (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) purchase money security interests in certain items of equipment, (c) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings, (d) other customary Liens permitted with respect thereto consistent with the Servicing Standard, (e) Liens in favor of the Trust Depositor created by the Originator and transferred by the Trust Depositor to the Issuer pursuant to this Agreement, (f) Liens in favor of the Issuer created pursuant to this Agreement, (g) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (h) Liens which have priority over first priority perfected security interests in the other Collateral, the Indenture Collateral or any portion thereof under the UCC or any other Applicable Law, (i) with respect to Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility and (j) with respect to any Subordinated Loans, Liens in favor of senior lenders with respect to the related Obligor, its property and assets.

“Permitted PIK Loan” means a Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest in cash on a current basis, the remainder of which is deferred and paid later together with interest thereon as a lump sum and is treated as Interest Collections at the time it is received, and carries a current cash pay interest rate of not less than 2.5% per annum.

“Permitted Prepayment Date” means an Interim Distribution Date that does not fall on (a) a Distribution Date or (b) the 20th calendar day of any calendar month in which no Distribution Date occurs.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Portfolio Acquisition and Disposition Requirements” means, with respect to any acquisition (whether by purchase or substitution) or disposition of a Loan, each of the following conditions: (a) such Loan, if being acquired by the Issuer, is an Eligible Loan; (b) such Loan is being acquired or disposed of in accordance with the terms and conditions set forth in this Agreement; (c) the acquisition or disposition of such Loan does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Notes then outstanding; and (d) such Loan is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Portfolio Criteria” means the following tests and conditions:

(a)           the S&P CDO Monitor Test is satisfied;

(b)           the Moody’s Weighted Average Rating Factor Test is satisfied;

(c)           the Weighted Average Spread Test is satisfied;

(d)           the Diversity Test is satisfied;

(e)           the Weighted Average Life Test is satisfied;

(f)            the Weighted Average Coupon equals or exceeds 12.0%;

(g)           the Moody’s Weighted Average Recovery Rate equals or exceeds 38.5%;

(h)           the S&P Weighted Average Recovery Rate equals or exceeds 43.4%;

(i)            the Class A-1A VFN Funding Test is satisfied.

(j)            not more than 15.0% of the Aggregate Outstanding Loan Balance may consist of Fixed Rate Loans;

(k)           not more than 20.0% of the Aggregate Outstanding Loan Balance may consist of Floating Prime Rate Loans;

(l)            not more than 60.0% of the Aggregate Outstanding Loan Balance may consist of Second Lien Loans and Subordinated Loans;

(m)          not more than 15.0% of the Aggregate Outstanding Loan Balance may consist of Subordinated Loans;

(n)           not more than 10.0% of the Aggregate Outstanding Loan Balance may consist of Loans that pay interest less frequently than quarterly;

(o)           not more than 15.0% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Charged-Off Loans) with a Moody’s Rating of “Caa1” or lower;

(p)           not more than 15.0% of the Aggregate Outstanding Loan Balance may consist of Loans (other than Charged Off Loans) with an S&P Rating of “CCC+” or lower;

(q)           not more than 10.0% of the Aggregate Outstanding Loan Balance may consist of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, any country other than the United States;

(r)            the sum of the Outstanding Loan Balances of Loans to Obligors organized under the laws of, or all or substantially all of the assets of which are located in, Group I Countries, Group II Countries or Group III Countries may not exceed 5.0% of the Aggregate Outstanding Loan Balance;

(s)           not more than 2.5% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor organized under the laws of, or all or substantially all of the assets of which are located in, a Group II Country or a Group III Country;

(t)            not more than 3.0% of the Aggregate Outstanding Loan Balance may consist of Loans to a single Obligor, except that the Outstanding Loan Balance of Loans to any three single Obligors may each be up to 4.0% of the Aggregate Outstanding Loan Balance;

(u)           not more than 5.0% of the Aggregate Outstanding Loan Balance may consist of Qualified Participated Loans;

(v)           not more than 5.0% of the Aggregate Outstanding Loan Balance may consist of Swapped Floating Rate Loans;

(w)          not more than 7.5% of the Aggregate Outstanding Loan Balance may consist of DIP Loans; provided that the aggregate Outstanding Loan Balance of all DIP Loans of any single Obligor shall not exceed 2% of the Aggregate Outstanding Loan Balance;

(x)            the sum of the Outstanding Loan Balances of Loans for which the Obligors are classified in any single Moody’s Industry Classification Group does not exceed 15.0% of the Aggregate Outstanding Loan Balance, except that the Outstanding Loan Balance of Loans for which the Obligors are classified in any two Moody’s Industry Classification Groups may each be up to 20.0% of the Aggregate Outstanding Loan Balance; and

(y)           not less than 40.0% of the Aggregate Outstanding Loan Balance may consist of First Lien Loans.

Compliance with the above criteria will be determined, in the case of a Measurement Date relating to any Additional Loan or Substitute Loan, after giving effect to the acquisition or substitution of all Additional Loans or Substitute Loans, as applicable, on such date.

“Pre-Paid Loan” means any Loan (other than a Charged-Off Loan) that has been terminated or has been prepaid in full or in part prior to its scheduled expiration date.

“Prepayments” means any and all (i) full prepayments, including prepayment premiums, on or with respect to a Loan (including, with respect to any Loan and any Due Period, any Scheduled Payment, Finance Charge or portion thereof that is due in a subsequent Due Period that the Servicer has received and expressly permitted the related Obligor to make in advance of its scheduled due date, and that will be applied to such Scheduled Payment on such due date), (ii) Liquidation Proceeds, and (iii) Insurance Proceeds.

“Principal and Interest Account” means the trust account so designated and established and maintained pursuant to Section 7.03.

“Principal Collection Account” means a sub-account of the Principal and Interest Account established and maintained pursuant to Section 7.03(a).

“Principal Collections” means amounts deposited into the Principal and Interest Account in respect of payments received on or after the Closing Date in the case of the Initial Loans and the applicable Cut-Off Date in the case of any Additional Loans or Substitute Loans on account of principal on the Loans, including:

(i)            the principal portion of:

(a)           any Scheduled Payments and Prepayments (other than Liquidation Proceeds); and

(b)           any amounts received (1) in connection with the purchase or repurchase of any Loan and the amount of any adjustment for substituted Loans and (2) any Scheduled Payment Advances that the Servicer determines to make;

(ii)           Curtailments and Liquidation Proceeds other than Excess Liquidation Proceeds;

(iii)          all Sale Proceeds not attributable to accrued interest or Sale Premium;

(iv)          amounts previously deposited in accordance with the procedures for the substitution of Loans that have not been applied to purchase one or more Substitute Loans within 90 days of their deposit into the Principal Collection Account; provided that prior to the expiration of 90 days after the deposit of such amounts into the Principal Collection Account, such amounts shall not be deemed to be Principal Collections for purposes of the requirement that all Principal Collections then held in the Principal Collection Account be transferred to the Note Distribution Account on each Distribution Date; provided further that following the expiration of such 90 day period, such amounts shall be deemed to have been Principal Collections as of the date deposit of such amounts for purposes of effecting a Special Redemption; and

(v)           all other amounts not specifically included in Interest Collections.

“Priority of Payments” means, collectively, the payments made on each Distribution Date in accordance with Section 7.05(a) and Section 7.05(b).

“Proceeds” means, with respect to any Collateral, all property that is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Proposed Portfolio” means the portfolio (measured by the outstanding principal balance and treating Revolving Loans and Delayed Draw Term Loans as fully funded) of (a) the Loans, (b) Principal Collections held as cash and (c) Permitted Investments purchased with Principal Collections resulting from the repurchase, maturity or other disposition of Loan or a proposed acquisition of an Additional Loan or substitution of a Substitute Loan, as the case may be.

“Pro Rata Distribution Date” means any Distribution Date other than a Sequential Distribution Date.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, among the Issuer, the Trust Depositor and the Initial Purchaser, as amended, modified, restated, waived or supplemented from time to time.

“Qualified Institution” means (a) the corporate trust department of the Trustee or (b) a depository institution or trust company organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–” and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “P-1”, (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–”, and in the case of Moody’s, shall be “Aa3” or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A-1+” and in the case of Moody’s, shall be “A-1”, or (C)

otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Participated Loan” means a Participated Loan acquired from an institution that is rated at least “A” by S&P and “A2” by Moody’s at the time of sale.

“Qualified Second Lien Loan” means any Second Lien Loan (a) which has a Loan-to-Value of not greater than 70%, (b) as to which the ratio, for the related Obligor, of (x) the sum of (i) the maximum availability (as provided in the applicable loan documentation) of such Loan as of the date of its origination plus (ii) the maximum availability under all other indebtedness of the related Obligor which ranks either senior to, or pari passu with, such Loan to (y) such Obligor’s earnings before interest, taxes, depreciation and amortization (or similar term as defined in the related Underlying Loan Agreements) for the twelve calendar months preceding such date shall not exceed (I) in the case of Obligors in the media and telecommunications industries, 7.5:1.0 and (II) in the case of all other Obligors, 5.5:1.0, provided that for the avoidance of doubt, an Obligor’s earnings before interest, taxes, depreciation and amortization shall be calculated in accordance with the Credit and Collection Policy; and (c) with respect to which the Underlying Loan Agreement (i) contains a limit on the amount of first-lien senior debt which may be incurred by the related Obligor, (ii) preserves enforcement rights for the second lien lender after a default under the related Underlying Loan Agreement, and (iii) contains either or both (x) a standstill period applicable to the holders of such Second Lien Loan of not longer than 180 days following a default under the loan agreement governing the senior indebtedness of such Obligor, and (y) provisions requiring the consent of the holders of such Second Lien Loan to release of all or substantially all of the Related Property securing such Loan unless the majority of the proceeds of the disposition of such Related Property are used to repay the indebtedness which is senior to or pari passu with such Second Lien Loan, or to repay such Second Lien Loan.

“Qualified Transferee” means:

(i)            the Trust Depositor, the Issuer, the Trustee and any Affiliate thereof; or

(ii)           any other Person which:

(a)           has at least $50,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary); and

(b)           is one of the following:

(1)           an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan;

(2)           an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “institutional accredited investor” within the meaning of Regulation D;

(3)           the trustee, collateral agent or administrative agent in connection with (x) a securitization of the subject Loan through the creation of collateralized debt or loan obligations or (y) an asset-backed commercial paper funded transaction funded by a commercial paper conduit whose commercial paper notes are rated at least “A-1” by S&P and at least “P-1” by Moody’s, or (z) a repurchase transaction funded by an entity which would otherwise be a Qualified Transferee so long as the “equity interest” (other than any nominal or de minimis equity interest) in the special purpose entity that issues notes or certificates in connection with any such collateralized debt or loan obligation, asset-backed commercial paper funded transaction or repurchase transaction is owned by one or more entities that are Qualified Transferees under subclause (ii)(b)(1) or (ii)(b)(2) above; or

(4)           any entity Controlled (as defined below) by any of the entities described in clause (ii)(a) or clause (ii)(b) above.

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and “Controlled” has the meaning correlative thereto.

“Quarterly Report” has the meaning provided in Section 9.01.

“Ramp-Up Period” means the period commencing on the Closing Date and ending on the Effective Date.

“Rating Agency” means each of S&P and Moody’s, so long as such Persons maintain a rating on any of the Offered Notes or the Class D Notes; and if either of S&P or Moody’s no longer maintains a rating on any of the Offered Notes or the Class D Notes, such other nationally recognized statistical rating organization, if any, selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a condition that is satisfied when each applicable Rating Agency shall have notified the Trust Depositor, the Servicer, the Issuer, the Owner Trustee and the Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

“Ratings Confirmation Failure” shall have the meaning provided in Section 2.06(g).

“Rating Criteria” means the criteria which will be satisfied of any date with respect to any Class A-1A VFN Noteholder if:

(i)            the short-term debt, deposit or similar obligations of such Class A-1A VFN Noteholder are rated “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P and the long-term debt obligations of such Class A-1A VFN Noteholder are rated at least “AA-” by S&P;

(ii)           the obligations of such Class A-1A VFN Noteholder under the Class A-1A VFN Purchase Agreement are guaranteed (pursuant to a guarantee which complies with the then-current S&P criteria regarding guarantees) by an entity meeting the Rating Criteria set forth in clause (i) above; or

(iii)          such Class A-1A VFN Noteholder is then entitled under a Liquidity Facility to borrow from, or sell an interest in assets to, one or more Liquidity Providers so long as:

(a)           the short-term debt, deposit or similar obligations of each such Liquidity Provider are on such date rated “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P and the long-term debt obligations of such Liquidity Provider are rated at least “AA-” by S&P; and

(b)           the aggregate amount of commitments to make loans or purchase interests in assets under such Liquidity Facility held by Liquidity Providers whose short-term debt, deposit or similar obligations are on such date rated “P-1” and not on watch for possible downgrade by Moody’s and at least “A-1” by S&P is not less than the Class A-1A VFN Commitment in respect of the Class A-1A VFN Notes held by such Class A-1A VFN Noteholder.

“Ratings Effect” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the then-current rating issued by a Rating Agency with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Record Date” means, for book-entry Notes, the calendar day immediately preceding the applicable Distribution Date; the Repurchase Date or Refinancing Date, as applicable, and for the definitive Notes, the last Business Day of the calendar month preceding the related Distribution Date, the Repurchase Date or the Refinancing Date, as applicable.

“Records” means all Loan and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated, in which the Originator, the Trust Depositor, the Issuer, the Trustee or the Servicer have acquired an interest pursuant to the Transfer and Servicing Agreements or in which the Originator, the Trust Depositor, the Issuer, the Trustee or the Servicer have otherwise obtained an interest to the extent transferable, and subject to any confidentiality and/or transferability restrictions.

“Recovery Rate Modifier” means an amount equal to, as of any date of determination, the product of (i) the excess, if any, of the Moody’s Weighted Average Recovery Rate as of such date of determination minus 38.5% times (ii) 5,500; provided that, if the Moody’s Weighted Average Recovery Rate shall be (x) greater than or equal to 60%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Moody’s Weighted Average Recovery Rate shall be deemed to be equal to 60% (or, such other value, with respect to which the Rating

Agency Condition shall be satisfied), or (y) less than or equal to 38.5%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Moody’s Weighted Average Recovery Rate shall be deemed to be equal to 38.5%.

“Recovery Value” means, with respect to any Charged-Off Loan or Delinquent Loan, the lower of (a) the product obtained by multiplying (i) the lower of (A) the Moody’s Recovery Rate applicable to such Loan and (B) the S&P Priority Category Recovery Rate applicable to such Loan and (ii) the Outstanding Loan Balance immediately before such Loan became a Charged-Off Loan or Delinquent Loan, as applicable, and (b) the Market Value of such Loan.

“Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Reference Spread” means, initially 5.0%, or such other percentage set forth in the Collateral Quality Table under the heading “Weighted Average Spread” that has been most recently specified by the Servicer in a notice to the Trustee as the level that will apply for purposes of determining compliance with the Weighted Average Spread Test, the Diversity Test and the Moody’s Weighted Average Rating Factor Test; provided that no such specification shall be effective unless, on the date of such notice and immediately after giving effect to such specification, the Moody’s Weighted Average Rating of the Loans in the Collateral is equal to or less than, and the Diversity Score is equal to or greater than, the number specified in the applicable column in the Collateral Quality Table opposite the specified Reference Spread.

“Refinancing” means a refinancing of the Offered Notes and the Class D Notes pursuant to Section 10.03(a) of the Indenture.

“Refinancing Date” means the Distribution Date on or after the Distribution Date occurring in June, 2010 designated as such by the Issuer (at the direction of the Holders representing at least 66-2/3% of the aggregate Outstanding Principal Balance of the Class E Notes) in connection with a Refinancing.

“Refinancing Price” means an amount equal to the sum of (i) the then Outstanding Principal Balance of each Class of Offered Notes and the Class D Notes plus accrued and unpaid interest thereon to but excluding the Refinancing Date and all other amounts accrued and unpaid with respect thereto, plus (ii) with respect to the Class A-1A VFN Notes, any accrued and previously unpaid Class A-1A VFN Breakage Costs, Class A-1A VFN Increased Costs and Class A-1A VFN Commitment Fee, plus (iii) all administrative and other fees, expenses, advances and other amounts then accrued and payable or reimbursable in accordance with the Priority of Payments (excluding any amounts payable to the Class E Noteholders or to the Certificateholders).

“Registered” means, with respect to any debt obligation, a debt obligation that was issued after July 18, 1984 and that is in registered form for purposes of the Code.

“Related Property” means, with respect to any Loan and as applicable in the context used, the interest of the Obligor, or the interest of the Originator, the Trust Depositor or the Issuer under the Loan, in any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan (including, without limitation, a pledge of the stock, membership or other ownership interests in the Obligor), including all Proceeds from any sale or other disposition of such property or other assets.

“Replenishment Period” means the period beginning on the Effective Date and terminating on the earlier to occur of (a) the Business Day preceding the Distribution Date in June, 2011, (b) an Event of Default, (c) the Distribution Date following the date on which the Servicer notifies the Trustee in writing that, in light of the composition of the Loans, general market conditions and other factors, the Servicer (in its sole discretion) has determined that investments in Additional Loans within the foreseeable future would either be impractical or not beneficial, or (d) the Distribution Date on which the Class D Accrued Payable first exceeds zero; provided that, (i) if the Replenishment Period terminates as described in clauses (a) or (d) above, the Replenishment Period may not be extended or reinstated without the consent of the Servicer and the Majority Noteholders and satisfaction of the Moody’s Rating Condition and the S&P Rating Condition with respect to the extension of the Replenishment Period, and (ii) if the Replenishment Period terminates as a result of the occurrence of an Event of Default, the Replenishment Period may not be reinstated unless (w) the event giving rise to such termination has been cured or waived, (x) no other events that would terminate the Replenishment Period have occurred, (y) the Servicer and the Majority Noteholders have consented to such reinstatement and (z) the S&P Rating Condition and the Moody’s Rating Condition have been satisfied with respect to the reinstatement of the Replenishment Period.

“Repossessed Property” means items of Related Property taken in the name of the Issuer as a result of legal action enforcing the Lien on the Related Property resulting from a default on the related Loan.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Repurchase Date” means the Distribution Date designated as such by the Issuer (at the direction of the Holders representing at least 66-2/3% of the aggregate Outstanding Principal Balance of the Class E Notes) in a notice of the election to effect an Optional Repurchase, delivered at least 15 Business Days prior to such Distribution Date to the Issuer and the Trustee.

“Repurchase Price” means, in the case of a repurchase of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the sum of (i) the then Outstanding Principal Balance of each Class of Offered Notes and the Class D Notes to be repurchased plus accrued and unpaid interest thereon to but excluding the Repurchase Date and all other amounts accrued and unpaid with respect thereto, plus (i) any accrued and previously unpaid Class A-1A VFN Breakage Costs, Class A-1A VFN Increased Costs and Class A-1A VFN Commitment Fee, plus (iii) all administrative and other fees, expenses, advances, and other amounts then accrued and payable or reimbursable in accordance with the Priority of Payments (including fees and expenses, if any, incurred by the Trustee and the Servicer in connection with any sale of loans in connection with a repurchase).

“Required Loan Documents” means, with respect to:

(i)            all Loans in the aggregate:

(a)           a blanket assignment of all of the Originator’s and Trust Depositor’s right, title and interest in and to all Related Property securing the Loans at any time transferred to the Issuer, including, without limitation, all rights under applicable guarantees and Insurance Policies; such assignment shall be in the name of “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of July 7, 2006 relating to ARCC Commercial Loan Trust 2006”;

(b)           irrevocable powers of attorney of the Trustee, the Originator, the Trust Depositor and the Issuer to the Servicer to execute, deliver, file or record and otherwise deal with the Related Property for the Loans at any time transferred to the Issuer. The powers of attorney will permit the Servicer to prepare, execute and file or record UCC financing statements and notices to insurers; and

(c)           blanket UCC-1 financing statements identifying by type all Related Loan Assets for the Loans at any time transferred to the Issuer as Collateral under the Indenture and naming the Issuer and the Trustee, as assignee of the Issuer, as “Secured Party” and the Trust Depositor as the “Debtor”. The UCC-1 Financing Statements will be filed promptly following the Closing Date in Delaware and will be in the nature of protective notice filings rather than the financing statements;

(ii)           for each Loan:

(a)           (1) other than in the case of a Noteless Loan or a Participated Loan, the original or, if accompanied by “lost note” affidavit and indemnity, a copy of, the Underlying Note, endorsed by the prior holder of record either in blank or to the Trustee (and evidencing an unbroken chain of endorsements from the prior holder thereof evidenced in the chain of endorsements to the Trustee), with any endorsement to the Trustee to be in the following form: “U.S. Bank National Association, its successors and assigns, as Trustee under the Indenture, dated as of July 7, 2006, relating to ARCC Commercial Loan Trust 2006”, and (2) in the case of a Noteless Loan or a Participated Loan, (A) a copy of each executed transfer document or instrument relating to such Noteless Loan or a Participated Loan either (1) evidencing the assignment of such Noteless Loan or Participated Loan to the Originator, from the Originator to the Trust Depositor and from the Trust Depositor either to the Trustee or in blank, or (2) in the case of a Third Party Acquired Loan, from the prior third party owner thereof either to the Trustee or in blank and (B) executed copies or executed originals, as applicable, a copy of the related credit agreement, note purchase agreement or sale and servicing agreement (or equivalent agreement), as applicable, together with executed copies or executed originals, as applicable, of all other documents and instruments described in clauses (ii)(b), (c) and (d) with respect to such Noteless Loan or Participated Loan;

(b)           other than in the case of a Noteless Loan, originals or copies of each of the following, to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Checklist;

(c)           other than in the case of a Noteless Loan or a Participated Loan, with respect to any Loan in respect of which the Originator (or a wholly owned subsidiary of the Originator) is the lead agent, collateral agent and paying agent and receives payment directly from the Obligor of such Loan, either (1) copies of the UCC-1 financing statements, if any, and any related continuation statements, showing the Obligor, as debtor and the Originator as secured party or (2) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing, as set forth on the Loan Checklist;

(d)           a copy of the related Loan Checklist; and

(e)           in the case of a Swapped Floating Rate Loan, copies of the related Asset Specific Swap and assignment of the rights thereunder to the Issuer.

“Required Reserve Amount” means, with respect to each Distribution Date, an amount equal to the excess of the aggregate Outstanding Loan Balance of Delinquent Loans over the aggregate Recovery Value of Delinquent Loans.

“Reserve Fund” means the trust account so designated and established and maintained pursuant to Section 7.01.

“Responsible Officer” means, when used with respect to (a) the Owner Trustee or the Trustee, any officer assigned to the corporate trust office (and, with respect to the Trustee, the CDO Group) having direct responsibility for the administration of the Trust Agreement or the Indenture, as the case may be, or the transactions contemplated thereby, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, any trust officer or any other officer of the Owner Trustee or the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) the Trust Depositor, the Issuer, the Originator or the Servicer, the Chief Executive Officer, the Chief Investment Officer, Chief Financial Officer or any Managing Director thereof who is also a Servicing Officer of such Person or of the designated manager of such Person, as applicable.

“Revolving Loan” means a Loan that is a line of credit arising from an extension of credit by the Originator to or on behalf of an Obligor with a commitment that is fixed pursuant to the terms of the related Required Loan Documents.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“S&P CDO Monitor” means the dynamic, analytical computer program provided by S&P to the Servicer and the Trustee within 30 days after the Closing Date for the purpose of estimating the default risk of Loans.

“S&P CDO Monitor Test” means the test that will be satisfied on any Measurement Date if after giving effect to the substitution of a Substitute Loan, the acquisition of an Additional Loan or the sale of a Loan (or any combination of the foregoing), as the case may be, on such Measurement Date, the Notes Loss Differential of the Proposed Portfolio is positive; or if the Notes Loss Differential of the Proposed Portfolio is negative prior to giving effect to such substitution, acquisition or sale, as the case may be, the extent of compliance is improved after giving effect to such substitution, acquisition or sale. The S&P CDO Monitor Test will be considered improved if the Notes Loss Differential of the Proposed Portfolio is greater than the corresponding Notes Loss Differential of the Current Portfolio. In the event such test is updated or otherwise modified by S&P after the Closing Date, the “S&P CDO Monitor Test” shall mean such test as so updated or otherwise modified.

“S&P Priority Category Recovery Rate” means, with respect to any Loan, unless otherwise specified by S&P, the percentage specified in the table below:

S&P Priority Category	Recovery Rate

First Lien Loan	57%

Qualified Second Lien Loan	43.5%

Second Lien Loan (other than a Qualified Second	38%
Lien Loan), up to an aggregate of Outstanding Loan
Balances of such Second Lien Loans of less than or
equal to 15% of the Expected Aggregate
Outstanding Loan Balance

Second Lien Loans (other than a Qualified Second	23%
Lien Loan), representing the aggregate of
Outstanding Loan Balances of such Second Lien
Loans in excess of 15% of the Expected Aggregate
Outstanding Loan Balance

Subordinated Loan	23%

“S&P Rating” means, with respect to any Loan, if such Loan is rated by S&P, for determining the S&P Rating as of any date of determination:

(i)            if there is an issuer credit rating of the Obligor of such Loan, or the guarantor who unconditionally and irrevocably guarantees such Loan, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on such Loan in the Collateral);

(ii)           if there is no issuer credit rating of the Obligor and no other security or obligation of the Obligor is rated by S&P, then the Issuer shall apply to S&P for a corporate credit estimate after the acquisition of such Loan, which shall be its S&P Rating; provided that pending the receipt from S&P’s of such estimate, the S&P’s Rating of such Loan shall be the rating as may be estimated in good faith by the Servicer; provided further that such estimated rating shall not be higher than “B-” for the first 60 Business Days following the applicable Cut-Off Date and not higher than “CCC” thereafter;

(iii)          if there is no issuer credit rating of the Obligor and such Loan is not rated by S&P, but another security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be the issuer credit rating or shall be determined as follows: (a) if there is a rating on a senior secured obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory below such rating; (b) if there is a rating on a senior unsecured obligation of the Obligor, then the S&P Rating of such Loan shall equal such rating; and (c) if there is a rating on a subordinated obligation of the Obligor, then the S&P Rating of such Loan shall be one rating subcategory above such rating;

(iv)          if there is no issuer credit rating of the Obligor published by S&P and such Loan is not rated by S&P and no other security or obligation of the Obligor is rated by S&P and the Issuer does not obtain a S&P Rating for such Loan pursuant to clause (ii) above, then the S&P Rating of such Loan shall be determined as follows: If such Loan has a public rating by Moody’s, then the S&P Rating of such Loan shall be (a) one rating subcategory below the S&P equivalent of the rating assigned by Moody’s if such Loan is rated “Baa3” or higher by Moody’s, and (b) two rating subcategories below the S&P equivalent of the rating assigned by Moody’s if such Loan is rated “Bal” or lower by Moody’s; provided that not more than 10% (or such higher percentage as S&P may specify in writing to the Issuer and the Trustee from time to time) of the Aggregate Outstanding Loan Balance shall be deemed to have a S&P Rating based on a rating assigned by Moody’s as provided in this clause iv; and

(v)           if (a) the S&P Rating previously provided for a Loan expires 13 months after issuance without such S&P Rating being renewed, (b) the Servicer fails to provide S&P with requested materials in connection with obtaining an S&P Rating for a Loan, (c) the Servicer fails to provide financial statements with respect to any Obligor every 13 months from the date the applicable Loan is included in the Collateral, until such Loan is paid in full or (d) no other rating for such Loan applies by operation of clauses (i) through (iv) above, the applicable Loan will be deemed to have an S&P Rating of “CCC–”.

“S&P Rating Condition” means, with respect to any action or series of related actions or proposed transaction or series of proposed transactions, that S&P shall have notified the Trust Depositor, the Servicer, the Owner Trustee and the Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a reduction or withdrawal of the then-current rating issued by S&P with respect to any outstanding Class of Notes as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“S&P Weighted Average Recovery Rate” means, as of any Measurement Date, the percentage (rounded up to the first decimal place) obtained by dividing (a) the sum of the products obtained by multiplying the Outstanding Loan Balance of each Loan by its S&P Priority Category Recovery Rate, by (b) the Aggregate Outstanding Loan Balance.

“SAIF” means the Savings Association Insurance Fund, or any successor thereto.

“Sale Premium” means, with respect to any Loan sold pursuant to this Agreement, the excess, if any, of the applicable Sale Proceeds (exclusive of accrued interest and of any amounts reimbursable to the Servicer therefrom pursuant to Section 7.03(h)) over the Outstanding Loan Balance of such Loan at the time of sale.

“Sale Proceeds” means, with respect to a Loan (other than a Charged-Off Loan), all proceeds received as a result of a sale of such Loan pursuant to this Agreement, net of any sales, brokerage and related administrative or sales expenses of the Servicer or the Trustee in connection with any such sale.

“Scheduled Payment” means, with respect to any Loan, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after (a) in the case of the Initial Loans, the Closing Date or (b) in the case of Additional Loans or Substitute Loans, the related Cut–Off Date, as adjusted pursuant to the terms of the related Underlying Note and/or Required Loan Documents.

“Scheduled Payment Advance” means, with respect to any Distribution Date, the amounts, if any, deposited by the Servicer in the Principal and Interest Account for such Distribution Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.

“Second Lien Loan” means a Loan which (i) is not by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan, other than a First Lien Loan, (ii) is secured by a valid second priority perfected security interest or Lien in, to or on specified Related Property, subject to customary permitted liens (whether or not the Issuer and any other lenders are also granted a security interest of a higher or lower priority in additional Related Property), (iii) is secured by Related Property having a value (determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate Outstanding Loan Balances of all other Loans of equal or higher seniority secured by a first or second Lien or security interest in the same Related Property, and (iv) does not qualify as an First Lien Loan. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is included in the Collateral.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholders” means, collectively, the Noteholders and the Certificateholders.

“Senior Servicing Fee” shall have the meaning provided in Section 5.11.

“Sequential Distribution Date” means any Distribution Date (a) following the occurrence of a Servicer Default, an Event of Default, a Downgrade Event, the Sequential Pool Condition, the existence of any Class D Accrued Payable or a Ratings Confirmation Failure, (b) on which the Interest Distributable Test is not satisfied or (c) on which a CCC Excess Failure occurs; provided that in the case of a Sequential Distribution Date arising due to a Ratings Confirmation Failure, only the first Distribution Date following such Ratings Confirmation Failure and each subsequent Distribution Date prior to the earlier of (i) the date on which the Effective Date Ratings Confirmation is delivered and (ii) the date on which the Outstanding Principal Balance of each Class of Offered Notes and the Class D Notes has been reduced to zero shall be a Sequential Distribution Date.

“Sequential Pool Condition” means a condition that will be satisfied following the Replenishment Period, as of the first Distribution Date on or after the date on which the Aggregate Outstanding Loan Balance is less than 45.0% of the Expected Aggregate Outstanding Loan Balance.

“Servicer” means initially Ares Capital, or its successors in interest, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Default” shall have the meaning specified in Section 8.01.

“Servicer Transfer” shall have the meaning specified in Section 8.02(b).

“Servicing Advances” means, all reasonable and customary “out-of-pocket” costs, expenses and taxes incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Related Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Foreclosed Property or Repossessed Property, (iv) compliance with its obligations under this Agreement and the other Transaction Documents, and (v) services rendered in connection with the liquidation of a Loan (other than Liquidation Expenses), for all of which costs and expenses the Servicer is entitled to reimbursement thereof with interest thereon as provided in this Agreement.

“Servicing Fee” shall have the meaning provided in Section 5.11.

“Servicing Fee Percentage” means 0.50% per annum.

“Servicing File” means, for each Loan, the following documents or instruments:

(a)           copies of each of the Required Loan Documents; and

(b)           any other portion of the Loan File which is not part of the Required Loan Documents.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

“Servicing Standard” means, with respect to any Loans included in the Collateral, to service and administer such Loans in accordance with the Underlying Loan Agreements and all customary and usual servicing practices (A) which are consistent with the higher of: (x) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Loans for its own account, and (y) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (B) with a view to maximize the value of the Loans; and (C) without regard to: (1) the Servicer’s obligations to incur servicing and administrative expenses with respect to a Loan, (2) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction, (3) the ownership by the Servicer or any Affiliate of any Loans, (4) the ownership, servicing or management for others by the Servicer of any other Loans or property by the Servicer or (5) any relationship that the Servicer or any Affiliate of the Servicer may have with any holder of mezzanine loans of the Obligor with respect to such Loans.

“Servicing Transfer Costs” means, costs and expenses, if any, incurred by the Trustee, by the Collateral Administrator or by the Backup Servicer for costs and expenses associated with the transfer of servicing to the Successor Servicer, which shall not exceed $100,000 in the aggregate for any given servicing transfer.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“SPE Obligor” means, with respect to any Loan, an Obligor that is organized as a special purpose entity and is not an operating company.

“Special Redemption” means principal payments on the Notes made by the Issuer on any Distribution Date during the Replenishment Period following written notice delivered by the Servicer to the Trustee on or before the end of the related Due Period that:

(a)           (i) any Principal Collections have remained on deposit in the Principal Collection Account for at least 90 days from the date of their deposit to that account, and (ii) the servicer has elected not to apply those amounts to the Class A-1A VFN Funding Account or to reduce the Outstanding Principal Balance of the Class A-1A VFN Notes; and

(b)           the amounts described in the preceding clause (a) equal or exceed $1,000,000 in the aggregate.

“Special Redemption Amount” means those amounts to be distributed pursuant to a Special Redemption and in accordance with the priority of payments set forth in Section 7.05 (b)(I).

“Specified Amendment” means, with respect to any Loan (other than a Loan which is publicly rated by S&P and Moody’s), any waiver, modification, amendment or variance of such Loan which does not constitute a Material Modification of the type specified in clause (ii) of the definition thereof and which effects any term of such Loan in a manner that would:

(i)            modify the amortization schedule with respect to such Loan in a manner that (i) reduces the dollar amount of any Scheduled Payment by more than the greater of (x) 25% and (y) $250,000, (ii) postpones any Scheduled Payment by more than two payment periods or (iii) causes the weighted average life of the applicable Loan to increase by more than 25%; or

(ii)           reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Loan or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification); or

(iii)          extend the stated maturity date of such Loan by more than 24 months; provided that any such extension shall be deemed not to have been made until the business day following the original stated maturity date of such Loan; provided further that such extension shall not cause the weighted average life of such Loan to increase by more than 25%; or

(iv)          release any party from its obligations under such Loan, if such release would have a Material Adverse Effect on the Loan; or

(v)           reduce the principal amount thereof.

“Stated Maturity Date” means December 20, 2019.

“Subordinated Loan” means any Loan which is by its terms (or is expressly permitted by its terms to become) subordinate in right of payment to any First Lien Loan or Second Lien Loan (including any Qualified Second Lien Loan) or other senior obligation of the Obligor of such Loan.

“Subordinated Servicing Fee” shall have the meaning provided in Section 5.11.

“Subparticipated Period” shall have the meaning provided in Section 13.22.

“Subparticipated Portion” shall have the meaning provided in Section 13.22.

“Subparticipation” shall have the meaning provided in Section 13.22.

“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Additional Loan or Substitute Loan, as the case may be, transferred to the Issuer pursuant to Section 2.06 or Section 11.01.

“Subservicer” means any direct or indirect wholly owned subsidiary of Ares Capital that Ares Capital has identified as a subservicer or additional collateral agent or any other Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(b) in respect of the qualification of a Subservicer.

“Subservicing Agreement” means any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Loans as provided in this Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

“Subsidiary” means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitute Loan” means one or more Eligible Loans transferred by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to a substitution effected under and in accordance with Section 11.01 and identified in the related Loan Asset Certificate.

“Substitute Loan Assets” means any assets acquired by the Trust Depositor from the Originator and by the Issuer from the Trust Depositor in connection with a substitution of one or more Substitute Loans pursuant to Section 11.01, which assets shall include the Trust Depositor’s (or Originator’s, as applicable) right, title and interest in the following:

(i)            the Substitute Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii)           all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)          all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)          all collections and records (including Computer Records) with respect to the foregoing;

(v)           all documents relating to the applicable Loan Files; and

(vi)          all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loans being transferred to the Issuer in connection with a Mandatory Substitution effected pursuant to Section 11.01, the accuracy of each of the following statements as of the related Cut-Off Date for each such Loan:

(i)            the Outstanding Loan Balance of such Substitute Loan or, if more than one Substitute Loan will be added in replacement of a Loan to be reassigned by the Issuer to the Trust Depositor, the sum of the Outstanding Loan Balances of such Substitute Loans, is not less than that of the Loan identified on the related Loan Asset Certificate as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan or Loans;

(ii)           no selection procedures believed by the Originator or the Trust Depositor to be adverse shall have been employed in the selection of such Loan being substituted from the Originator’s portfolio; and

(iii)          all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and Related Property to the Trust Depositor, the Issuer, and the Trustee shall have been taken as of or prior to the related Cut-Off Date.

(iv)          the Substitute Loan has a maturity date that is prior to the Stated Maturity Date.

“Successor Backup Servicer” shall have the meaning provided in Section 8.10(a).

“Successor Servicer” shall have the meaning provided in Section 8.02(b).

“Swap Breakage Receipts” means, any amount payable to the Issuer in connection with the termination, transfer, reduction or amendment of an Asset Specific Swap, or any portion thereof, in accordance with the provisions of the such Asset Specific Swap.

“Swap Counterparty” with respect to any Asset Specific Swap, means a party that is a recognized dealer in interest rate swaps and interest rate caps, organized under the laws of the United States or a jurisdiction located therein (or another jurisdiction reasonably acceptable to the Issuer and each Rating Agency), that:  (a) at the time it becomes a Swap Counterparty has a short-term rating of at least “A-1” by S&P or a long-term senior unsecured debt rating of at least “A+” by S&P if such Person does not have a short term rating by S&P (for so long as any of the Offered Notes or Class D Notes are deemed outstanding and are rated by S&P), and either a long-term senior unsecured debt rating of at least “Aa3” by Moody’s (if such Person does not have at least a “P-1” short-term debt rating by Moody’s) or a long-term senior unsecured debt rating of at least “A1” by Moody’s and not subject to the qualification that the party has been placed on credit watch with negative implications (only if the short-term debt of such Person is rated at least “P-1” by Moody’s and not subject to the qualification that the party has been placed on credit watch with negative implications) (for so long as any of the Offered Notes or Class D Notes are deemed outstanding and are rated by Moody’s), and either a long-term senior unsecured debt rating of at least “A1” by Moody’s (if such Person does not have at least a “P-1” short-term debt rating by Moody’s) or a long-term senior unsecured debt rating of at least “A2” by Moody’s (only if the short-term debt of such Person is rated at least “P-1” by Moody’s) (for so long as any of the Offered Notes or Class D Notes are deemed outstanding and are rated by Moody’s); provided that, should a Rating Agency effect an overall downward adjustment of its short-term or long-term debt ratings, then the rating required of that Rating Agency under this clause (a) for a party to constitute a Swap Counterparty shall be downwardly adjusted accordingly; provided further that any adjustment to a rating shall be subject to the prior written consent of the applicable Rating Agency, (b) legally and effectively accepts the rights and obligations under the applicable Asset Specific Swap and (c) in connection with a substitute Swap Counterparty, otherwise satisfies the Rating Agency Condition.

“Swapped Floating Rate Loan” means a Loan where the interest rate payable by the Obligor thereunder has been swapped to a floating rate index pursuant to an Asset Specific Swap; provided that upon the termination of, or the occurrence of a payment default by the Swap Counterparty under, such Asset Specific Swap, the related Loan shall no longer constitute a Swapped Floating Rate Loan and shall be treated as a Fixed Rate Loan for all purposes.

“Tape” shall have the meaning provided in Section 5.15(b)(ii).

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Termination Notice” shall have the meaning provided in Section 8.02(a).

“Term Loan” means a loan that is a closed-end extension of credit by the Originator to an Obligor which may be fully funded or partially funded at the closing thereof, and which provides for full amortization of the principal thereof prior to or upon maturity.

“Third Party Acquired Loan” means any Initial Loan or Additional Loan acquired by the Issuer directly from a third party in a transaction arranged and underwritten by the Originator or any transaction in which the Issuer is the designee of the Originator under the instruments of conveyance relating to the applicable Loan.

“Three Month Index Maturity” shall have the meaning provided in Section 7.06.

“Three Month LIBOR” means LIBOR for the Three Month Index Maturity.

“Traditional Middle Market Loan” means any Loan issued as part of a loan facility with an original loan size (including any first and second lien loans included in the facility) of $125,000,000 or less, including for purposes of this definition the maximum available amount of commitments under any Revolving Loans and Delayed Draw Term Loans.

“Transaction Account Property” means the Transaction Accounts, all amounts and investments held from time to time in any Transaction Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Transaction Accounts” means, collectively, the Principal and Interest Account, the Note Distribution Account, the Reserve Fund, the Class A-1A VFN Funding Account and the Certificate Account.

“Transaction Documents” means this Agreement, the Indenture, the Trust Agreement, the Loan Sale Agreement, the Purchase Agreement, the Class A-1A VFN Purchase Agreement, the Collateral Administration Agreement, the Notes, the Certificate, any fee letters, any UCC financing statements filed pursuant to the terms of the Transaction Documents, and any additional document the execution of which is necessary or incidental to carrying out the terms of, or which is identified as a “Transaction Document” in the foregoing documents, all as such documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer and Servicing Agreements” means collectively this Agreement, the Loan Sale Agreement, the Indenture and the Trust Agreement.

“Transfer Deposit Amount” means, on any date of determination with respect to any Loan an amount equal to the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such date of determination at the Loan Rate provided for thereunder, and any outstanding Scheduled Payment Advances and Servicing Advances thereon that have not been waived by the Servicer entitled thereto, together with accrued interest thereon due the Servicer.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated on or about July 7, 2006, between the Trust Depositor and the Owner Trustee, among others, as such agreement may be further amended, modified, waived, supplemented or restated from time to time.

“Trust Depositor” shall have the meaning provided in the Preamble.

“Trust Estate” shall have the meaning provided in the Trust Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Trustee Fee” shall have the meaning provided in the fee letter, dated as of the date hereof between the Issuer and the Trustee.

“Trustees” means the Owner Trustee and the Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Underlying LIBOR Rate” means, with respect to any Loan, “LIBOR” (or similar definition) as determined in accordance with the Underlying Loan Agreement related to such Loan.

“Underlying Loan Agreement” means each single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by Ares Capital or one of its Affiliates.

“Underlying Note” means the one or more promissory notes executed by an Obligor evidencing a Loan.

“Underlying Prime Rate” means, with respect to any Loan, the “prime rate” or “base rate” as determined in accordance with the Underlying Loan Agreement related to such Loan.

“United States” means the United States of America.

“U.S. Dollar” and “$” means lawful currency of the United States.

“USD-LIBOR-Reference Banks” shall have the meaning provided in Section 7.06(a).

“Valuation” means, with respect to any Loan, a valuation of the fair market value of such Loan established by reference to (i) a third-party pricing service such as LoanX or LPC or other service selected by the Servicer in accordance with the Servicing Standard; provided that if a fair market value is available from more than one pricing service the highest such value so obtained shall be used, or (ii) if data for such Loan is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Loan which reflects the price that would be paid by a willing buyer to a willing seller of such Loan in an expedited sale on an arm’s-length basis.

“Warehouse Facilities” means initially, the Funding I Transaction and any similar collateralized financing facility the Originator and the Servicer may enter into after the Closing Date.

“Weighted Average Coupon” means, as of any Measurement Date, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Fixed Rate Loan (excluding Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such Measurement Date by the current Loan Rate on such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Fixed Rate Loans (excluding Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such Measurement Date; provided that if the foregoing amount is less than 12.0% for such Measurement Date, any Floating Rate Excess as of such Measurement Date shall be added to such amount; and provided further that, for purposes of this definition: (1) no contingent payment of interest will be included in such calculation; (2) any stated coupon shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Underlying Loan Documents; and (3) Loans that are Charged-Off Loans, Delinquent Loans and Credit Impaired Loans will be included in the calculations described herein if, as of such Measurement Date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note, or, if a Noteless Loan, pursuant to the terms of the related Underlying Loan Agreement.

“Weighted Average Life” means, as of any Measurement Date with respect to any Loan, the number obtained by dividing (a) the sum of the products obtained by multiplying (i) the Average

Life at such time of each Loan (excluding Charged-Off Loans) by (ii) the Outstanding Loan Balance of such Loan by (b) the Aggregate Outstanding Loan Balance (excluding Charged-Off Loans) as of such date.

“Weighted Average Life Test” means a test that (a) will be satisfied as of any Measurement Date during the Replenishment Period if the Weighted Average Life is less than the Maximum Weighted Average Life and (b) will be deemed satisfied at all times after the Replenishment Period.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage and rounded up to the next 0.001%), (a) the numerator of which is the sum of the products determined by multiplying the Outstanding Loan Balance of each Floating Rate Loan (excluding Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such date by the stated spread above or below LIBOR of the current Loan Rate applicable to such Loan, and (b) the denominator of which is the sum of the Outstanding Loan Balances of all Floating Rate Loans (excluding Charged-Off Loans, Delinquent Loans and Credit Impaired Loans) in the Collateral as of such date; provided that if the foregoing amount is less than the Minimum Weighted Average Spread for such date of determination, any Fixed Rate Excess as of such date shall be added to such amount; and provided further that, for purposes of this definition: (1) no contingent payment of interest will be included in such calculation, (2) any Loan Rate shall exclude any portion of the interest that is currently being deferred in violation of the terms of the related Loan Documents, (3) in the case of a Floating Rate Loan, other than a Swapped Floating Rate Loan, with a Loan Rate not expressed as a stated spread above or below LIBOR (including Floating Prime Rate Loans), the stated spread to LIBOR relating to such Loan shall be calculated on any date of determination by the Servicer in its sole discretion on behalf of the Issuer by subtracting LIBOR from the Loan Rate of such Loan, (4) in the case of a Swapped Floating Rate Loan, the stated spread for such Loan shall be equal to the excess of the current cash pay interest rate for such Loan as specified in the related Underlying Notes or Required Loan Documents over the fixed rate of interest payable to the Swap Counterparty for such Loan as specified in the related Asset Specific Swap, and (5) Loans that are Charged-Off Loans, Delinquent Loans and Credit Impaired Loans will be included in the calculations described herein if, as of such date, such Loans are paying in full current interest pursuant to the terms of their respective Underlying Note, or, in the case of a Noteless Loan, the related Underlying Loan Agreement.

“Weighted Average Spread Test” means a test that will be satisfied, as of any date of determination, if the Weighted Average Spread equals or exceeds the Minimum Weighted Average Spread.

Section 1.02.        Usage of Terms

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular. Words importing any gender include the other genders. References to “writing” include printing, typing, lithography and other means of reproducing words in a visible form. References to Persons include their permitted successors and assigns, The term “including” means “including without limitation”.

References to agreements or documents in this Agreement are to be construed to include all such agreements and documents as amended, modified or supplemented from time to time pursuant to the terms thereof. References to statutes in this Agreement are to be construed as including all statutory provisions consolidating, amending, modifying, codifying, reenacting or replacing, from time to time, the statute to which reference is made and all regulations promulgated pursuant to such statutes.

Section 1.03.        Section References

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.04.        Calculations

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

Section 1.05.        Accounting Terms

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

ARTICLE II.

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01.        Creation and Funding of Issuer; Transfer of Loan Assets

(a)           The Issuer was created pursuant to the terms and conditions of the Trust Agreement, upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of the Certificate of Trust (as defined in the Trust Agreement) under the Delaware Statutory Trust Act. The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof. The Issuer shall be administered pursuant to the provisions of this Agreement and the Trust Agreement for the benefit of the Securityholders. The Servicer is hereby specifically recognized by the parties hereto as empowered to act on behalf of the Issuer and the Owner Trustee in accordance with Section 5.02(e), Section 5.02(g) and otherwise to perform the duties and obligations required to be performed by the Servicer under the Transaction Documents.

(b)           Subject to and upon the terms and conditions set forth herein (including, without limitation, Section 13.22), the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $296,000,000 in cash (less placement expenses and certain other expenses associated with the initial offer and sale of the Notes the proceeds of which represent consideration paid by the Issuer herein), $32,000,000 in aggregate principal amount of the Class D Notes, $54,000,000 in aggregate principal amount of the Class E Notes and the Certificate, all the right, title and interest of the Trust Depositor in and to the Initial Loan Assets.

(c)           To the extent the purchase price paid to the Trust Depositor for any Loan Asset conveyed under this Agreement is less than the fair market value of such Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Trust Depositor to the Issuer on the Closing Date, in the case of the Initial Loans, and on the applicable Cut-Off Date, in the case of any Additional Loans or Substitute Loans.

(d)           The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Originator in the Loan Sale Agreement and of the Trust Depositor in Section 3.01 through Section 3.04 will run to and be for the benefit of the Issuer and the Trustees, and the Issuer and the Trustees may enforce directly (without joinder of the Trust Depositor when enforcing against the Originator) the repurchase obligations of the Originator or Trust Depositor, as applicable, with respect to breaches of such representations and warranties as set forth in the Loan Sale Agreement or in this Agreement.

(e)           The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator as lead agent, collateral agent or paying agent under any Agented Loan. The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the Loan Sale Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the Loan Sale Agreement.

(f)            The Originator, Trust Depositor and Issuer intend and agree that (i) the transfer of the Loan Assets to the Trust Depositor and the transfer of the Loan Assets to the Issuer are intended to be a sale, conveyance and transfer of ownership of the Loan Assets, as the case may be, rather than the mere grant of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere grant of a security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants) to the Trust Depositor and the Trust Depositor shall be deemed to have granted (and as of the Closing Date hereby grants) to the Issuer, as the case may be, a perfected first priority security interest in all right, title and interest of the Originator or of the Trust Depositor, respectively, in such Loan Assets and this Agreement shall constitute a security agreement under Applicable Law securing the repayment of the purchase price paid hereunder and the obligations and/or interests represented by the Securities, in the order of priorities, and subject to the other terms and conditions, of this Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(g)           If any such transfer of the Loan Assets is deemed to be a mere grant of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under the Loan Sale Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere grant of a security interest to secure a borrowing), repledge and reassign (i) all or a portion of the Loan Assets pledged to Trust Depositor by the Originator with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof. Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Originator and without further notice to or acknowledgment from the Originator. The Originator waives, to the extent permitted by Applicable Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement.

Section 2.02.        Conditions to Transfer of Initial Loan Assets to Issuer

On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and the Trustee each of the documents, certificates and other items as follows:

(a)           an Officer’s Certificate from the Originator substantially in the form of Exhibit C;

(b)           copies of the minutes of the board of directors of the Originator, the Servicer and the Trust Depositor or of the executive committee of the board of directors of the Originator, the Servicer and the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by a Responsible Officer of the Originator, the Servicer and the Trust Depositor;

(c)           officially certified evidence dated within 30 days prior to the Closing Date of due formation and good standing of the Originator under the laws of the State of Delaware;

(d)           the initial List of Loans, certified by a Responsible Officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Files as required under Section 2.08);

(e)           an Officer’s Certificate from the Trust Depositor substantially in the form of Exhibit B;

(f)            a letter from KPMG LLP or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to Moody’s and S&P), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and identifying those Initial Loans that do not conform;

(g)           officially certified evidence dated within 30 days prior to the Closing Date of due organization and good standing of the Trust Depositor under the laws of the State of Delaware;

(h)           evidence of proper filing with appropriate offices in the State of Delaware of a UCC financing statement listing the Originator, as debtor, naming the Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate offices in the State of Delaware of a UCC financing statement listing the Trust Depositor, as debtor, naming the Trustee as total assignee and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate offices in the State of Delaware of a UCC financing statement naming the Issuer, as debtor, naming the Trustee as secured party and identifying the Indenture Collateral, as collateral;

(i)            an Officer’s Certificate from the Servicer listing the Servicing Officers;

(j)            evidence of deposit in the Principal and Interest Account of all funds received with respect to the Initial Loans on and after the Closing Date, together with an Officer’s Certificate from the Servicer to the effect that such amount is correct; and

(k)           a fully executed copy of each of the Transaction Documents.

Section 2.03.        Issuance of the Notes

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue, to or upon the written order of the Trust Depositor, the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Trustee shall authenticate, to or upon the written order of the Trust Depositor, the Notes secured by the Collateral.

Section 2.04.        [Reserved.]

Section 2.05.        Sales of Loans

(a)           Except as otherwise expressly permitted or required by this Agreement, the Servicer (on behalf of the Issuer) shall not sell, transfer, exchange or otherwise dispose of any Loan; provided that the Servicer (on behalf of the Issuer) may direct the Trustee to sell (and the Trustee shall sell in accordance with such instructions) for cash any Loan, if on or prior to the trade date for such sale, transfer, exchange or other disposition, the Servicer has certified to the Trustee that each of the conditions applicable to such sale, transfer, exchange or other disposition set forth below has been satisfied:

(i)            the applicable Loan is a Delinquent Loan, Credit Impaired Loan or Charged-Off Loan;

(ii)           the sale will be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements;

(iii)          after giving effect to the sale, the S&P CDO Monitor Test will be maintained or improved;

(iv)          the Moody’s or S&P rating of the Class A Notes is not lower than the Moody’s or S&P rating of such Notes on the Closing Date;

(v)           the Moody’s or S&P rating of the Class B Notes, the Class C Notes or the Class D Notes is not more than one rating subcategory below the respective Moody’s or S&P rating of such Notes on the Closing Date;

(vi)          no Servicer Default or Event of Default has occurred; and

(vii)         if such Loan is purchased by the Servicer or an Affiliate thereof, (A) such purchase represents the best execution for the Issuer and (B) such Person purchases such Loan at a price that is at least equal to the Fair Market Value of such Loan.

(b)           The Servicer and the Issuer hereby expressly agree that no sale of Loans shall be executed in a manner that can reasonably be expected to cause the Issuer or the assets of the Issuer not to be in compliance with the requirements of Rule 3a-7 under the 1940 Act.

(c)           The Sale Proceeds from any sale pursuant to this Section 2.05 will be deposited into the Principal and Interest Account and allocated as provided in Section 7.05. Upon receipt by the Servicer for deposit in the Principal and Interest Account of the amounts of Sale Proceeds received in connection with any such sale, and upon receipt by the Trustee of an Officer’s Certificate of the Servicer as to the satisfaction of all applicable conditions of this Section 2.05, the Trustee shall assign to the party designated by the Servicer (or to the Servicer itself) all of the Issuer’s right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty. Such reassigned Loan shall no longer thereafter be included in the Collateral.

(d)           In the event that the Servicer has notified the Trustee of an Optional Repurchase of the Notes, the Servicer may at any time direct the Trustee to sell, and the Trustee shall sell in the manner directed by the Servicer, any Loan without regard to the foregoing limitations in this Section 2.05; provided that (i) the Servicer certifies to the Trustee that in its judgment exercised in accordance with the Servicing Standard and based on calculations included in the certification (which shall include the sales prices of the Loans), the Sale Proceeds from the sale of one or more of the Loans shall be sufficient to pay the Repurchase Price with respect to all the Notes and (ii) the Servicer shall sell any Loan pursuant to this Section 2.05 only at a price that is commercially reasonable as reasonably determined by the Servicer in accordance with the Servicing Standard.

Section 2.06.        Conveyance of Additional Loans; Effective Date Ratings Confirmation

(a)           Conveyance of Additional Loans. The Issuer may (and the Trustee shall upon instruction of the Servicer acting on behalf of the Issuer), at any time during the Ramp-Up Period and the Replenishment Period and subject to the conditions set forth in this Section 2.06, apply Principal Collections standing to the credit of the Principal Collection Account, Draws under the Class A-1A VFN Notes and amounts standing to the credit of the Class A-1A VFN Funding Account to purchase Additional Loan Assets from the Trust Depositor. The purchase price paid by the Issuer for any Additional Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof or (y) in the case of a

Loan acquired by the Originator from a third party, the purchase price paid for such Loan, as applicable, plus, in each case, accrued and unpaid interest thereon.

(b)           Upon the acquisition of any Additional Loan Assets pursuant to and in accordance with this Section 2.06, such Additional Loan Assets shall become part of the Collateral subject to the Lien of the Indenture. The Servicer represents and warrants in connection with the foregoing that it will not cause the Issuer to acquire any Additional Loan pursuant to this Section 2.06 for the primary purpose of recognizing gains or decreasing losses resulting from market value changes in the Loans.

(c)           The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Additional Loans and the Loan Assets related thereto only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Loan Asset Certificate by the Trust Depositor shall be deemed a representation and warranty by the Issuer, the Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i)            the Trust Depositor shall have provided the Issuer and the Trustee with a timely Loan Asset Certificate complying with the definition thereof contained herein, which Loan Asset Certificate shall be delivered no later than 11:00 a.m. (New York City time) on the related Cut-Off Date;

(ii)           with respect to the acquisition of any Additional Loan, after giving effect to the inclusion of such Loan in the Collateral, the Portfolio Acquisition and Disposition Requirements and, solely with respect to such acquisitions effected during the Replenishment Period, the Portfolio Criteria, are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the acquisition of any such Additional Loan effected during the Replenishment Period, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans;

(iii)          (A) the Originator shall have delivered to the Trust Depositor and Trustee and (B) the Trust Depositor shall have delivered to the Issuer a duly updated Subsequent List of Loans listing the Additional Loans;

(iv)          the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Additional Loans on and after the related Cut-Off Date;

(v)           as of each Cut-Off Date, each of the Originator and the Trust Depositor was Solvent and neither of them have been made not Solvent by such transfer nor is either of them aware of any pending insolvency;

(vi)          no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Holders shall have been utilized in selecting the Additional Loans; and

(vii)         each of the representations and warranties made by the Trust Depositor pursuant to Section 3.02 (including without limitation that such Additional Loan is an Eligible Loan) and Section 3.04 applicable to the Additional Loans shall be true and correct as of the related Cut-Off Date.

(d)           The Originator shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the Additional Loans identified on the Subsequent List of Loans has been sold by the Originator to the Trust Depositor, pursuant to the Loan Sale Agreement, and by the Trust Depositor to the Issuer, pursuant to this Agreement.

(e)           The Originator shall deliver written notice of the inclusion of an Additional Loan to Moody’s and S&P.

(f)            The Servicer on behalf of the Issuer shall present each Additional Loan proposed to be included in the Collateral to each Rating Agency for review by such Rating Agency in order that each Rating Agency may provide a rating and a recovery rate with respect to such Loan; provided that (i) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to the Rating Agencies as described herein, (ii) the Servicer’s failure to present a Loan to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, this Agreement or any other Transaction Document, (iii) with respect to S&P, the recovery rate shall be determined in accordance with the S&P Priority Category Recovery Rate and (iv) with respect to Moody’s, the Servicer shall have no obligation to present an Additional Loan if a Moody’s Rating for such Loan has been determined by reference to clause (v) of the definition of Moody’s Rating.

(g)           Effective Date Ratings Downgrade. On or before the Effective Date, but in no case later than the date which is 15 Business Days prior to the Distribution Date occurring in June, 2007, the Servicer will (i) cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”) to determine the extent of compliance with the Portfolio Criteria of the Loans included in the Collateral as of the Effective Date, (ii) deliver a report of such Independent Accountants certifying the results of that determination to the Trustee and the Rating Agencies (such report, the “Accountants’ Effective Date Certificate”) and (iii) request that each Rating Agency confirm in writing (the “Effective Date Ratings Confirmation”), within 30 days after the Effective Date (or such later date as such Rating Agency may determine), that it has not reduced or withdrawn any of the ratings assigned to the Offered Notes or the Class D Notes on the Closing Date. In the event that (A) any rating assigned to the Offered Notes or the Class D Notes on the Closing Date is reduced or withdrawn or (B) the Issuer is not in compliance with the Portfolio Criteria as of the Effective Date and the Servicer does not receive the Effective Date Ratings Confirmation from Moody’s (in each case, such event, a “Ratings Confirmation Failure”), the next and succeeding Distribution Dates shall be Sequential Distribution Dates until the earlier of (x) such date as each such Rating Agency shall confirm its respective ratings of the Offered Notes and the Class D Notes assigned on the Closing Date and (y) the Outstanding Principal Balance of each Class of Offered Notes and the Class D Notes is reduced to zero.

Section 2.07.        Release of Excluded Amounts

(a)           The parties hereto acknowledge and agree that the Issuer has no interest in the Excluded Amounts. The Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, any Excluded Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Trustee or the Issuer; provided that the Trustee and the Owner Trustee shall execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing. Such Excluded Amounts shall not constitute and shall not be included in the Loan Assets.

(b)           Immediately upon the release to the Trust Depositor by the Trustee of the Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Excluded Amounts, which release shall be automatic and require no further action by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Excluded Amounts, as may be reasonably requested by the Originator.

Section 2.08.        Delivery of Documents in the Loan File

(a)           Subject to the delivery requirements set forth in Section 2.08(b), the Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all the Loan Files and the related Loan Checklists to the Trustee (with copies to be held by the Servicer) on behalf of and for the account of the Noteholders. The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Additional Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b)           With respect to each Loan in the Collateral, before the Closing Date in the case of the Initial Loans, and before the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Trust Depositor will deliver or cause to be delivered to the Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan.

Section 2.09.        [Reserved]

Section 2.10.        Certification by Trustee; Possession of Loan Files

(a)           Review; Certification. On or prior to the Closing Date, in the case of the Initial Loans, and the related Cut-Off Date, in the case of any Additional Loans or Substitute Loans, the Trustee shall review the portion of each Loan File constituting the Required Loan Documents required to be delivered pursuant to Section 2.08(b) on the Closing Date in the case of the Initial Loans and the related Cut-Off Date, in the case of any Additional Loans or Substitute Loans, and shall deliver to the Originator, the Trust Depositor, and the Servicer a certification in the form attached hereto as Exhibit L-1 on or prior to the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans. Within two Business Days after the Trustee receives the portion of the Loan

File permitted to be delivered after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans pursuant to Section 2.10(b), the Trustee shall deliver to the Originator, the Trust Depositor, and the Servicer a certification in the form attached hereto as Exhibit L-2.

(b)           Non-Conforming Loan Files. If the Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File which is not properly executed, is missing, is unrelated to a Loan identified in the List of Loans, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer. In performing any such review, the Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Required Loan Documents have been executed and received and relate to the Loans identified in the List of Loans; provided with respect to the UCC financing statements referenced in clause (ii)(c) of the definition of Required Loan Documents, the Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements (to the extent required by such definition) and not to make determinations about the materiality of such UCC financing statements. The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Trustee. If, however, within 30 days after the Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an Ineligible Loan and the Originator shall (i) substitute in lieu of such Loan a Substitute Loan or (ii) repurchase such Loan, in each case, in the manner and subject to the conditions set forth in Section 11.01.

(c)           Release of Entire Loan File Upon Sale, Substitution or Repurchase. Subject to Section 5.08(a), upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts then required to be deposited as described in Section 2.05, Section 2.10(b) or Section 11.01, as applicable, in the Principal and Interest Account (which certification shall be in the form of Exhibit M), the Trustee shall release to the Servicer for release to the Originator the related Loan File and the Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents. All costs of any such transfer shall be borne by the Originator.

(d)           Partial Release of Loan File and/or Related Property. Subject to Section 5.08(b), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Related Property) the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Related Property, the Servicer shall deliver to the Trustee a certificate to such effect in the form attached as Exhibit M hereto. Subject to Section 5.08(d), upon receipt of such certification, the Trustee shall deliver to the Servicer within two Business Days of such request (if such request was received by 1:00 p.m., New York City time), the requested documentation, and the Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Related Property from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e)           Annual Reporting. On the Distribution Date in December of each year, commencing December 20, 2006, the Trustee shall deliver to the Originator, the Trust Depositor, and the Servicer a report detailing all transactions with respect to the Loans for which the Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year. Such report shall list all Loan Files which were released by or returned to the Trustee during the prior calendar year, the date of such release or return and the reason for such release or return as identified or the related request for release delivered by the Servicer.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Trust Depositor makes, and upon acquiring any Additional Loan or Substitute Loan is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Issuer will rely in purchasing the Initial Loan Assets on the Closing Date and on which the Securityholders will rely.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer. The repurchase obligation or substitution obligation of the Trust Depositor set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Trust Depositor set forth in Section 3.01 through Section 3.04 and no Servicer Default or other default may result therefrom.

Section 3.01.        Representations and Warranties Regarding the Trust Depositor

By its execution of this Agreement, the Trust Depositor represents and warrants to the Issuer, the Trustee, the Securityholders that:

(a)           Organization and Good Standing. The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged. The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect with respect to the Trust Depositor or the Issuer.

(b)           Authorization; Valid Sale; Binding Obligations. The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the

Issuer to be created. This Agreement shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer. This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required. The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)           No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)           Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a Material Adverse Effect with respect to the Trust Depositor or the Issuer or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f)            Solvency. The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g)           Taxes. The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)           Place of Business; No Changes. The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)            Not an Investment Company. The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” under the 1940 Act.

(j)            Sale Treatment. Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

(k)           Security Interest.

(i)            This Agreement creates a valid and continuing security interest in favor of the Issuer (as defined in the applicable UCC) in all right, title and interest of Trust Depositor in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii)           the Loans, along with the related Loan Files, constitute either a “general intangible”, an “instrument”, an “account”, “investment property”, or “chattel paper”, within the meaning of the applicable UCC;

(iii)          the Trust Depositor owns and has, and upon the sale and transfer thereof by the Trust Depositor to the Issuer, the Issuer will have, good and marketable title to the Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)          the Trust Depositor has, within 10 days of the acquisition of a Loan, received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v)           the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement;

(vi)          other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets. The Trust Depositor has not authorized the filing of and is not aware of any financing statements naming the Trust Depositor as debtor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under the Loan Sale Agreement, or (B) that has been terminated. The Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(vii)         all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee, and in the case of Noteless Loans, the documents required pursuant to clause (ii)(a)(2) of the definition of Required Loan Documents have been delivered to the Trustee;

(viii)        except with respect to Noteless Loans, the Trust Depositor has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix)           none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Trustee.

(l)            Value Given. The cash payments and Securities of the Issuer received by the Trust Depositor in respect of the purchase price of the Loans sold hereunder, together with the Issuer’s assumption of the future funding obligations under the Revolving Loans and Delayed Draw Term Loans, constitutes reasonably equivalent value in consideration for the transfer to the Issuer of such Loans under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m)          Investment Company. The Issuer is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(n)           No Defaults. The Trust Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would have a Material Adverse Effect with respect to the Trust Depositor.

(o)           Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans by the Trust Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(p)           Origination and Collection Practices. The origination and collection practices used by any Affiliate of the Trust Depositor with respect to each Loan have been in all material respects legal, proper and prudent and comply with the Credit and Collection Policy.

(q)           Adequacy of Consideration. The Trust Depositor will receive fair consideration and reasonably equivalent value in exchange for the sale of the Loans.

(r)            Lack of Intent to Hinder, Delay or Defraud. Neither the Trust Depositor nor any of its Affiliates sold, or will sell, any interest in any Loan with any intent to hinder, delay or defraud any of their respective creditors.

(s)           Nonconsolidation. Each of the Issuer and the Trust Depositor conducts its affairs such that the Issuer or the Trust Depositor would not be substantively consolidated in each others estate and their respective separate existences would not be disregarded in the event of the Trust Depositor’s bankruptcy. Without limitation to any of the foregoing, (A) with respect to clauses (s)(xxix) and (s)(xxx), the Trust Depositor and (B) with respect to each other subclauses of this clause (s), each of the Issuer and the Trust Depositor, has not and shall not:

(i)

engage in any business or activity other than the purchase and receipt of Collateral and related assets under this Agreement, the sale and pledge of Collateral under the Transaction Documents, and such other activities as are incidental thereto;

(ii)

acquire or own any material assets other than (a) the Collateral and related assets under this Agreement and (b) incidental property as may be necessary for the operation of either the Issuer or the Trust Depositor and the performance of its obligations under the Transaction Documents;

(iii)

merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, or jurisdiction of formation;

(iv)

fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, amend, modify, terminate or fail to comply with the provisions of its operating agreement, or fail to observe limited liability company formalities;

(v)	own any Subsidiary or make any Investment in any Person;

(vi)	except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii)

incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than indebtedness incurred under the Transaction Documents; provided that, such debt is not evidenced by a note and is paid when due;

(viii)	become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)	fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x)

enter into any contract or agreement with any Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Person;

(xi)	seek its dissolution or winding up in whole or in part;

(xii)	fail to correct any known misunderstandings regarding the separate identity of Issuer and the Trust Depositor or any principal or Affiliate thereof or any other Person;

(xiii)	guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)	make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of indebtedness issued by any other Person (other than the Loans and cash);

(xv)	fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and treasury regulations;

(xvi)

fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii)

file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xix)

except as may be required by the Code and treasury regulations, share any common logo with or hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xx)

permit any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Issuer or the Trust Depositor to the extent it has the ability to control the same, unless the Issuer or the Trust Depositor delivers to the Trustee an acceptable non-consolidation opinion;

(xxi)	fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;

(xxii)                fail to pay its own liabilities and expenses only out of its own funds;

(xxiii)               fail to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(xxiv)               acquire the obligations or securities of its Affiliates or stockholders;

(xxv)                guarantee any obligation of any person, including an Affiliate;

(xxvi)               fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvii)              fail to use separate invoices and checks bearing its own name;

(xxviii)             pledge or permit the pledge of its assets or ownership interests in the Issuer for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxix)               fail at any time to have at least one independent manager (an “Independent Manager”) who is not currently a director, officer, employee, trade creditor shareholder, manager or member (or spouse, parent, sibling or child of the foregoing) of (a) the Servicer, (b) the Issuer, (c) any principal of the Servicer, (d) any Affiliate of the Servicer, or (e) any Affiliate of any principal of the Servicer; provided such Independent Manager may be an independent manager or an independent director of another special purpose entity affiliated with the Servicer or fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Independent Manager are duly authorized by the unanimous vote of the board of managers (including the Independent Managers);

(xxx)                fail to provide that the unanimous consent of all members (including the consent of the Independent Manager) is required for the Trust Depositor to (a) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Trust Depositor, (e) make any assignment for the benefit of the Trust Depositor’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; and

(xxxi)               take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Latham & Watkins LLP, dated as of the date hereof, upon which the conclusions expressed therein are based.

(xxxii)              The Issuer has received in writing from the Trust Depositor confirmation that the Trust Depositor will not cause the Issuer to file a voluntary petition under the Bankruptcy Code or Insolvency Laws.

(t)            Accuracy of Information. All written factual information heretofore furnished by the Trust Depositor for purposes of or in connection with this Agreement or the other Transaction Documents to which Trust Depositor is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Trust Depositor to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement. The Trust Depositor and Issuer (i) shall not waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide S&P with prompt written notice of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02.        Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate

The Trust Depositor represents and warrants (x) with respect to Section 3.02(a), Section 3.02(b) and Section 3.02(d) as to each Loan as of the Closing Date, and as of each Cut-Off Date with respect to each Additional Loan and each Substitute Loan, as applicable, and (y) with respect to Section 3.02(c), as to the Collateral in the aggregate as of the Closing Date, and as of each Cut-Off Date with respect to Additional Loans and Substitute Loans (after giving effect to the addition of such Additional Loans and Substitute Loans to the Collateral), that:

(a)           List of Loans. The information set forth in the List of Loans attached hereto as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans or Substitute Loans on a Cut-Off Date) is true, complete and correct as of the applicable Cut-Off Date.

(b)           Eligible Loan. Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder.

(c)           Loans Secured by Real Property. To the Trust Depositor’s best knowledge after reasonable inquiry, less than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of the Closing Date consists of Loans principally secured by real property and the Trust Depositor will not effectuate the transfer of an Additional Loan or Substitute Loan if the Trust Depositor knows after reasonable inquiry that such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of any Cut-Off Date to consist of Loans principally secured by real property; provided that, for this purpose, a Loan will be considered principally secured by real property if the Trust Depositor knows, after reasonable inquiry that the fair market value of the interest in real property securing the Loan exceeds 50% of its Outstanding Loan Balance.

(d)           Participated Loans. Any Participated Loan included in the Collateral (other than a Qualified Participated Loan) shall be converted to a full assignment within 60 days following the Closing Date.

Section 3.03.        [Reserved]

Section 3.04.        Representations and Warranties Regarding the Required Loan Documents

The Trust Depositor represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Cut-Off Date, with respect to Additional Loans and Substitute Loans), that except as otherwise provided in Section 2.08, the Required Loan Documents and each other item identified on each Loan Checklist with respect to the Loan File for each Loan are in the possession of the Trustee.

Section 3.05.        [Reserved]

Section 3.06.        Representations and Warranties Regarding the Servicer

The Servicer represents and warrants to the Owner Trustee, the Trustee and the Securityholders that:

(a)           Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer. The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof and in which the failure to so qualify would have a Material Adverse Effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or Issuer.

(b)           Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party. This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required. The Servicer is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party.

(d)           No Violations. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Applicable Law applicable to the Servicer, or conflict with, result in a default under or constitute a breach of the Servicer’s organizational documents or any Contractual Obligations to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)           Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, or any other Transaction Document to which the Servicer is a party that, if adversely determined, would in the reasonable judgment of the Servicer be expected to have a Material Adverse Effect with respect to the Servicer or the Issuer.

(f)            Reports. All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects.

Section 3.07.        Representations and Warranties of the Backup Servicer

The Backup Servicer hereby represents and warrants to the Owner Trustee, the Trustee, the Securityholders, as follows:

(a)           Organization. It is a Minnesota corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)           Good Standing. The Backup Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect on the interests of the Securityholders.

(c)           Authorization. It has the power and authority to execute and deliver this Agreement and to carry out its terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d)           No Violations. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not violate any Applicable Law or conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its organizational documents or any Contractual Obligations by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligations.

(e)           No Consent Required. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f)            Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(g)           Litigation. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a Material Adverse Effect on the interests of the Securityholders.

(h)           No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Backup Servicer is a party or by which it or any of its property is bound.

(i)            Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Backup Servicer, enforceable against the Backup Servicer in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or general principles of equity (whether considered in a suit at law or in equity).

ARTICLE IV.

PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01.        Custody of Loans

The contents of each Loan File shall be held in the custody of the Trustee under the Indenture for the benefit of, and as agent for, the Securityholders.

Section 4.02.        Filing

On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in Section 2.02(h) to be filed, and from time to time the Servicer, on behalf of the Issuer, shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Issuer or Trustee (acting at the direction of the Majority Noteholders) may reasonably request to perfect and protect the Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Originator, Trust Depositor and Servicer set forth in the preceding sentence, the Originator, Trust Depositor and Issuer hereby authorize the Servicer to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03.        Changes in Name, Corporate Structure or Location

(a)           During the term of this Agreement, none of the Originator, the Servicer, the Trust Depositor or the Issuer shall change its name, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Owner Trustee, the Trustee, and the other parties hereto.

(b)           If any change in either the Servicer’s, the Originator’s or the Trust Depositor’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trustee’s security interest in the Loan Assets and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04.        Costs and Expenses

The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Trustees’ and Issuer’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Related Property related thereto and the security interests provided for in the Indenture); provided to the extent permitted by the Required Loan Documents, the Servicer may seek reimbursement for such costs and disbursements from the related Obligors.

Section 4.05.        Sale Treatment

Other than for accounting and tax purposes, the Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.06.        Separateness from Trust Depositor

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Latham & Watkins, LLP (including any certificates of the Originator attached thereto) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V.

SERVICING OF LOANS

Section 5.01.        Appointment and Acceptance

Ares Capital is hereby appointed as Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which the Servicer has any rights, duties or obligations. Ares Capital accepts such appointment and agrees to act as the Servicer pursuant to this Agreement and pursuant to the other Transaction Documents under which Ares Capital, as Servicer, has any rights, duties or obligations.

Section 5.02.        Duties of the Servicer

(a)           The Servicer, as an independent contract servicer, shall service and administer the Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Credit and Collection Policy and the Servicing Standard. The parties hereto each acknowledge, and the Noteholders and the Certificateholder are hereby deemed to acknowledge, that the Servicer, as Servicer under this Agreement, possesses only such rights with respect to the enforcement of rights and remedies with respect to the Loans and the Related Property and under the Required Loan Documents as those which have been transferred to the Issuer with respect to the related Loan. Therefore, the provisions of this Article V shall only apply to Agented Loans with respect to which the Servicer is the lead agent and to the extent not inconsistent with the related Required Loan Documents.

(b)           The Servicer may perform its duties directly or, consistent with the Servicing Standard, through agents, accountants, experts, attorneys, brokers, consultants or nominees selected with reasonable care by the Servicer. The Servicer will remain fully responsible and fully liable for its duties and obligations hereunder and under any other Transaction Document notwithstanding any such delegation to a third party. Performance by any such third party of any of the duties of the Servicer hereunder or under any other Transaction Document shall be deemed to be performance thereof by the Servicer. In addition, the Servicer may enter into Subservicing Agreements for any servicing and administration of Loans with any entity; provided that the Rating Agency Condition is satisfied with respect to the entry of the Servicer into any such Subservicing Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies hereunder. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, so long as this Agreement shall remain effective, the Servicer shall remain obligated and primarily liable to the Trustee, for itself and on behalf of the Securityholders, for the servicing and administering of the Loans in accordance with the provisions of this Agreement, the Credit and Collection Policy and the Servicing Standard, without diminution of such obligation or liability by virtue of such Subservicing Agreements or other arrangements with third parties pursuant to this clause (b) or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(c)           Any Subservicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.02(d). Notwithstanding the foregoing, the Servicer shall (i) at its expense and without reimbursement, deliver to the Trustee a copy of each Subservicing Agreement and (ii) provide notice of the termination of any Subservicer within a reasonable time after such Subservicer’s termination to the Trustee.

(d)           In the event the Servicer shall for any reason no longer be the Servicer, the Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the Successor Servicer all documents and records (including computer tapes and diskettes) in it possession relating to each Subservicing Agreement and the Loans then being serviced hereunder and an accounting of amounts collected and held by it hereunder and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements and of any other arrangements with third parties pursuant to clause (a) of this Section 5.02 to the Successor Servicer to the extent permitted thereby.

(e)           Modifications and Waivers Relating to Loans.

(i)            So long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer may waive, modify or vary any term of any Loan if in the Servicer’s determination such waiver, modification or variance (1) will not extend the stated maturity date of such Loan to the Stated Maturity Date or beyond, and (2) can reasonably be expected to increase the collectability of or realization on such Loan when compared to expected Collections in the absence of such waiver, modification or variance; provided the Servicer may not enter into any amendment, waiver, modification or variance with respect to any loan for the purpose or with the intention of causing a breach of a representation or warranty hereunder to occur with respect to such Loan solely in order to render such loan eligible for repurchase or substitution hereunder or to otherwise make such Loan eligible for repurchase pursuant to Section 11.01.

(ii)           Except as expressly set forth in Section 5.02(e)(i), the Servicer may execute any amendments, waivers, modifications or variances related to such Loan and any documents related thereto on behalf of the Issuer. The Servicer will provide each Rating Agency with a written summary of any such amendment, waiver, modification or variance promptly after its execution and, promptly upon request by any Rating Agency, a copy of any such waiver, modification or variance. Such summary shall set forth a brief description of the reasons for, and the effect of, such waiver, modification or variance, and shall indicate whether such waiver, modification or variance constitutes a Specified Amendment.

(iii)          Although costs incurred by the Servicer or any Subservicer in respect of Servicing Advances, including any interest owed with respect thereto, may be added to the amount owing by the Obligor under the related Loan, such amounts shall not be so added for the purposes of calculating distributions to Noteholders. Any fees and costs imposed in connection therewith on the Obligor of the related Loan, and any reimbursement thereof by any Obligor or out of Sale Proceeds, Liquidation Proceeds or Insurance Proceeds received with respect to the related Loan or its Related Property shall be withdrawn and payable to the Servicer from the Principal and Interest Account pursuant to Section 7.03(h). Without limiting the generality of the foregoing, so long as it is consistent with the Credit and Collection Policy and the Servicing Standard, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Issuer, the Trustee, the Owner Trustee, and each Securityholder, all instruments of amendment, waiver, satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to any Related Property. Such authority shall include, but not be limited to, the authority to substitute or release items of Related Property consistent with the Credit and Collection Policy and the Servicing Agreement and sell participations or assignments in Loans previously transferred to the Issuer. The Issuer, the Trustee and the Owner Trustee have granted a power of attorney to the Servicer with respect thereto, pursuant to Section 5.02(x). In connection with any such sale, the Servicer shall deposit in the Principal and Interest Account, pursuant to Section 7.03(b), all proceeds received upon such sale (other than Excluded Amounts). If reasonably required by the Servicer, the Issuer, the Trustee and the Owner Trustee, shall furnish the Servicer, within five Business Days of receipt of the Servicer’s request, with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement or under any of the other Transaction Documents. Any such request by the Servicer to the Issuer, the Trustee or the Owner Trustee, shall be accompanied by a certification in the form of Exhibit L signed by a Servicing Officer. In connection with any substitution of Related Property, the Servicer shall deliver to the Trustee the items required by, and within the time frame, set forth in Section 2.08, assuming that the date of substitution is the relevant Cut-Off Date.

(f)            The Servicer, in servicing and administering the Loans, shall act in a manner, consistent with the Credit and Collection Policy and the Servicing Standard (which includes, without limitation to any of the foregoing, the duty to act in good faith and exercise commercially reasonable judgment and reasonable care), employ or cause to be employed procedures (including collection, foreclosure, Foreclosed Property and Repossessed Property management procedures), in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard.

(g)           In accordance with the power set forth in Section 2.01(a), the Servicer shall perform the duties of the Issuer and the Owner Trustee under the Transaction Documents. In furtherance of the foregoing, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer and the Owner Trustee under the Transaction Documents. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall recommend to the Owner Trustee actions necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents. The Servicer shall prepare for execution by the Owner Trustee or the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.

(h)           In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform or shall cause to be performed such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to state and federal tax and securities laws. In accordance with the directions of the Issuer or the Owner Trustee, as applicable, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Issuer as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

(i)            Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly (upon a Responsible Officer of the Servicer having actual knowledge thereof) notifying the Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Securityholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld pursuant to such provision.

(j)            All tax returns required to be signed by the Issuer, if any, will be signed by the Servicer on behalf of the Issuer.

(k)           The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be reasonably accessible for inspection by the Owner Trustee at any time during the Servicer’s normal business hours upon not less than three Business Days’ prior written notice.

(l)            Without the prior written consent of the Majority Noteholders and subject to the satisfaction of the Rating Agency Condition, the Servicer shall not agree or consent to, or otherwise permit to occur, any material amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy, in whole or in part, in any manner that could have a Material Adverse Effect on the Loans.

(m)          For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, (i) the Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

(n)           The initial Servicer will keep in full force and effect its existence, rights and franchise as a Maryland corporation, and the Servicer shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(o)           The Servicer shall be obligated to make the Servicing Advances (but not Scheduled Payment Advances) incurred in the performance of its servicing duties hereunder as provided in Section 5.09. The Servicer shall be entitled to reimbursement for such Servicing Advances from the Collections received from the Loan to which such Servicing Advances relate pursuant to Section 5.10(d) and Section 7.03(h). Notwithstanding anything contained herein to the contrary, in no event shall the application of Servicing Advances or Scheduled Payment Advances prevent a Loan from being or becoming a Delinquent Loan or Charged-Off Loan, as applicable.

(p)           The Servicer shall not be responsible for any taxes on the Issuer (except to the extent of taxes attributable to the Servicer’s ownership, if any, of equity interests in the Issuer) or any Servicing Fees payable to any Successor Servicer.

(q)           All payments received on Loans by the Servicer will be applied by the Servicer to amounts due by the Obligor in accordance with the provisions of the related Underlying Loan Agreement or, if to be applied at the discretion of the Servicer, then consistent with the Credit and Collection Policy and the Servicing Standard.

(r)            The Servicer shall be responsible for any tax reporting, disclosure, record keeping or list maintenance requirements of the Issuer under Sections 6011(a), 6111(d) or 6112 of the Code, including, but not limited to, the preparation of IRS Form 8886 pursuant to Federal Income Tax Regulations Section 1.6011-4(d) or any successor provision and any required list maintenance under Federal Income Tax Regulations Section 301.6112-1 or any successor provision.

(s)           The Servicer shall notify the Backup Servicer of any material modification to its servicing system.

(t)            The Servicer shall provide to Moody’s and S&P (a) annual financial statements for each Obligor of a Loan included in the Collateral (other than a Loan which is publicly rated by Moody’s or S&P, as applicable) as promptly as reasonably practicable after receipt of such annual financial statements by the Servicer with respect to the end of the fiscal year of such Obligor, until such time as the related Loan has been paid in full or is no longer part of the Collateral, (b) promptly after a Responsible Officer of the Servicer becomes aware thereof, email notice of any payment default (following the expiration of any applicable grace period) under a Loan and (c) copies of all notices (other than agent bank rate reset and payment notices) sent to the Trustee. The Servicer shall notify S&P if any Obligor of a Loan included in the Collateral fails to provide annual financial statements within 135 days after the end of the fiscal year of each such Obligor.

(u)           The Servicer shall provide each Rating Agency (i) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending September 30, 2006, the unaudited quarterly financial statements of the Servicer and (ii) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2006, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer.

(v)           The initial Servicer will maintain the Servicing Files at the principal place of business of the Servicer at the address set forth in Section 13.04 in accordance with the Servicing Standard.

(w)          Promptly following any extension of the Replenishment Period or any early termination of the Replenishment Period, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and the Rating Agencies at the addresses described in Section 13.04.

(x)            The Servicer shall deliver the Accountants’ Effective Date Certificate to the Trustee and the Rating Agencies.

(y)           The Trust Depositor, the Issuer, the Owner Trustee and the Trustee each hereby irrevocably (except as provided below) appoint the Servicer its respective true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at the Issuer’s expense, in connection with the performance of the Servicer’s duties provided for in this Agreement and in the other Transaction Documents, including the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received on or with respect to the Loans and the Related Property, (b) to make all necessary transfers of the Loans, and/or of the Related Property, as applicable, in accordance herewith and therewith, (c) to execute (under hand, under seal or as a deed) and deliver all necessary or appropriate bills of sale, assignments, agreements and other instruments and endorsements in connection with any such transfer, and (d) to execute (under hand, under seal or as a deed) any votes, consents, directions, releases, amendments, waivers, satisfactions and cancellations, agreements, instruments, orders or other documents or certificates in connection with or pursuant to this Agreement or the other Transaction Documents relating thereto or to the duties of the Servicer hereunder or thereunder, the Trust Depositor, the Issuer, the Owner Trustee and the Trustee hereby ratifying and confirming all that such attorney-in-fact (or any substitute) shall lawfully do under this power of attorney and in accordance with this Agreement and the other Transaction Documents as applicable thereto. Nevertheless, if so requested by the Servicer, the Trust Depositor, the Issuer, the Owner Trustee and the Trustee or any thereof, as requested, shall ratify and confirm any such act by executing and delivering to the Servicer or as directed by the Servicer all proper bills of sale, assignments, releases, endorsements and other certificates, instruments and documents of whatever nature as may reasonably be designated in any such request. This power of attorney shall, however, expire, and the Servicer and any substitute agent or attorney-in-fact appointed by the Servicer pursuant hereto shall cease to have any power to act as the agent or attorney-in-fact of the Issuer, the Trustee or of the Owner Trustee upon termination of this Agreement or upon a Servicer Transfer from and after which the Successor Servicer shall be deemed to have the rights of the Servicer pursuant to this clause (x).

(z)            The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Trustee and the Owner Trustee in the Loans and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(aa) The Servicer shall transfer an amount of Principal Collections sufficient to cause the Class A-1A VFN Funding Test to be satisfied from the Principal Collection Account to the Class A-1A VFN Funding Account if: (i) at any time during the Replenishment Period the Issuer receives a payment of principal with respect to a Revolving Loan; and (ii) after giving effect to such payment (and any corresponding increase in the Exposure Amount) the Class A-1A VFN Funding Test is not satisfied.

(bb) Notwithstanding any other provision of this Agreement, if any material conflict or material inconsistency exists among the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard, the provisions of the Required Loan Documents shall control.

(cc) Notwithstanding anything in this Agreement or any Transaction Document to the contrary, the Owner Trustee shall have no duty or obligation to supervise or otherwise monitor the Servicer or any agents, employees or servants thereof, nor shall the Owner Trustee (as such and in its individual capacity) have any liability for any act or omission of the Servicer or any agents, employees or servants thereof in preparing, executing, delivering or filing any document or in otherwise carrying out its duties hereunder or under any Transaction Document. The Owner Trustee shall be fully protected in relying on any recommendation of the Servicer hereunder or under any Transaction Document.

(dd) The Servicer on behalf of the Issuer shall deliver to the Rating Agencies a Compliance Plan in the event that any Interim Test is not satisfied as of any Interim Test Date.

Section 5.03.        Liquidation of Loans

(a)           In the event that any payment due under any Loan and not postponed pursuant to Section 5.02 is not paid when the same becomes due and payable, or in the event the Obligor fails to perform any other covenant or obligation under the Loan, the Servicer in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard shall take such action as shall maximize the amount of recovery thereon and as the Servicer shall deem to be in the best interests of the Noteholders.

(b)           The Servicer, consistent with its Credit and Collection Policy and the Servicing Standard, may accelerate all payments due under any Loan to the extent permitted by the Required Loan Documents and may foreclose upon at a public or private sale or otherwise comparably effect the ownership of Related Property relating to Charged-Off Loans for which the related Loan is still outstanding and as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 and, subject to applicable laws, may act, or may engage an experienced Person qualified to act, as sales and processing agent for the Related Property that is foreclosed upon. In connection with any such foreclosure or other conversion and any other liquidation action or enforcement of remedies, the Servicer shall exercise collection and foreclosure procedures in accordance with the Credit and Collection Policy and the Servicing Standard. Without limiting the generality of the foregoing, the Servicer may (i) sell any such Related Property by using commercially reasonable efforts to obtain bids to purchase such Related Property from at least three Persons (other than the Servicer or any of its Affiliates) or (ii) in its discretion purchase, or procure that any of its Affiliates purchases, any such Related Property for a price equal to the then Fair Market Value of such Related Property. If the Servicer elects to obtain bids for the sale of the Related Property it may sell the Related Property to the highest bidder (if any bids are received) or the Servicer or an Affiliate may purchase the Related Property for a price equal to the highest bid, but in no event may the Servicer sell any Related Property to the Servicer or any of its Affiliates for a purchase price less than the then Fair Market Value of such Related Property. Any purchase of the Related Property by the Servicer or any of its Affiliates other than pursuant to a bid price is to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Trustee setting forth the Loan, the Related Property, the sale price of the Related Property and certifying that such sale price is the Fair Market Value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

(c)           After a Loan has been liquidated, the Servicer shall promptly prepare and forward to the Trustee and upon request, any Securityholder, a report (the “Liquidation Report”), in the form attached hereto as Exhibit D, detailing the Liquidation Proceeds received from such Loan, the Liquidation Expenses incurred and reimbursed to the Servicer with respect thereto, any Scheduled Payment Advances and Servicing Advances, together with interest due thereon, reimbursed to the Servicer therefrom, any loss incurred in connection therewith, and any Nonrecoverable Advances to be reimbursed to the Servicer with respect thereto in accordance with the Priority of Payments in Section 7.05.

Section 5.04.        [Reserved]

Section 5.05.        [Reserved]

Section 5.06.        Collection of Certain Loan Payments

(a)           The Servicer shall make reasonable efforts, consistent with the Credit and Collection Policy and the Servicing Standard, to collect all payments required under the terms and provisions of the Loans. Consistent with the foregoing and the Credit and Collection Policy and the Servicing Standard, the Servicer may in its discretion waive or permit to be waived any fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Loan as provided in Section 5.02(e).

(b)           Except as otherwise permitted under this Agreement, the Servicer agrees not to make, or consent to, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor or, in connection with an Agented Loan, the paying agent with respect thereto, in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments to the Principal and Interest Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

Section 5.07.        Access to Certain Documentation and Information Regarding the Loans

The Servicer shall provide to the Owner Trustee, the Trustee, the Backup Servicer, any bank, thrift or insurance company regulatory authority and the supervisory agents and examiners of the foregoing, access to the documentation regarding the Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon not less than three Business Days prior written request by the Owner Trustee, the Trustee or any such regulated Noteholder and during normal business hours at the offices of the Servicer designated by it and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. The Trustee, the Owner Trustee, such Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Trustee and the Owner Trustee may reasonably determine that such disclosure is consistent with their obligations hereunder. The Servicer may request that any such Person not a party hereto enter into a confidentiality agreement reasonably acceptable to the Servicer prior to permitting such Person to view such information.

Section 5.08.        Satisfaction of Collateral and Release of Loan Files

(a)           Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Principal and Interest Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Trustee by a certification in the form of Exhibit M (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 7.03(b) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Trustee in accordance with Section 2.10(c), shall release, within two Business Days (if such request was received by 1:00 p.m. New York City time), the related Loan File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Principal and Interest Account or the Note Distribution Account; provided that the Servicer may collect and retain such expenses from the underlying Obligor.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit M signed by a Servicing Officer, release the related Loan File to the Servicer within two Business Days (if such request was received by 1:00 p.m. New York City time), and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. The Servicer shall return the Loan File to the Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Principal and Interest Account and remitted to the Trustee for deposit in the Note Distribution Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Related Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Trustee to the Servicer.

(c)           The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of Related Property or to any legal action brought to obtain judgment against any Obligor on the related loan agreement (including any Underlying Note or other agreement securing Related Property) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the related loan agreement (including any Underlying Note or other agreement securing Related Property) or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Related Property, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Related Property upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee’s receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee’s satisfaction that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Principal and Interest Account.

(d)           Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of 10 Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time.

Section 5.09.        Scheduled Payment Advances; Servicing Advances and Nonrecoverable Advances

(a)           For each Due Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Collateral during such Due Period was not received prior to the end of such Due Period, the Servicer has the right to elect, but is not obligated, to make a Scheduled Payment Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) unless the Servicer believes in good faith that pursuant to Section 5.09(b) that such advance will be a Nonrecoverable Advance, in an amount of up to 60 days’ accrued interest in respect of a Loan paying interest monthly and the amount of interest accrued in one interest period in respect of Loans paying interest less frequently than monthly. The Servicer will deposit any Scheduled Payment Advances into the Principal and Interest Account on or prior to 1:00 p.m. (New York City time) on the related Determination Date, in immediately available funds. The Servicer will be entitled to be reimbursed for Scheduled Payment Advances, together with accrued and unpaid interest thereon, pursuant to Section 7.03, Section 7.05(a) and Section 7.05(b).

(b)           The Servicer will not make a Scheduled Payment Advance or a Servicing Advance if the Servicer has determined in its sole discretion, exercised in good faith and consistent with the Servicing Standard, that the amount of such Scheduled Payment Advance or Servicing Advance proposed to be advanced plus interest expected to accrue thereon, will be a Nonrecoverable Advance. Absent bad faith, the Servicer’s determination as to whether any Scheduled Payment Advance or Servicing Advance is expected to be a Nonrecoverable Advance or whether, once advanced, it is a Nonrecoverable Advance, shall be conclusive and binding on the Issuer and on the Noteholders. The determination by the Servicer that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance shall be made by the Servicer and shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, setting forth the basis for such determination.

(c)           The Servicer will be entitled to recover any Scheduled Payment Advance made by it, together with accrued interest due thereon, from Interest Collections in the case of Scheduled Payment Advances of interest, and from Principal Collections in the case of Scheduled Payment Advance of principal, in each case received from the Obligor with respect to the specific Loan for which such Scheduled Payment Advance was made or other collections or proceeds with respect to such Loan or the Related Property pursuant to the Priority of Payments; provided that, if at any time a Scheduled Payment Advance, together with accrued interest thereon, made by the Servicer is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance from the Principal and Interest Account on any Business Day during any Due Period prior to the related Determination Date (or on a Distribution Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments). The Servicer will be entitled to recover the amount of any Servicing Advance, together with accrued interest thereon, from the Principal and Interest Account from amounts received from or with respect to the specific Loan or Related Property with respect to which such Servicing Advance was made on any Business Day during any Due Period prior to the related Determination Date, provided that, if at any time a Servicing Advance of interest, together with accrued interest thereon, is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance from the Principal and Interest Account on any Business Day during any Due Period prior to the related Determination Date (or on any Distribution Date prior to any payment of interest on or principal of the Notes in accordance with the Priority of Payments), provided further that, if at any time a Servicing Advance of principal, together with accrued interest thereon, is subsequently determined to be a Nonrecoverable Advance, the Servicer will be entitled to recover the amount of such Nonrecoverable Advance on a Distribution Date to the extent then permitted in accordance with the Priority of Payments.

(d)           The Servicer shall be entitled to an annual rate of interest payable at the Ares Capital Prime Rate (and, in the case of any Successor Servicer, at the rate published in The Wall Street Journal from time to time as the prime rate in the United States) with respect to each Scheduled Payment Advance and each Servicing Advance from and including the date such advance is made by the Servicer to but not including the date of reimbursement of such advance to the Servicer. The Servicer shall deliver to the Trustee promptly after the end of a Due Period a certificate setting forth the amount of compound interest due to the Servicer on the next Distribution Date.

Section 5.10.        Title, Management and Disposition of Foreclosed Property

(a)           In the event that title to Related Property is acquired by the Servicer hereunder in foreclosure or by deed in lieu of foreclosure or by other legal process, the deed or certificate of sale, or the Repossessed Property, shall be taken in the name of the Issuer for the benefit of the Securityholders.

(b)           The Servicer, subject to the provisions of this Article V, shall manage, conserve, protect and operate each such Foreclosed Property or other Repossessed Property for the Securityholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosed Property or other Repossessed Property in a manner consistent with the Credit and Collection Policy and the Servicing Standard. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Securityholders.

(c)           The Servicer shall cause to be deposited in the Principal and Interest Account, no later than two Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related Foreclosed Property or other Repossessed Property net of Liquidation Expenses.

(d)           The Servicer shall, subject to Section 5.02(p) and Section 7.03, reimburse itself for any related unreimbursed Scheduled Payment Advances and Servicing Advances,

together with accrued and unpaid interest due thereon, and unpaid Servicing Fees, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of the sale of any Foreclosed Property or other Repossessed Property to be distributed to the Securityholders in accordance with Section 7.05.

Section 5.11.        Servicing Compensation

(a)           As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to receive a servicing fee calculated and payable quarterly in arrears on each Distribution Date prior to the termination of the Issuer (with respect to each Due Period, the “Servicing Fee”), which will comprise of the senior servicing fee (the “Senior Servicing Fee”) and the subordinated servicing fee (the “Subordinated Servicing Fee”), each of which will be in an amount equal to the product of: (i) the Servicing Fee Percentage, (ii) the Aggregate Outstanding Loan Balance as of the beginning of the related Due Period (or, with respect to the first Due Period, as of the Closing Date) and (iii) a fraction, the numerator of which is equal to the number of days in the related Due Period (or, with respect to the first Due Period, the number of days from the Closing Date to the end of the first Due Period) and the denominator of which is 360. The Servicing Fee is payable out of Collections pursuant to Section 7.05(a) and Section 7.05(b). If the Servicer is replaced, the Originator shall be responsible for the payment of any fee payable to a Successor Servicer in excess of the Servicing Fee to the extent such fee is not paid pursuant to Section 7.05(a) and Section 7.05(b).

(b)           In addition to the Servicing Fee, the Servicer shall be entitled to retain for itself as additional servicing compensation assumption and other administrative fees paid or payable in connection with any Loan.

Section 5.12.        Assignment; Resignation

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing or other arrangement permitted under this Agreement) nor resign from the obligations and duties hereby imposed on it as Servicer except (a) by mutual consent of the Servicer, the Trustee and the Majority Noteholders, (b) in connection with a merger, conversion or consolidation permitted pursuant to Section 5.13 (in which case, subject to the Rating Agency Condition being satisfied with respect thereto, the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer, or the Servicer, with the consent of the Trustee and the Backup Servicer (which shall not be unreasonably withheld or delayed), may appoint a successor Servicer which satisfies the criteria set forth in this Agreement, such successor Servicer accepts such appointment, and the Rating Agency Condition is satisfied with respect thereto), (c) upon the reasonable determination by the Servicer that the Servicer’s duties thereunder are no longer permissible under Applicable Law or administrative determination and such incapacity cannot be cured by the Servicer or (d) upon the reasonable determination by the Servicer that the continued performance of its duties as Servicer will cause a materially adverse accounting, regulatory or tax result for the Servicer or its investment advisor. Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Trustee. No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.03.

Section 5.13.        Merger or Consolidation of Servicer

(a)           Any Person into which the Servicer may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Servicer is a party, or any Person succeeding to substantially all of the business of the Servicer, and who shall be an established commercial loan servicing institution that on a consolidated basis has a net worth of at least $50,000,000, shall be the Successor Servicer hereunder without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided that no such merger, conversion or consolidation of the Servicer or transfer of all or substantially all or the Servicer assets or business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto or unless the Servicer appoints a Successor Servicer which meets such requirements and accepts such appointment to become Servicer hereunder and the Rating Agency Condition is satisfied with respect thereto. Such Successor Servicer shall be a permitted assignee of the Servicer. The provisions of Section 8.03(c) and (e) shall apply to any such servicing transfer.

(b)           So long as the Servicer is the Originator, upon the occurrence of any merger or consolidation of the Originator or transfer of substantially all of its assets and its business which, in the case of a merger or consolidation, results in the failure of the holders of the common voting stock of the Originator as of the Closing Date to own 51% of the outstanding common voting stock of the Originator or any successor entity with or into which the Originator shall have been merged or consolidated, the Servicer shall (i) provide the Trust Depositor, the Trustee, and the Rating Agencies with notice of such change-in-control within 30 days after completion of the same, and (ii) satisfy the Rating Agency Condition after completion of the same.

Section 5.14.        Limitation on Liability of the Servicer and Others

The Servicer and any stockholder, partner, member, manager, director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities or persons respecting any matters arising hereunder. Except as otherwise provided in Section 5.02(b), the Servicer shall not be liable for any errors, inaccuracies or omissions of any Person not affiliated with the Servicer contained in any information, report, certificate, data or other document delivered to the Servicer or on which the Servicer must rely in order to perform its obligations hereunder and under the other Transaction Documents. The Servicer shall not be in default hereunder or incur any liability, except as provided in the proviso in the last sentence of this Section 5.14 for any failure, error or delay in carrying out its duties hereunder or under any other Transaction Document if such failure, error or delay results from the Servicer acting in accordance with information prepared or supplied by a Person other than the Servicer or any of its Affiliates or the failure or delay of any such Person to prepare or provide such information. Subject to the terms of Section 12.01 herein, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer’s duty to service the Loans in accordance with this Agreement. The Servicer shall not be responsible for the payment of any taxes imposed on or with respect to the Issuer (except to the extent of taxes attributable to the Servicer’s ownership, if any, of equity interests in the Issuer) or for the fees of any Successor Servicer. Except as provided herein, the Servicer shall not be under any liability to any other party to the Agreement, the Noteholder, or the Certificateholder or any other Person for any action taken or for refraining from taking any action pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided notwithstanding anything to the contrary contained herein, nothing shall protect the Servicer against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.

Section 5.15.        The Backup Servicer

(a)           The Issuer, the Trustee and the Trust Depositor hereby appoint Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) to act as Backup Servicer in accordance with the terms of this Agreement. Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b)           The Backup Servicer shall perform the following duties and obligations:

(i)            On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Quarterly Reports in hard copy and in an agreed upon electronic format.

(ii)           Not later than 12:00 noon New York City time four Business Days after the end of the related Due Period, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (A) for each Loan, (1) Loan number, (2) Loan category (i.e., Traditional Middle Market Loan, Large Middle Market Loan, or Broadly Syndicated Loan), (3) Moody’s and S&P Industry Classification Group, (4) type of Loan (i.e., Term Loan, Delayed Draw Term Loan or Revolving Loan), (5) type of security interest (i.e., First Lien Loan, Second Lien Loan, or Subordinated Loan), (6) origination date, (7) maturity date, (8) benchmark for Loan Rate, (9) margin, (10) frequency of Scheduled Payments, (11) the collection status, and (12) the Outstanding Loan Balance and (B) the Aggregate Outstanding Loan Balance. With respect to its duties pursuant to this Section 5.15(b)(ii), the Backup Servicer shall have no duty to confirm that the Tape contains the foregoing information nor shall it be required to verify, recompute, reconcile or recalculate any such data or information.

(iii)          Prior to the Distribution Date, the Backup Servicer shall review the Quarterly Report to ensure that it is complete on its face, and based solely on the information provided to the Backup Servicer pursuant to
Section 5.15(b)(ii), that the following items in such Quarterly Report have been accurately calculated, if applicable, and reported: (A) the Aggregate Outstanding Loan Balance, (B) the Backup Servicing Fee, (C) the Loans that are more than 60 days delinquent (other than Charged-Off Loans), (D) the Charged-Off Loans, and (E) the Priority of Payments. The Backup Servicer shall notify the Trustee, the Initial Purchaser and the Servicer of any discrepancies with the Quarterly Report based on such review not later than the Business Day preceding such Distribution Date.

(iv)          If the Servicer disagrees with the report provided under paragraph (iii) above by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer if possible, and notify the Trustee, the Initial Purchaser and the Rating Agencies of the resolution thereof. The Servicer hereby agrees to cooperate at its own expense with the Backup Servicer in reconciling any discrepancies herein. If within 20 days after the delivery of the report provided under paragraph (iii) above by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, Trustee, the Initial Purchaser and the Rating Agencies of the continued existence of such discrepancy. Following receipt of such notice by the Trustee, the Initial Purchaser and the Rating Agencies, the Servicer shall deliver to the Trustee, the Initial Purchaser, the Backup Servicer and the Rating Agencies no later than the related Distribution Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

(c)           After the termination or resignation by the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Successor Servicer or the Backup Servicer, as applicable in accordance with Section 8.03 and such applicable party shall be deemed the Successor Servicer, subject to and in accordance with the provisions of Section 8.03, as long as such named Successor Servicer is not prohibited by any Applicable Law from fulfilling the same, as evidenced by an Opinion of Counsel; provided if Lyon as Backup Servicer becomes the Successor Servicer, it will not make any Scheduled Payment Advances.

(d)           Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e)           As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee. The Backup Servicing Fee shall be calculated and payable quarterly in arrears on each Distribution Date. The Backup Servicer’s entitlement to receive the portion of the Backup Servicing Fee related to its Backup Servicer duties (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.

(f)            The Backup Servicer may be removed and replaced as provided in Section 8.10.

(g)           The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(h)           Limitation on Liability. The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations. The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of the Backup Servicer), (iii) the invalidity or unenforceability of any Loan under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any Successor Backup Servicer.

Section 5.16.        Covenants of the Backup Servicer

The Backup Servicer hereby covenants that:

(a)           The Backup Servicer will comply in all material respects with all Applicable Law.

(b)                                 The Backup Servicer will preserve and maintain its existence, rights and franchises as a corporation in good standing under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(c)                                  The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.

ARTICLE VI.

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01.                         Legal Existence

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02.                         Loans Not to Be Evidenced by Promissory Notes

The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 6.03.                         Security Interests

The Trust Depositor will not sell, pledge, assign or transfer to any Person other than the Issuer, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Issuer, whether now existing or hereafter transferred to the Issuer, or any interest therein.  The Trust Depositor will immediately notify the Owner Trustee and the Trustee of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Collateral and the Issuer’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

Section 6.04.                         Delivery of Principal Collections and Interest Collections

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.05.

Section 6.05.                         Regulatory Filings

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06.                         Compliance with Law

The Trust Depositor hereby agrees to comply in all material respects with all Applicable Law applicable to the Trust Depositor except where the failure to do so would not have a Material Adverse Effect on the Securityholders.

Section 6.07.                         Activities; Transfers of Notes or Certificates by Trust Depositor

Except as contemplated by this Agreement or the other Transaction Documents, the Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided that the Trust Depositor may purchase and sell (or grant Liens in respect of) assets similar to the Loan Assets to other Persons in securitization or other non-recourse financing transactions involving the Originator or any of its Affiliates on terms and conditions (with respect to liabilities and restrictions on its activities, as well as restrictions on its interactions with the Originator or its Affiliates, relevant to the “bankruptcy remoteness” or “substantive consolidation” analysis relating to the Trust Depositor) substantially similar to the terms and conditions applicable to the Trust Depositor under the Transaction Documents so long as the Securityholders are not materially adversely affected thereby and the Rating Agency Condition is satisfied.  Notwithstanding anything to the contrary contained herein, the Trust Depositor may assign, transfer, convey or finance all or any portion of any Class of Notes or the Certificate owned by it provided such assignment, transfer, conveyance or financing is done in accordance with the terms of Section 4.02 of the Indenture.

Section 6.08.                         Indebtedness

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (a) obligations incurred under this Agreement or the other Transaction Documents or to the Originator, (b) liabilities incident to the maintenance of its limited liability company existence in good standing or (c) liabilities necessarily incurred to facilitate transactions permitted by Section 6.07.

Section 6.09.                         Guarantees

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions permitted by Section 6.07.

Section 6.10.                         Investments

The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for (a) transfers of Loan Assets to the Issuer as contemplated by the Transaction Documents and the receipt of $54,000,000 in aggregate principal amount of the Class E Notes and the Certificate as partial consideration for the transfer of the Loan Assets to the Issuer or (b) as may be necessary to facilitate transactions permitted by Section 6.07.  Without limiting the generality of the foregoing or restricting the ability of the Trust Depositor to make capital contributions to the Issuer, the Trust Depositor shall not (i) provide credit to any other Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11.                         Merger; Sales

The Trust Depositor shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business.

Section 6.12.                         Distributions

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its members’ interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing and no Event of Default would occur as a result thereof or after giving effect thereto and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13.                         Other Agreements

Except as provided in this Agreement or the other Transaction Documents, the Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another transaction permitted by Section 6.07; nor shall it amend or modify without the prior satisfaction of the Rating Condition the provisions of its organizational documents which relate to its bankruptcy remote nature or separateness covenants as required by the Rating Agencies or in connection with the true sale and substantial nonconsolidation opinions delivered on the Closing Date, or issue any power of attorney except to the Owner Trustee, the Trustee or the Servicer in accordance with the Transaction Documents or in connection with another transaction permitted by Section 6.07.

Section 6.14.                         Separate Legal Existence

The Trust Depositor shall (a) maintain compliance with the covenants set forth in the Limited Liability Company Operating Agreement of the Trust Depositor, dated as of June 20, 2006, by Ares Capital Corporation and Philip A. Martone and (b) take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Latham & Watkins, LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15.                         Location; Records

The Trust Depositor shall (a) not move its location outside the State of New York or its jurisdiction of formation outside of the State of Delaware without 30 days’ prior written notice to the Owner Trustee and the Trustee and (b) will promptly take all actions (if any) required (including, but not limited to, all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) in order to continue the first priority perfected security interest of the Trustee in all Loans.

Section 6.16.                         Liability of Trust Depositor

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.

Section 6.17.                         Bankruptcy Limitations

The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least one (1) duly appointed Independent managers) (a) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (e) make a general assignment for the benefit of creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any limited liability company action in furtherance of the actions set forth in clauses (a) through (f) above; provided that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.  The provisions of this Section 6.17 shall survive the termination of this Agreement.

Section 6.18.                         Limitation on Liability of Trust Depositor and Others

The Trust Depositor and any director or officer or employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Trust Depositor and any director or officer or employee or agent of the Trust Depositor shall be reimbursed by the Trustee for any liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the Trustee’s material breach of the obligations and duties under this Agreement or the Transaction Documents.  The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.19.                         Insurance Policies

Upon and after an Event of Default or Servicer Default, the Trust Depositor will cause to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee and the Issuer in any insurance policies applicable to the Loans or to transfer the Servicer’s rights and remedies therein to the Successor Servicer appointed pursuant to Section 8.03, including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee, the Issuer, or the Successor Servicer, respectively.

Section 6.20.                         Payments from Obligors

The Trust Depositor agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise adversely affect the timing or receipt of such payments into the Principal and Interest Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

ARTICLE VII.

ESTABLISHMENT OF ACCOUNTS;
DISTRIBUTIONS; RESERVE FUND

Section 7.01.                         Note Distribution Account, Certificate Account, Class A-1A VFN Funding Account and Reserve Fund

(a)                                  On or before the Closing Date, the Servicer (i) shall establish the Note Distribution Account with and in the name of the Trustee for the benefit of the Securityholders and (ii) shall establish with and in the name of the Trustee the Class A-1A VFN Funding Account for the benefit of the Securityholders.  On or before the Closing Date, the Trust Depositor shall establish the Reserve Fund in the name of, and to be maintained by, the Trustee.  The Paying Agent under the Trust Agreement shall establish and maintain with the Trustee the Certificate Account as a non-interest bearing trust account.  The Servicer and Trustee (so long as such account is maintained with the Trustee) are hereby required to ensure that each of the Note

Distribution Account and the Reserve Fund is established and maintained as an Eligible Deposit Account with a Qualified Institution.  If any institution with which any of the accounts are established pursuant to this Section 7.01(a) ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice of such event.  In no event shall the Trustee be responsible for monitoring whether such institution shall remain a Qualified Institution.  Each Qualified Institution maintaining an Eligible Deposit Account shall agree in writing to comply with all instructions originated by the Trustee or, with respect to the Principal and Interest Account only, the Servicer directing disposition of the funds in the Eligible Deposit Account without the further consent of the Trust Depositor or the Issuer.

(b)                                 Prior to the occurrence of a Servicer Default or an Event of Default, to the extent there are uninvested available amounts deposited in the Principal and Interest Account or in the Reserve Fund on or before 3:00 p.m. (New York City time), all such amounts shall be invested in Permitted Investments selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Trustee and to the Qualified Institution holding such Transaction Account, if other than the Trustee, that mature no later than the Business Day immediately preceding the next Distribution Date; to the extent that there are uninvested available funds deposited after 3:00 p.m.  (New York City time), such funds shall be swept into the overnight funds investment which shall be a Permitted Investment selected by the Servicer in written instructions (which may be in the form of standing instructions) delivered to the Trustee and to the Qualified Institution holding such Transaction Account, if other than the Trustee.  From and after the occurrence of a Servicer Default or an Event of Default, to the extent there are uninvested amounts in the Principal and Interest Account or in the Reserve Fund (net of any losses and investment expenses), all amounts may be invested in Permitted Investments described in clause (vi) of the definition thereof selected by the Trustee and if any such Transaction Account is held by a Qualified Institution other than the Trustee, then upon written instructions (which may be in the form of standing instructions) from the Trustee to such Qualified Institution, that mature no later than the Business Day immediately preceding the next Distribution Date.  Once such funds are invested, the Trustee shall not change the investment of such funds other than in connection with the withdrawal or liquidation of such investments and the transfer of such funds as provided herein on or prior to the next succeeding Distribution Date.  Subject to the restrictions herein, the Servicer or Trustee may purchase a Permitted Investment from itself or an Affiliate with respect to investment of funds in the Transaction Accounts.  Subject to the other provisions hereof, the Servicer in the case of the Principal and Interest Account and the Class A-1A VFN Funding Account and the Trustee in the case of all other Transaction Accounts shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Servicer or its agent or the Trustee or its agent, as applicable, together with each document of transfer, if any, necessary to transfer title to such investment to the Servicer or Trustee, as applicable, in a manner which complies with this Section 7.01.  All Investment Earnings on investments of funds in the Transaction Accounts shall be deposited in the Principal and Interest Account pursuant to Section 7.03 and distributed on the next Distribution Date pursuant to Section 7.05.  The Trust Depositor and the Issuer agree and acknowledge that the Servicer and Trustee are to have “control” (within the meaning of the UCC) of collateral comprised of “investment property” (within the meaning of the UCC) for all purposes of this Agreement.  In the absence of timely written direction from the Servicer or the Trust Depositor, the Trustee shall invest amounts in the Note Distribution Account and the Reserve Fund Account in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments herein.

(c)                                  On or prior to the Closing Date, the Servicer will establish the Class A-1A VFN Funding Account for the benefit of the Securityholders in accordance with clause (a) of this Section 7.01 and into which amounts will be deposited from time to time in accordance with the Priority of Payments and in the circumstances described herein, including in connection with a Draw funded by a Class A-1A VFN Noteholder that has failed to satisfy the Rating Criteria.  Amounts standing to the credit of the Class A-1A VFN Funding Account may be withdrawn by the Servicer on behalf of the Issuer at any time to fund Exposure Amounts with respect to Revolving Loans and Delayed Draw Term Loans and may be applied during the Ramp-up Period and the Replenishment Period to acquire Additional Loans.  Any interest earned on Permitted Investments held in the Class A-1A VFN Funding Account will be applied as Interest Collections.

(d)                                 The Servicer will deposit amounts representing payments sent by Obligors and by paying agents under Agented Loans with respect to Loans pledged to the Trustee as well as with respect to Loans not pledged to the Trustee to the Principal and Interest Account.

Section 7.02.                         [Reserved]

Section 7.03.                         Principal and Interest Account

(a)                                  The Servicer shall cause to be established and maintained with and in the name of the Trustee the Principal and Interest Account including two subaccounts, one designated as the Interest Collection Account and the other designated as the Principal Collection Account titled “Principal and Interest Account for Ares Capital Corporation, its successors and assigns as Servicer for ARCC Commercial Loan Trust 2006 subject to the lien of U.S. Bank National Association, its successors and assigns, as Trustee on behalf of the registered holders of ARCC Commercial Loan Trust 2006, Series 2006 Notes”.  The Principal and Interest Account shall be held in one or more Eligible Deposit Accounts with a Qualified Institution in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Investments titled “Ares Capital Corporation, as Servicer, in trust for the registered holders of Ares Capital Loan Trust Notes, Series 2006 Class A-1A, Class A-1A VFN, Class A-1B, Class A-2A Notes, Class A-2B Notes, Class B, Class C, Class D, and Class E Notes”.  All funds in such Principal and Interest Account not so invested shall be insured to the extent and the amount permitted by the BIF or SAIF of the FDIC to the maximum extent provided by law.  The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit E.  A copy of such letter agreement shall be furnished to the Trustee, the Owner Trustee, the Servicer, and, upon request, any Securityholder.  The Servicer may, upon written notice to the Trustee, transfer any Principal and Interest Account to a different Eligible Deposit Account.

(b)                                 The Servicer shall deposit or cause to be deposited (within two Business Days of receipt thereof) in the applicable Principal and Interest Account and retain therein, subject to withdrawal as permitted by this Section 7.03, the following amounts received by the

Servicer (and shall segregate and deposit Interest Collections into the Interest Collections Account and Principal Collections into the Principal Collection Account):

(i)                                     all Principal Collections accruing and received on or after the Closing Date or the related Cut-Off Date, as applicable;

(ii)                                  all Interest Collections accruing and received on or after the Closing Date;

(iii)                               all Insurance Proceeds (other than amounts to be applied to restoration or repair of any Related Property or to be released to the Obligor, other creditors or any other Person in accordance with the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard);

(iv)                              any other proceeds from any other Related Property securing the Loans (other than amounts released to the Obligor, other creditors or any other Person in accordance with Applicable Law, the Required Loan Documents, the Credit and Collection Policy and the Servicing Standard);

(v)                                 any amounts paid in connection with the purchase or repurchase of any Loan;

(vi)                              any amount required to be deposited in the Principal and Interest Account pursuant to Section 5.10 or this Section 7.03; and

(vii)                           the amount of any gains and interest incurred in connection with investments in Permitted Investments.

(c)                                  The Servicer shall have no obligation to deposit into the Principal and Interest Account any Excluded Amounts.

(d)                                 Not later than the close of business on each Determination Date immediately preceding a Distribution Date, the Servicer will remit to the Principal and Interest Account any Scheduled Payment Advance that the Servicer determines to make.

(e)                                  Notwithstanding Section 7.03(b), if: (i) at any time during the Replenishment Period the Issuer receives a payment of principal with respect to a Revolving Loan and, after giving effect to such payment (and any corresponding increase in the Exposure Amount), the Class A-1A VFN Funding Test is not satisfied, the Servicer will transfer an amount of Principal Collections sufficient to cause the Class A-1A VFN Funding Test to be satisfied from the Principal Collection Account to the Class A-1A VFN Funding Account; (ii) the Servicer: (A) makes a deposit into the Principal and Interest Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason; or (B) makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection; the Servicer shall appropriately adjust the amount subsequently deposited into the Principal and Interest Account to reflect such dishonored check or mistake, and any Scheduled

Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(f)                                    The foregoing requirements for deposit in the Principal and Interest Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments with respect to the Servicing Fee, Liquidation Expenses and Excluded Amounts may not be deposited by the Servicer in the Principal and Interest Account.

(g)                                 So long as no Servicer Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained within an Eligible Deposit Account as an interest-bearing account meeting the requirements set forth in Section 7.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Investments, as directed in writing by the Servicer, and, in each case, with a stated maturity date (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date next following the Due Period in which the date of investment occurs.  All Permitted Investments must be held by or registered in the name of “Ares Capital Corporation, as Servicer, in trust for the registered holders of ARCC Commercial Loan Trust 2006, Series 2006 Notes”.  Any Investment Earnings on funds held in the Principal and Interest Account shall be deemed part of the Interest Collection Account and shall be deposited therein pursuant to Section 7.03 and distributed on the next Distribution Date pursuant to Section 7.05.  The amount of any losses incurred in connection with the investment of funds in the Principal and Interest Account in Permitted Investments directed by the Servicer shall be deposited in the Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

(h)                                 The Servicer may (and, for the purposes of clause (i) below, shall), at any time upon one Business Day’s notice to the Trustee (so long as it is held by the Trustee), make withdrawals from the Principal and Interest Account for the following purposes:

(i)                                     to remit to the Trustee on the Business Day immediately preceding a Distribution Date, for deposit in the Note Distribution Account, Interest Collections and Principal Collections received during the immediately preceding Due Period (other than such amounts which are deemed herein not to be Principal Collections at such time);

(ii)                                  subject to Section 5.02(q), to reimburse itself for any unreimbursed Scheduled Payment Advances and Servicing Advances, together with accrued and unpaid interest due thereon, to the extent deposited in the Principal and Interest Account (and not netted from Scheduled Payments or other amounts received from the Obligor of the related Loans or from other proceeds received with respect to such Obligor or the Related Property);

(iii)                               to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(iv)                              to make investments in Permitted Investments;

(v)                                 to withdraw any funds deposited in the Principal and Interest Account that were not required or permitted to be deposited therein or were deposited therein in error;

(vi)                              prior to a Servicer Default, to pay itself certain additional servicing compensation as permitted under Section 5.11(b);

(vii)                           to purchase Substitute Loans pursuant to Section 11.01, to the extent funds have previously been deposited by the Originator for such purpose;

(viii)                        during the Ramp-Up Period and the Replenishment Period, to acquire Additional Loans pursuant to Section 2.06;

(ix)                                to clear and terminate the Principal and Interest Account upon the termination of the Agreement; and

(x)                                   to make scheduled periodic payments (excluding any termination payments) due under any Asset Specific Swap to the extent Interest Collections deposited in the Principal and Interest Account from the specific related Loan (and not netted from Scheduled Payments or other amounts received from the Obligor of the related Loan or from other proceeds received with respect to such Obligor or the Related Property).

Section 7.04.                         Securityholder Distributions

(a)                                  Each Securityholder as of the related Record Date shall be paid on the next succeeding Distribution Date by check mailed to such Securityholder at the address for such Securityholder appearing on the Note Register or Certificate Register or by wire transfer to the account directed by such Securityholder if such Securityholder provides written instructions to the Trustee, or Owner Trustee, respectively, at least ten days prior to such Distribution Date, which instructions may be in the form of a standing order.

(b)                                 The Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Securityholders required hereunder.  The Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholders.

Section 7.05.                         Allocations and Distributions

(a)                                  Interest Allocations.  On each Distribution Date, (i) the Trustee shall deposit into the Note Distribution Account all funds on deposit in the Reserve Fund and (ii) the Trustee shall withdraw, in accordance with the Quarterly Report, from the Note Distribution Account (A) the Interest Collections and (B) amounts deposited therein from the Reserve Fund to the extent necessary to make the following payments.  The payments listed below will be made only to the extent there are sufficient amounts available in the Note Distribution Account on the Distribution Date; provided that if on the initial Distribution Date, the amounts on deposit in the Note Distribution Account are not sufficient to make the following payments, the Servicer may make a Servicing Advance to the extent of the deficiency (subject to the Servicer’s reasonable expectation that the payments on the Loans with respect to which such Servicing Advance is made will be paid on the next payment date under the Loans) by making a deposit in the Note Distribution Account no later than the Business Day preceding such Distribution Date.  Payments will be made in the order of priority listed below.  With respect to pro rata payments of principal on the Notes, such payments shall be made pro rata to the Classes of Notes then outstanding based on the respective Outstanding Principal Balance of each such Class of Notes as of the last day of the Due Period as set forth in the Quarterly Report.  If on any Pro Rata Distribution Date the Outstanding Principal Balance of any Class of Notes shall be reduced to zero after application of any payments in respect of principal on such Distribution Date, the amount remaining for distribution in respect of principal on such date shall be distributed pro rata to the Classes of Notes which then have Outstanding Principal Balances based on the respective original principal amounts of such Classes of Notes.  Payments shall be made in the following order of priority:

1.                                       pro rata, based on the amounts payable under this clause 1, to the payment of Administrative Expenses, subject to the limitations set forth in the definition thereof;

2.                                       to the Servicer, to the extent not previously reimbursed, the sum of (i) Scheduled Payment Advances relating to interest on the Loans, together with accrued interest thereon, from Interest Collections received on the Loans for which such Scheduled Payment Advances were made, (ii) Servicing Advances, together with accrued interest thereon, from Interest Collections received on the Loans for which such Servicing Advances were made and (iii) all Nonrecoverable Advances relating to interest, together with accrued interest thereon;

3.                                       to the Servicer, its accrued and unpaid Senior Servicing Fee;

4.                                       pro rata, based on the amounts payable under this clause 4, to the Class A-1 Noteholders and the Class A-2 Noteholders; provided that:

(a)                                  all Interest Collections allocated to the Class A-1 Noteholders shall be distributed in the following order of priority: (1) pro rata based upon amounts payable under this clause (4)(a)(1) (A) to the Class A-1A Noteholders, the Class A-1A Interest Amount for the related Interest Period and the Class A-1A Interest Shortfall, if any, and (B) to the Class A-1A VFN Noteholders, the Commitment Fee Amount, the Class A-1A VFN Interest Amount for the related Interest Period and the Class A-1A VFN Interest Shortfall, if any, and (2) to the Class A-1B Noteholders, the Class A-1B Interest Amount for the related Interest Period and the Class A-1B Interest Shortfall, if any; and

(b)                                 all Interest Collections allocated to the Class A-2 Noteholders shall be distributed in the following order of priority: (1) to the Class A-2A Noteholders, the Class A-2A Interest Amount for the related Interest Period and the Class A-2A Interest Shortfall, if any, and (2) to the Class A-2B Noteholders, the Class A-2B Interest Amount for the related Interest Period and the Class A-2B Interest Shortfall, if any;

5.                                       to the Class B Noteholders, the Class B Interest Amount for the related Interest Period and the Class B Interest Shortfall, if any;

6.                                       to the Class C Noteholders, the Class C Interest Amount for the related Interest Period and the Class C Interest Shortfall, if any;

7.                                       to the Class D Noteholders, the Class D Interest Amount for the related Interest Period and the Class D Interest Shortfall, if any;

8.                                       (i) prior to the occurrence of a Servicer Default or an Event of Default, an amount equal to the Additional Principal Amount, to be paid as follows:

(a)                                  if such Distribution Date is a Pro Rata Distribution Date, to the Class A-1A Noteholders, Class A-1A VFN Noteholders, Class A-1B Noteholders, Class A-2A Noteholders and Class A-2B Noteholders, the Class B Noteholders, the Class C Noteholders, and the Class D Noteholders, pro rata, until the Additional Principal Amount is reduced to zero; and

(b)                                 if such Distribution Date is a Sequential Distribution Date, to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and Class D Noteholders, sequentially until the Additional Principal Amount is reduced to zero, as follows:

(I)                                    to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata, until the Outstanding Principal Balance of the Class A Notes is reduced to zero; provided that (A) amounts paid to the Class A-1 Noteholders will be paid to the Class A-1A Notes and Class A-1A VFN Notes pro rata based on their Outstanding Principal Balances prior to the Class A-1B Notes and (B) amounts paid to the Class A-2 Noteholders will be paid to the Class A-2A Notes prior to the Class A-2B Notes;

(II)                                to the Class B Noteholders, the Class B Accrued Payable, if any;

(III)                            to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

(IV)                            to the Class C Noteholders, the Class C Accrued Payable, if any;

(V)                                to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

(VI)                            to the Class D Noteholders, the Class D Accrued Payable, if any; and

(VII)                        to the Class D Noteholders until the Outstanding Principal Balance of the Class D Notes is reduced to zero;

(ii)                                  on and after the occurrence of a Servicer Default or an Event of Default, the Interest Distributable Amount will be treated as funds available for principal distributions and will be distributed in accordance with Section 7.05(b)(II);

9.                                       to the Reserve Fund, until the amount therein equals the Required Reserve Amount;

10.                                 to the Servicer, its accrued and unpaid Subordinated Servicing Fee;

11.                                 to the Class A-1A VFN Noteholders, any accrued and unpaid Class A-1A VFN Increased Costs and Class A-1A VFN Breakage Costs;

12.           to the Servicer, to the extent not reimbursed pursuant to clause 2 above, reimbursement for the amount of any Scheduled Payment Advances relating to interest on the Loans, together with accrued interest thereon;

13.                                 pro rata, based on the amounts owed to such Persons under this clause 13, Administrative Expenses, to the extent not paid pursuant to clause 1 due to the limitations set forth in the definition thereof, and any other amounts payable to the Trustee, the Class A-1A VFN Note Agent, the Owner Trustee, the Collateral Administrator and the Backup Servicer related to indemnification, and, to the Trustee, the Collateral Administrator, the Backup Servicer and any Successor Servicer, any Servicing Transfer Costs payable to such party to the extent not paid pursuant to clause 1; and

15.                                 any remaining amounts to the Certificateholders.

(b)                                 (I) Principal Allocations on any Pro Rata Distribution Date.  On each Pro Rata Distribution Date, the Trustee will distribute all Principal Collections and all other funds available for principal distributions on deposit in the Note Distribution Account, in accordance with the Quarterly Report, to the extent there are sufficient funds, to the following parties in the order of priority listed below.  With respect to pro rata payments of principal of the Notes, such payments shall be made pro rata to the Classes then outstanding based on the respective Outstanding Principal Balances of each such Class of Notes as of the last day of the related Due Period, as set forth in the Quarterly Report.  If on any Pro Rata Distribution Date the Outstanding Principal Balance of any Class shall be reduced to zero after application of any payments in respect of principal on such Distribution Date, the amount remaining for distribution in respect of principal on such date shall be distributed pro rata to the Classes of Notes which then have Outstanding Principal Balances based on the respective original principal amounts of such Classes of Notes.  On any Pro Rata Distribution Date during the Ramp-Up Period and the Replenishment Period, payments of principal to the Class A-1A VFN Notes may be applied, in the Servicer’s discretion and in proportions as the Servicer may determine, (i) to repay the Outstanding Principal Balance of the Class A-1A VFN Notes and/or (ii) to the Class A-1A VFN Funding Account.  On any Pro Rata Distribution Date, principal payments on the Notes will be made to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the

Class E Notes, pro rata until the Outstanding Principal Balance of each such Class of Notes is reduced to zero.  Payments shall be made in the following order of priority:

1.                                       to the Servicer, to the extent not previously reimbursed, from Principal Collections received from the specific Loans for which Scheduled Payment Advances or Servicing Advances were made, as applicable, reimbursement for the amount of any such Scheduled Payment Advances or Servicing Advances relating to the principal on such Loans, together with accrued interest thereon;

2.                                       during the Ramp-Up Period and the Replenishment Period, to the Class A-1A VFN Noteholders, in the Servicer’s discretion and in such amounts as the Servicer may determine to repay the principal of the Class A-1A VFN Notes;

3.                                       to the Class A-1A VFN Funding Account, the amount required to cause the Class A-1A VFN Funding Test to be satisfied;

4.                                       during the Ramp-Up Period and the Replenishment Period, all remaining Principal Collections shall be deposited to the Principal Collection Account for use in the acquisition of Additional Loans; provided that no Principal Collections constituting the Special Redemption Amount shall be deposited to the Principal Collection Account pursuant to this clause 4 but shall be distributed pursuant to clause 5;

5.                                       after the Replenishment Period (or, in the case of the Special Redemption Amount, on any Distribution Date), to the Class A-1A Noteholders, the Class A-1A VFN Noteholders, the Class A-1B Noteholders, the Class A-2A Noteholders, the Class A-2B Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders and the Class E Noteholders, pro rata until the Outstanding Principal Balance of each such Class of Notes is reduced to zero;

6.                                       to the Servicer, to the extent not reimbursed pursuant to clause 1 above, reimbursement for the amount of (i) any Scheduled Payment Advances relating to principal on the Loans, together with accrued interest thereon, (ii) Servicing Advances, together with accrued interest thereon and (iii) all Nonrecoverable Advances (other than those relating to interest), together with accrued interest thereon;

7.                                       to the Servicer, an amount equal to its accrued and unpaid Servicing Fee, to the extent not previously paid;

8.                                       pro rata, to the persons entitled thereto, based upon the amounts owed to such Persons under this clause 8, Administrative Expenses, to the extent not previously paid, and amounts owed to the Trustee, the Class A-1A VFN Note Agent, the Collateral Administrator, the Owner Trustee and the Backup Servicer for fees and expenses and other amounts, including such amounts related to indemnification, and, to the Trustee, the Backup Servicer, Collateral Administrator, and any Successor Servicer, to the extent not previously paid, any Servicing Transfer Costs payable to such party to the extent not previously paid; and

9.                                       any remaining Principal Collections to the Certificateholders.

(II)                                Principal Allocations on any Sequential Distribution Date.  On each Sequential Distribution Date, the Trustee will distribute all Principal Collections and all other funds available for principal distributions on deposit in the Note Distribution Account, in accordance with the Quarterly Report, to the extent there are sufficient funds, to the following parties in the order of priority listed below:

1.                                       to the Servicer, to the extent not previously reimbursed, from Principal Collections received from the specific Loans for which Scheduled Payment Advances or Servicing Advances were made, as applicable, reimbursement for the amount of any such Scheduled Payment Advances or Servicing Advances relating to the principal on such Loans, together with accrued interest thereon;

2.                                       to the Class A-1A VFN Funding Account, the amount required to cause the Class A-1A VFN Funding Test to be satisfied;

3.                                       pro rata, based on the amounts payable under this clause 3, to the Class A-1 Noteholders and the Class A-2 Noteholders;

provided that all Principal Collections allocated to the Class A-1 Noteholders shall be paid as follows:

(a)                                  to the Class A-1 Noteholders, in the following order of priority:

(1)                                  pro rata (A) to the Class A-1A Noteholders, the Class A-1A Interest Amount for the related Interest Period and the Class A-1A Interest Shortfall, if any, and (B) to the Class A-1A VFN Noteholders, the Commitment Fee Amount, the Class A-1A VFN Interest Amount for the related Interest Period and the Class A-1A VFN Interest Shortfall, if any;

(2)                                  pro rata to the Class A-1A Noteholders and the Class A-1A VFN Noteholders until the Outstanding Principal Balance of the Class A-1A Notes and Class A-1A VFN Notes is reduced to zero;

(3)                                  to the Class A-1B Noteholders, the Class A-1B Interest Amount for the related Interest Period and the Class A-1B Interest Shortfall Amount, if any; and

(4)                                  to the Class A-1B Noteholders until the Outstanding Principal Balance of the Class A-1B Notes is reduced to zero;

provided further that all Principal Collections allocated to the Class A-2 Noteholders will be paid as follows:

(b)                                 to the Class A-2 Noteholders, in the following order of priority:

(1)                                  to the Class A-2A Noteholders, the Class A-2A Interest Amount for the related Interest Period and the Class A-2A Interest Shortfall, if any;

(2)                                  to the Class A-2A Noteholders until the Outstanding Principal Balance of the Class A-2A Notes is reduced to zero;

(3)                                  to the Class A-2B Noteholders, the Class A-2B Interest Amount for the related Interest Period and the Class A-2B Interest Shortfall Amount, if any; and

(4)                                  to the Class A-2B Noteholders until the Outstanding Principal Balance of the Class A-2B Notes is reduced to zero;

4.                                       to the Class B Noteholders, in the following order: (i) any unpaid Class B Interest Amount, (ii) any unpaid Class B Interest Shortfall and (iii) the Class B Accrued Payable, if any;

5.                                       to the Class B Noteholders until the Outstanding Principal Balance of the Class B Notes is reduced to zero;

6.                                       to the Class C Noteholders, in the following order: (i) any unpaid Class C Interest Amount, (ii) any unpaid Class C Interest Shortfall and (iii) the Class C Accrued Payable, if any;

7.                                       to the Class C Noteholders until the Outstanding Principal Balance of the Class C Notes is reduced to zero;

8.                                       to the Class D Noteholders, in the following order: (i) any unpaid Class D Interest Amount, (ii) any unpaid Class D Interest Shortfall and (iii) the Class D Accrued Payable, if any;

9.                                       to the Class D Noteholders until the Outstanding Principal Balance of the Class D Notes is reduced to zero;

10.                                 to the Servicer, to the extent not reimbursed pursuant to clause 1 above, reimbursement for the amount of (i) any Scheduled Payment Advances relating to principal on the Loans, together with accrued interest thereon, (ii) Servicing Advances, together with accrued interest thereon and (iii) all Nonrecoverable Advances (other than those relating to interest), together with accrued interest thereon;

11.                                 to the Servicer, an amount equal to its accrued and unpaid Servicing Fee, to the extent not previously paid;

12.                                 pro rata, based upon the amounts owed to such Persons under this clause 13, to the payment of Administrative Expenses, to the extent not previously paid, amounts owed to the Trustee, the Class A-1A VFN Note Agent, the Owner Trustee, the Collateral Administrator and the Backup Servicer for fees and expenses and other amounts, including such amounts related to indemnification, and, to the Trustee, the Backup Servicer, the Collateral Administrator and any Successor Servicer, any Servicing Transfer Costs payable to such party to the extent not previously paid;

13.                                 to the Class E Noteholders until the Outstanding Principal Balance of the Class E Notes is reduced to zero; and

14.                                 any remaining Principal Collections to the Certificateholder.

Section 7.06.                         Determination of LIBOR

(a)                                  The Trustee will determine the interest rate for each Interest Period by determining the London interbank offered rate (“LIBOR”) for deposits in U.S. Dollars for a period of three months (the “Three Month Index Maturity”) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Interest Period (“LIBOR Determination Date”).  If such rate does not appear on Telerate Page 3750 on the related LIBOR Determination Date, the rate for that Interest Period will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable rate.  “USD-LIBOR-Reference Banks” means that the interest rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for the Three Month Index Maturity commencing on the beginning of that Interest Period and in a Representative Amount.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at 11:00 a.m., New York City time, on the beginning of that Interest Period for loans in U.S. Dollars to leading European banks for the Three Month Index Maturity commencing at the beginning of that Interest Period and in a Representative Amount.

(b)                                 In the case of the Class A-1A VFN Notes, for any Interest Period (other than the First Interest Period) having a term other than three months, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the foregoing procedures, one of which shall be determined as if such maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Period and the other of which will be determined as if such maturity were the period of time for which rates are available next longer than such Interest Period; provided that, if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with Section 7.06(a) as if such maturity of the U.S. Dollar deposits referred to therein were a period of time equal to seven days; provided further that for purposes of this Section 7.06(b), the LIBOR Determination Date shall be the date on which notice of a proposed Draw is given by the Issuer to the Class A-1A VFN Agent pursuant to the Class A-1A VFN Purchase Agreement.

(c)                                  With respect to an Interest Period having a designated maturity other than three months, LIBOR shall be determined through the use of a straight-line interpolation by reference to two rates calculated in accordance with Section 7.06(a), one of which shall be determined as if the maturity of the U.S. Dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Period, and the other of which shall be determined as if the maturity were the period of time for which rates are available next longer than such Interest Period.

(d)                                 The establishment of LIBOR on the applicable London Banking Day by the Trustee and the Trustee’s subsequent calculation of the rates of interest applicable to the Notes for the related Distribution Date shall, in the absence of manifest error, be final and binding.  Each such rate of interest may be obtained by access to the Trustee’s website.

ARTICLE VIII.

SERVICER DEFAULT; SERVICER TRANSFER

                                                Section 8.01.                         Servicer Default

“Servicer Default” means the occurrence of any of the following:

(a)                                  any failure by the Servicer to remit or cause to be remitted when due any payment required to be remitted by the Servicer made under the terms of this Agreement or the other Transaction Documents which continues unremedied for a period of two Business Days, it being understood that the Servicer shall not be responsible for the failure of either the Issuer or the Trustee to remit funds that were received by the Issuer or the Trustee from or on behalf of the Servicer in accordance with this Agreement or the other Transaction Documents; or

(b)                                 failure by the Servicer duly to observe or perform, in any material respect, any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents, or any representation or warranty of the Servicer made in this Agreement or the other Transaction Documents or in any certificate delivered thereto proves to have been incorrect when made, and which failure or breach has a Material Adverse Effect on the rights of the Noteholders and which failure continues unremedied for a period of 30 days (if such failure or breach can be remedied) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Trustee, or a Responsible Officer of the Servicer and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Principal Balance of the Notes, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach; or

(c)                                  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 consecutive days; or

(d)                                 the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any Insolvency Proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property; or

(e)                                  the Servicer shall file a petition to take advantage of any applicable Insolvency Laws, make an assignment for the benefit of its creditors or generally fail to pay its debts as they become due; or

(f)                                    without the consent of the Majority Noteholders, the Servicer agrees or consents to, or otherwise permits to occur, any material amendment, modification, change, supplement or rescission of or to the Credit and Collection Policy or the Servicing Standard, in whole or in part, that would have a Material Adverse Effect on the Collateral; provided that such consent shall not be required in the case of an amendment which was mandated by Applicable Law or any Governmental Authority; or

(g)                                 failure by the Servicer to observe or perform the Credit and Collection Policy or the Servicing Standard regarding the servicing of the Loans in any manner that would have a Material Adverse Effect on the Loans and continues unremedied for a period of 30 days (if such failure or breach can be remedied) after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of the Servicer by the Trustee, or a Responsible Officer of the Servicer and the Trustee by Holders of at least 25% of the Aggregate Outstanding Principal Balance of the Notes, and (ii) the date on which a Responsible Officer of the Servicer receives actual knowledge of such failure or breach; or

(h)                                 the Servicer shall cease to be managed by Ares Capital Management LLC.

Section 8.02.                         Servicer Transfer

(a)                                  If a Servicer Default has occurred and is continuing, the Majority Noteholders may, by written notice (a “Termination Notice”) delivered to the parties hereto, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions; provided no Termination Notice shall be required as a condition to termination with respect to any Servicer Default described under Section 8.01(c), Section 8.01(d) and Section 8.01(e).

(b)                                 Upon delivery of the notice contemplated by Section 8.02(a) (or, if later, on a date designated therein or, without notice if permitted under Section 8.02(a)), and on the date that a Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the “Successor Servicer”) pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Principal and Interest Account, or thereafter received with respect to the Loans.  The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession.  In addition, the Servicer shall permit access to its premises (including all Computer Records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer.  Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer.  Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer and any Servicing Fee or other fees, costs, expenses, Scheduled Payment Advances and Servicing Advances, together with accrued interest due the Servicer thereon, and Nonrecoverable Advances which have accrued and/or are unpaid or unreimbursed to the Servicer shall survive the resignation or termination of the Servicer and the appointment of a Successor Servicer pursuant to Section 5.13 and the Servicer being replaced shall remain entitled thereto until paid hereunder out of the Principal and Interest Account or the Note Distribution Account in accordance with the Priority of Payments.

Section 8.03.                         Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act

(a)                                  Upon delivery of the notice required by Section 8.02(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Trustee.  The Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer, which shall be the Backup Servicer, in accordance with Section 5.15(c), and named Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and Owner Trustee; provided that no appointment of a Successor Servicer or acceptance and assumption by a proposed Successor Servicer shall be effective without the prior satisfaction of the Rating Agency Condition.  If within 60 days of delivery of a Termination Notice a Successor Servicer is not appointed and the Servicer shall have yet to cure the Servicer Default, then the Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the Principal and Interest Account on or prior to the next upcoming Distribution Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificates) then outstanding, together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any Person under the Transaction Documents; provided that the Trustee, if so directed by the Majority Noteholders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such Trustee or Majority Noteholders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(b)           The Backup Servicer may, in its discretion, or shall, if it is unable to so act or if the Majority Noteholders request in writing to the Backup Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established servicing institution having a net worth of not less than $50,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

(c)           As compensation, any Successor Servicer (including, without limitation, the Backup Servicer) so appointed shall be entitled to receive the Servicing Fee, together with any other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided herein that accrued prior thereto; including, without limitation, all reasonable costs (including reasonable attorneys’ fees) incurred in connection with transferring the servicing obligations under the Agreement and amending the Agreement to reflect such transfer.

(d)           In the event the Backup Servicer is requested by the Servicer to solicit bids, the Backup Servicer shall solicit, by public announcement, bids from banks and loan servicing institutions meeting the qualifications set forth above.  Such public announcement shall specify that the Successor Servicer shall be entitled to the full amount of the Servicing Fee as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise that accrued prior thereto.  Within 30 days after any such public announcement, the Backup Servicer shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid.  The Backup Servicer shall deduct from any sum received by the Backup Servicer from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances.  After such deductions, the remainder of such sum shall be paid by the Backup Servicer to the Servicer at the time of such sale, transfer and assignment to the Servicer’s successor.  The Backup Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.  Neither the Backup Servicer nor any other Successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder.  No appointment of a successor to the Servicer under this clause (d) shall be effective until written notice of such proposed appointment shall have been provided by the Trustee and to each Securityholder and the Backup Servicer shall have consented thereto.  The Backup Servicer shall not resign as Servicer until a Successor Servicer has been appointed and accepted such appointment.

(e)           On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein with respect to the servicing of the Loans and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02, (ii)

the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any other Transaction Document, (iii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iv) no obligation to pay any taxes required to be paid by the Servicer, (v) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (vi) no liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the original servicer.  The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of negligence, willful misconduct or fraud of the Backup Servicer in its role as successor Servicer.  Notwithstanding anything else herein to the contrary, in no event shall the Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein, including any Servicing Transfer Costs.  The Issuer, Securityholders and the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  The terminated Servicer shall remain entitled to payment and reimbursement of the amounts set forth in the last sentence of Section 8.02(b) notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.

(f)            Notwithstanding anything contained in this Agreement to the contrary, a Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), such Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that such Successor Servicer agrees to use its best commercially reasonable efforts to prevent further Continued Errors.  In the event that the Successor Servicer becomes aware of Errors or Continued Errors, it shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.  Such Successor Servicer shall be entitled to recover its costs thereby expended as Servicing Transfer Costs.

Section 8.04.                Notification to Securityholders

(a)           Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustee, the Owner Trustee, the Trust Depositor and each Rating Agency at the addresses described in Section 13.04 and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively, as provided under the Indenture.

(b)           Within ten days following any termination of the Servicer or appointment of a Successor Servicer pursuant to this Article VIII, the Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.04 and to the Noteholders and Certificateholder at their respective addresses appearing on the Note Register and the Certificate Register, respectively, as provided under the Indenture.

Section 8.05.                Effect of Transfer

(a)           After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b)           A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06.                Database File

Upon reasonable request by the Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer with a magnetic tape or excel file or similar spreadsheet file containing the database file for each Loan (a) as of the Closing Date, (b) as of each Cut-Off Date, (c) as of each Determination Date prior to a Servicer Default and (d) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07.                Waiver of Defaults

The Majority Noteholders may, on behalf of all the Securityholders, and subject to satisfying the Rating Agency Condition, waive any events permitting removal of the Servicer pursuant to this Article VIII; provided that the Majority Noteholders may not waive a default in making a required distribution on a Note without the consent of each Holder of a Note and each Rating Agency must confirm that such waiver will not result in a Ratings Effect.  Upon any waiver or cure of a past default, such default shall cease to exist, and any Servicer Default or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver or cure shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

Section 8.08.                Responsibilities of the Successor Servicer

(a)           The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b)           The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information.  The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer, to the extent such costs are not paid pursuant to the Priority of Payments as Servicing Transfer Costs due to the limit set forth in the definition of Servicing Transfer Costs.

(c)           The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information.  The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor, the Owner Trustee or the Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d)           If the Backup Servicer or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.02 concerning delegation of duties to subservicers and other third parties.

Section 8.09.                Rating Agency Condition for Servicer Transfer

Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

Section 8.10.                Appointment of Successor Backup Servicer; Successor Backup Servicer to Act

(a)           The Backup Servicer may be removed, with or without cause, by the Servicer so long as no Servicer Default or Event of Default has occurred and is continuing or, if such an event exists, then the Trustee, at the direction of the Majority Noteholders, by notice given in writing to the Backup Servicer (the “Backup Servicer Termination Notice”), a copy of which shall be provided to S&P promptly after it is delivered to the Backup Servicer.  The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or, if no such date is specified, until a date mutually agreed by the Backup Servicer and the party giving the Backup Servicer Termination Notice.  As promptly as possible after the giving of a Backup Servicer Termination Notice, party giving the Backup Servicer Termination Notice to the Servicer with the consent of the Majority Noteholders, not to be unreasonably withheld, if the Servicer sent the Backup Servicer Termination Notice and otherwise shall appoint a Successor Backup Servicer

(the “Successor Backup Servicer”) and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and Owner Trustee.

(b)           In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder and the Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the “Backup Servicer Transfer”); provided that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement.  As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the monthly Backup Servicing Fee.  Notwithstanding anything else herein to the contrary, in no event shall the Trustee or the Servicer be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as Backup Servicer under this Agreement and the transactions set forth or provided for herein.  The Issuer, Securityholders and the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE IX.

REPORTS

Section 9.01.                Quarterly Reports

On each Determination Date, the Issuer shall provide to the Backup Servicer, the Owner Trustee, the Trustee, the Initial Purchaser and each Rating Agency, a quarterly statement (a “Quarterly Report”) with respect to the related Distribution Date and Due Period.  The Quarterly Report shall include, without limitation, the following information determined as of the end of the related Due Period or as otherwise specified below:

(a)           (i) the Aggregate Outstanding Principal Balance of the Notes of each Class as of the immediately preceding Distribution Date after giving effect to any payment of principal on such Distribution Date (including as a percentage of the original Aggregate Outstanding Principal Balance of the Notes after giving effect to such payment), (ii) the amount of principal payments to be made on the Notes of each Class on the related Distribution Date, (iii) the Aggregate Outstanding Principal Balance of the Notes of each Class after giving effect to any payment of principal on the related Distribution Date (including as a percentage of the original Aggregate Outstanding Principal Balance of the Notes of such Class after giving effect to such payment), (iv) the amount of any Class B Accrued Payable, Class C Accrued Payable

and Class D Accrued Payable on the related Distribution Date; and (v) the amount of Class A-1A VFN Commitments (whether funded or unfunded) which remains outstanding;

(b)           the interest payable on each Class of Notes on the related Distribution Date, including any Interest Shortfall thereon (in the aggregate and separately for each Class) and the Class A-1A VFN Commitment Fee accrued with respect to the related Distribution Date;

(c)           the Administrative Expenses payable on the related Distribution Date on an itemized basis; and

(d)           a list of Loans which are subject to an Asset Specific Swap.

Section 9.02.                Officer’s Certificate

Each Quarterly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Responsible Officer of the Issuer certifying the accuracy of the Quarterly Report and a certificate of a Responsible Officer of the Servicer certifying that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03.                Other Data; Obligor Financial Information

(a)           In addition, the Issuer shall, upon the request of any Trustee, the Backup Servicer or any Rating Agency, furnish such Trustee, Rating Agency or the Backup Servicer, as the case may be, such underlying data in the possession of the Issuer used to generate a Quarterly Report as may be reasonably requested.  The Servicer will also forward to the Trustee, the Owner Trustee, the Backup Servicer and each Rating Agency (i) within 60 days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending September 30, 2006, the unaudited quarterly financial statements of the Servicer and (ii) within 90 days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2006, the audited annual financial statements of the Servicer, together with the related report of the independent accountants to the Servicer.

(b)           The Servicer will forward to Moody’s and S&P: (i) copies of all financial statements of each Obligor of a Loan included in the Collateral (other than a Loan which is publicly rated by Moody’s or S&P, as applicable) as promptly as reasonably practicable after receipt of such financial statements by the Servicer with respect to the end of the fiscal year of such Obligor, until such time as the related Loan has been paid in full and is no longer part of the Collateral; (ii) email notice of any payment default (following the expiration of any applicable grace period) under a Loan promptly after a Responsible Officer of the Servicer becomes aware thereof; and (iii) notice of failure, by any Obligor of a Loan included in the Collateral, to provide annual financial statements within 135 days after the end of the fiscal year of such Obligor.

(c)           The Servicer will forward to Moody’s and S&P promptly upon request any additional financial information in the Servicer’s possession or reasonably obtainable by the Servicer as Moody’s and S&P shall reasonably request with respect to an Obligor as to which any Scheduled Payment is past due for at least ten days.

(d)           Upon any Loan becoming a Delinquent Loan, and without any request therefor by Moody’s and S&P, and promptly after receipt thereof by the Servicer, the Servicer will forward to Moody’s and S&P updated financial information with respect to the related Obligor.

(e)           The Servicer will provide to the Rating Agencies such financial information, documents and other materials in the Servicer’s possession or reasonably obtainable by the Servicer as the Rating Agencies shall reasonably request in connection with any annual review and/or re-grading of the Loans in the and the related Obligors which the Rating Agencies may undertake.

Section 9.04.                Annual Report of Accountants

On or before April 1 of each year (commencing April 1, 2007), the Issuer shall cause to be delivered to the Trustee and each of the Rating Agencies a statement from a firm of Independent Accountants indicating (i) that such firm has reviewed the Quarterly Reports received since the last review and applicable information from the Trustee, (ii) that the calculations within those Quarterly Reports have been performed in accordance with the applicable provisions of this Agreement, (iii) the Aggregate Outstanding Loan Balance as of the immediately preceding Distribution Date and (iv) whether the remaining Scheduled Payments on the Collateral shall be sufficient to pay the principal of the Notes by the Stated Maturity Date with interest due thereon at the applicable Note Interest Rate; provided that in the event of a conflict between such firm of Independent Accountants and the Issuer with respect to any matter in this paragraph, the determination by such firm of Independent Accountants shall be conclusive.  In the event such firm of Independent Accountants requires the Trustee to agree to the procedures performed by such firm of Independent Accountants, the Servicer shall direct the Trustee in writing to so agree; and the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, on behalf of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.  The Independent Accountants’ report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 9.05.                Annual Statement of Compliance from Servicer

The Servicer will deliver to the Trustee and the Owner Trustee within 90 days of the end of each fiscal year commencing with the year ending December 31, 2006, an Officer’s Certificate stating that (a) the Servicer has fully complied in all material respects with certain provisions of the Agreement relating to servicing of the Loans and payments on the Notes, (b) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (c) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement for such year, or, if there has been a Servicer Default or default in any of its obligations which, with notice or passage of time, could become a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event.

Section 9.06.                [Reserved]

Section 9.07.                Notices of Event of Default or Servicer Default

(a)           Promptly upon a Responsible Officer of the Servicer becoming aware thereof, the Servicer shall furnish to the Trustee and the Backup Servicer notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

Section 9.08.                Trustee’s Right to Examine Servicer Records, Audit Operations and Deliver Information to Noteholders

The Trustee shall have the right upon reasonable prior notice, during normal business hours, in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations, no more often than once a year unless an Event of Default or Servicer Default shall have occurred and be continuing in which case as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.  No amounts payable in respect of the foregoing shall be paid from the Loan Assets.

The Trustee shall have the right, in accordance with the Indenture, to deliver information provided by the Servicer to any Noteholder requesting the same.

ARTICLE X.

TERMINATION

Section 10.01.              Optional Repurchase and Refinancing of Notes

(a)           Optional Repurchase.

(i)            At any time after the date on which the Aggregate Outstanding Loan Balance shall be less than 15.0% of the Expected Aggregate Outstanding Loan Balance or, if less, the Aggregate Outstanding Loan Balance as of the Effective Date, the Issuer, at the direction of the Holders representing at least 66-2/3% of the Outstanding Principal Balance of the Class E Notes, may effect an Optional Repurchase of the Offered Notes and the Class D Notes, in whole but not in part, at the Repurchase Price, on the Repurchase Date, pursuant to the Indenture and the other Transaction Documents.  To exercise such option, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Repurchase Price and shall comply with the requirements of Section 10.01 of the Indenture.

(ii)           Notice of any purchase pursuant to Section 10.01(a)(i) shall be given, at least ten Business Days prior to the proposed Repurchase Date, by the Servicer to the Issuer, the Trustee, the Class A-1A VFN Agent, the Owner Trustee and the Rating Agencies and by the Trustee to each Holder of Notes.  The Issuer may withdraw any notice of repurchase or specify a new Repurchase Date at any time prior to the second Business Day preceding the proposed Repurchase Date set forth in any prior notice of repurchase by providing written notice to the Trustee.

(b)           Optional Refinancing.

(i)            The Issuer, at the direction of the Holders representing at least 66-2/3% of the Outstanding Principal Balance of the Class E Notes, may effect a Refinancing of the Offered Notes and the Class D Notes on any Refinancing Date by payment to the Holders of the Offered Notes and the Class D Notes and other Persons entitled thereto the Refinancing Price pursuant to the Indenture and the other Transaction Documents.  To effect a Refinancing, the Servicer on behalf of the Issuer shall deposit in the Note Distribution Account an amount equal to the Refinancing Price and shall comply with the provisions of Section 10.04 of the Indenture.

(ii)           Notice of any Refinancing pursuant to Section 10.01(b)(i) shall be given, at least ten Business Days prior to the proposed Refinancing Date, by the Issuer to the Servicer, the Trustee, the Class A-1A VFN Agent, the Owner Trustee and the Rating Agencies and by the Trustee to each Holder of Notes.

Section 10.02.              Termination

(a)           This Agreement shall terminate upon notice to the Trustee of the earlier of the following events: (i) the final payment on or the disposition or other liquidation by the Issuer of the last Loan (including, without limitation, in connection with a redemption by the Issuer of all outstanding Notes pursuant to Section 10.01) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Loan and the remittance of all funds due thereunder with respect thereto, or (ii) mutual written consent of the Servicer, the Trust Depositor, Trustee, the Originator and all Securityholders.

(b)           Notice of any termination, specifying the Distribution Date upon which the Issuer will terminate and that the Noteholders shall surrender their Notes to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer to the Trustee and by the Trustee to all Noteholders during the month of such final distribution before the Determination Date in such month, specifying (i) the Distribution Date upon which final payment of the Notes (or Repurchase Price, as applicable) will be made upon presentation and surrender of Notes at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Trustee therein specified.

ARTICLE XI.

REMEDIES UPON MISREPRESENTATION

Section 11.01.              Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties

(a)           In the event that the Issuer determines that a Loan is an Ineligible Loan then the Trust Depositor and the Originator must either repurchase such Ineligible Loan

(“Mandatory Repurchase”) or substitute for such Ineligible Loan a Substitute Loan (“Mandatory Substitution”).  The repurchase price for such Ineligible Loan shall be the Transfer Deposit Amount.  In the event that the Trust Depositor and the Originator substitute a Substitute Loan for such Ineligible Loan at any time after the Effective Date, after giving effect to such substitution, the Portfolio Criteria must be satisfied for the applicable Substitute Loan to become part of the Collateral (or, if any component of the Portfolio Criteria was not satisfied prior to giving effect to such substitution, compliance with such component shall be maintained or improved after giving effect to such substitution).  In addition, the substitution of any Substitute Loan into the Collateral will be subject to the following requirements:

(i)            each Substitute Loan must have an Outstanding Loan Balance, or if more than one Substitute Loan will be added in replacement of a Loan to be reassigned by the Issuer to the Trust Depositor the sum of the Outstanding Loan Balances of such Substitute Loans must be, equal to or greater than that of the Loan being substituted; and

(ii)           all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Loan being substituted and Related Property to the Trust Depositor and the Originator, and of such Substitute Loan and Related Property to the Issuer and the Trustee, shall have been taken as of or prior to the date of substitution of such Loan.

(b)           A substitution may be accomplished by either (a) a contemporaneous substitution of a Substitute Loan meeting the criteria specified above for the Loan being replaced or (b) a deposit by the Servicer into the Principal and Interest Account of the Transfer Deposit Amount with respect to the Loan being replaced and then, within 90 days, the sale by the Trust Depositor to the Issuer of one or more Substitute Loans in exchange for the funds so deposited.  In the event that the full Transfer Deposit Amount is not used to purchase Substitute Loans within the 90 day period, then the remaining amount of such funds previously deposited as described above will be distributed from the Principal and Interest Account and distributed, in accordance with the Priority of Payments, on the next Distribution Date, provided that, with respect to any such amounts constituting Principal Collections, no such distribution shall be made during the Replenishment Period unless the conditions for payment of a Special Redemption Amount by the Issuer are not satisfied with respect to such amount.  The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to this Agreement, deemed paid) by the Issuer for any Substitute Loan shall be an amount equal to (i) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof and (ii) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case, accrued and unpaid interest thereon, which price may equal, exceed or be less than the fair market value of such Substitute Loan as of the related Cut-Off Date.

(c)           The Originator shall provide written notice to each Rating Agency of the transfer of a Substitute Loan to the Issuer.  The Servicer on behalf of the Issuer will present each Substitute Loan proposed to be included in the Collateral to each Rating Agency in order to obtain a rating and a recovery rate with respect to such Loan; provided that (a) such Loan may become a part of the Collateral prior to the Servicer’s presentment of the Loan to the Rating Agencies as described herein, (b) the Servicer’s failure to present a Loan to the Rating Agencies as described herein shall not constitute an independent breach of, or default under, any Transaction Document, (c) with respect to S&P, the recovery rate shall be determined in accordance with the S&P Priority Category Recovery Rate and (d) the Servicer shall have no obligation to present a Substitute Loan to Moody’s if a Moody’s Rating for such Loan has been determined by reference to clause (e) of the definition of Moody’s Rating.

(d)           Prior to any substitution or repurchase effected pursuant to this Section 11.01, the Servicer shall deliver a written notice to the Trustee setting forth (1) the Originator’s intent to effect such a substitution or repurchase, (2) the specific Loan or Loans to be substituted or repurchased and (3) the reasons for such substitution or repurchase.

(e)           With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator pursuant to this Section 11.01 and in accordance with the Loan Sale Agreement, the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets.  To the extent the purchase price paid to the Originator for any Substitute Loan is less than the fair market value, as determined by the Servicer, of such Substitute Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the relevant Cut-Off Date.

(f)            Subject to the conditions set forth in Section 11.01(g), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to this Section 11.01, and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(g)           The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loans and the other property and rights related thereto described in Sections 11.01(e) and (f) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date and the delivery of a related Loan Asset Certificate by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and by the Originator that such conditions have been or will be, as of the related Cut-Off Date, satisfied:

(i)            the Trust Depositor shall have provided the Owner Trustee and the Trustee with a timely Loan Asset Certificate complying with the definition thereof contained herein (a copy of which shall be provided to S&P promptly after it is delivered to the Owner Trustee), which Loan Asset Certificate shall be delivered no later than 11:00 a.m. (New York City time) on the date which is ten Business Days prior to the related Cut-Off Date;

(ii)           the conveyance of the Substitute Loans to the Issuer satisfies the Substitute Loan Qualification Conditions and the Portfolio Acquisition and Disposition Requirements;

(iii)          with respect to any substitution effected after the Effective Date, after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to such inclusion of a Substitute Loan, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Substitute Loan;

(iv)          the Originator shall have delivered to the Trust Depositor, and the Trust Depositor shall have delivered to the Issuer and the Trustee, a duly updated Subsequent List of Loans listing the Substitute Loans; provided that each such Subsequent List of Loans shall separately identify (by attached schedule, or marking or other effective identifying designation) the related Loan or Loans being removed from the Issuer and replaced by the Substitution Loans, such replaced Loans being deleted from the List of Loans by virtue of the delivery of such Subsequent List of Loans;

(v)           the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Substitute Loan on and after the related Cut-Off Date;

(vi)          each of the representations and warranties made by the Trust Depositor pursuant to Section 3.02 (including, without limitation, the representations and warranties made pursuant to Section 3.02(b) (“Eligible Loan”) and Section 3.02(c) (“Loans Secured by Real Property”)) and Section 3.04 applicable to the Substitute Loan shall be true and correct as of the related Cut-Off Date; and

(vii)         the Originator shall bear all incidental transaction costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Cut-Off Date and indicate in its Computer Records that ownership of each Substitute Loan identified on the Subsequent List of Loans has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Loan Sale Agreement and this Agreement, respectively.

(h)           The Originator shall provide written notice of each substitution effected pursuant to this Section 11.01 to each Rating Agency.

(i)            The Servicer, the Issuer and the Trustee (acting as the request of the Servicer, on behalf on the Issuer) shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Issuer’s interests in the Loans that are being substituted.

Section 11.02.      Reassignment of Repurchased or Substituted Loans

Upon receipt by the Trustee for deposit in the Principal and Interest Account of any amounts described in Section 11.01 (or upon the Cut-Off Date related to a Substitute Loan in the case of a contemporaneous substitution described in Section 11.01), and upon receipt of a Loan Asset Certificate in the form attached hereto as Exhibit F, the Trustee shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty.  Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Issuer.

ARTICLE XII.

INDEMNITIES

Section 12.01.              Indemnification by Servicer

The Servicer agrees to indemnify, defend and hold the Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer, the Collateral Administrator, a Successor Servicer, and the Issuer harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Servicer’s gross negligence, willful misconduct or fraud in the performance of its duties hereunder, except to the extent such damages arise from the gross negligence, willful misconduct or fraud on the part of the Person claiming indemnification.  Any Person seeking indemnification hereunder shall promptly notify the Servicer if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Servicer of its indemnification obligations hereunder unless the Servicer is deprived of material substantive or procedural rights or defenses as a result thereof.  The Servicer shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.  If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Servicer is relieved of its indemnification obligations hereunder with respect to such Person.  The parties agree that the provisions of this Section 12.01 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan.  The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.  The provisions of this Section 12.01 shall survive the termination of this Agreement and the earlier resignation or removal of the Trustee, the Owner Trustee, the Backup Servicer or the Collateral Administrator.  Any indemnification pursuant to this Section 12.01 shall not be payable from the Collateral.

Section 12.02.              Indemnification by Trust Depositor

(a)           The Trust Depositor agrees to indemnify, defend, and hold the Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer, the Successor Servicer, the Collateral Administrator, and the Issuer harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Trust Depositor’s gross negligence, willful misconduct or fraud in the performance of its duties hereunder, except to the extent such damages arise from the gross negligence, willful misconduct or fraud on the part of the Person claiming indemnification.  Any Person seeking indemnification hereunder shall promptly notify the Trust Depositor if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Trust Depositor of its indemnification obligations hereunder unless the Trust Depositor is deprived of material substantive or procedural rights or defenses as a result thereof.  The Trust Depositor shall assume (with the consent of the indemnified party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.  If the consent of the indemnified party required in the immediately preceding sentence is unreasonably withheld, the Trust Depositor is relieved of its indemnification obligations hereunder with respect to such Person.  The provisions of this Section 12.02 shall survive the termination of this Agreement and the earlier resignation or removal of the Trustee or the Owner Trustee.  If the Trust Depositor has made any indemnity payment pursuant to this Section and such payment fully indemnified the recipient thereof and the recipient thereafter collects payments from others, the recipient shall repay to the Trust Depositor an amount equal to the lesser of: (i) the amount it has collected from others in respect of such indemnified amounts; and (ii) any indemnity payment it has received from the Trust Depositor.

(b)           The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Backup Servicer, the Successor Servicer, and the Trustee (as such and in its individual capacity), the Collateral Administrator, their officers, directors, agents and employees, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or as a result of this Agreement or the ownership of an interest in the Collateral or in respect of any Loan included in the Collateral, except to the extent that such cost, expense, loss, claim, damage or liability in the case of (i) the Owner Trustee, shall be due to the willful misfeasance, bad faith or gross negligence of the Owner Trustee, or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, (ii) the Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Trustee, or (iii) the Collateral Administrator, shall be due to the willful misfeasance, bad faith or negligence of the Collateral Administrator.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01.              Amendment

(a)           This Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer, the Backup Servicer (if such amendment changes the rights or obligations of the Backup Servicer) and the Trustee by written agreement, with notice to the Owner Trustee and the Backup Servicer but without notice to or consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, to conform this Agreement to the Offering Memorandum, to modify any Schedule or Annex B or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the interests of any Securityholder, which Opinion of Counsel may rely upon an officer’s certificate with respect to the effect of any such amendment on the economic interests of any Securityholder; provided further that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, or change the rights or obligations of any other party hereto (including the Backup Servicer) without the consent of such party.

(b)           Except as provided in Section 13.01(a), this Agreement may be amended from time to time by the Issuer, the Trust Depositor, the Originator, the Servicer and the Trustee by written agreement, with the consent of the Majority Noteholders adversely affected thereby with notice to the Owner Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes or Certificates; provided that (i) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate or reduce the percentage of Holders of any Note or Certificate which are required to consent to any such amendment without the consent of the Holders of 100% of the Notes affected thereby, and (ii) no amendment affecting only one Class shall require the approval of the Holders of any other Class.

(c)           Prior to the execution of any such amendment or consent (other than any amendment to Annex B or the List of Loans), the Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.  Prior to the execution of any amendment pursuant to Section 13.01, the Issuer shall obtain written confirmation from Moody’s and S&P that entry into such amendment satisfies the Moody’s Rating Condition and the S&P Rating Condition.

(d)           Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Trustee to the Noteholders, the Issuer, the Owner Trustee and the Certificateholders.  It shall not be necessary for the consent of any Securityholders pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e)           Notwithstanding the above, any amendment to this Agreement that would have the effect of amending or modifying the Portfolio Criteria shall be subject to the following requirements and restrictions: (a) only clauses (b) through (i) of the definition of Portfolio Criteria may be amended, (b) such amendment shall satisfy the Rating Agency Condition, (c) such amendment shall not, as evidenced by an officer’s certificate of the Servicer delivered to the Trustee, materially adversely affect the interests of any Securityholder and (d) the Issuer shall deliver to the Noteholders the proposed amendment and the Majority Noteholders shall not have objected to such amendment within ten Business Days from the receipt thereof; provided that any amendment that would have the effect of modifying the calculation of clauses (b) through (i) of the definition of Portfolio Criteria in order to correspond to written changes in the guidelines, methodology or standards established by the Rating Agencies shall only be subject to satisfaction of the Rating Agency Condition.

(f)            Prior to the execution of any amendment to this Agreement, other than any amendment to Annex B or any amendment to the List of Loans, the Owner Trustee and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement.  Each Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

(g)           Prior to the execution of any amendment to Annex B, the Issuer shall obtain written confirmation from Moody’s that entry into such amendment satisfies the Moody’s Rating Condition.

(h)           It shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Section 13.02.              Reserved

Section 13.03.              Governing Law

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.03(b).

Section 13.04.              Notices

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)           if to the Servicer or the Originator:

Ares Capital Corporation
280 Park Avenue, 22nd Floor, Building East
New York, New York 10017
Attention: Michael J. Arougheti
Facsimile No.: (212) 750-1777

with a copy to:

Ares Capital Management LLC
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Attention: Daniel F. Nguyen
Facsimile No.: (312) 201-4189

(b)           if to the Trust Depositor:

ARCC CLO 2006 LLC
280 Park Avenue, 22nd Floor, Building East
New York, New York 10017
Attention: Michael J. Arougheti
Facsimile No.: (212) 750-1777

with a copy to:

Ares Capital Management LLC
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Attention: Daniel F. Nguyen
Facsimile No.: (312) 201-4189

(c)           if to the Trustee or the Collateral Administrator:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: CDO Unit ARCC 2006-1
Facsimile No.: (866) 386-0156

if to Trustee with respect to Loan Files

U.S. Bank National Association
1719 Range Way
Florence, South Carolina 29501
Attention: Sandra Farrow
Email Address: Sandra.farrow@usbank.com
Ref: ARCC 2006-1
Mail Code: Ex – SC – FLOR
Facsimile No.: 843-673-4925
Telephone No.: 843-673-4929

with a copy to:

U.S. Bank National Association
Corporate Trust Services-CDO Unit
One Federal Street, Third Floor
Boston, Massachusetts
Attention: Joel Cough
Email Address: Joel.cough@usbank.com
Ref: ARCC 2006
Facsimile No.: 866-386-0156
Telephone No.: 617-603-6491

(d)           if to the Backup Servicer:

Lyon Financial Services, Inc.
d/b/a U.S. Bank Portfolio Services
1310 Madrid, Suite 103
Marshall, Minnesota 56258
Attention: Joe Andries
Ref: ARCC 2006
Facsimile No.: 507-532-7129
Telephone No.: 507-537-5201

(e)           if to the Owner Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Ian P. Monigle
Facsimile No.: (302) 636-4140

with a copy to:

the Originator and the Servicer as provided in clause (a) above

(f)            if to the Issuer:

ARCC Commercial Loan Trust 2006
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Ian P. Monigle
Facsimile No.: (302) 636-4140

with a copy to:

the Originator as provided in clause (a) above

(g)           if to S&P:

Standard and Poor’s Inc.
55 Water Street
41st Floor
New York, New York 10041
Attention: Surveillance: Asset-Backed Services
Facsimile No.: (212) 438-2662
Email: cdo_surveillance@sandp.com (all Quarterly Reports)

(h)           if to Moody’s:

Moody’s Investors Service
99 Church Street
New York, New York 10007
Attention: CDO Monitoring Department
Facsimile No.: (212) 553-0344
Email: cdomonitoring@moodys.com; and

(i)            if to the Initial Purchaser:

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC0602
301 South College Street
Charlotte, North Carolina 28288-0610
Attention: Mary Katherine DuBose
Facsimile No.: (704) 374-6495.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 13.05.              Severability of Provisions

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06.              Third Party Beneficiaries

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party (other than the Owner Trustee) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07.              Counterparts

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08.              Headings

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.09.              No Bankruptcy Petition; Disclaimer

(a)           Each of the Originator, the Trustee, the Servicer, the Issuer and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one year and one day (or, if longer, the then applicable preference period and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person.  This Section 13.09 will survive the termination of this Agreement.

(b)           The Issuer acknowledges and agrees that the Certificates represent a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other transactions as contemplated in Section 6.07, the Issuer acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Issuer (the “Other Assets”).

(c)           To the extent that notwithstanding the agreements contained in this Section 13.09, the Issuer or any Securityholder, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended) and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Issuer and each Securityholder by accepting a Note or Certificate further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under applicable law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor) including, without limitation, the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each of the Issuer and the Securityholders is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.09 and that the terms and provisions of this Section 13.09 may be enforced by an action for specific performance.

(d)           The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 13.10.              Jurisdiction

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts.  Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11.              Tax Characterization

Notwithstanding the provisions of Section 2.01 and Section 11.01, pursuant to Treasury Regulations Section 301.7701-3(b)(1) and for federal income tax purposes, in the event that the Certificates and the Class E Notes are owned by more than one Holder, the Issuer will be treated as a partnership, the partners of which shall be the Certificateholders and the Holders of the Class E Notes.  It is the intention of the parties to this Agreement that the Class E Notes and the

Certificate shall be owned by a single Holder and the Issuer shall be treated as a disregarded entity for federal income tax purposes.  Furthermore, it is the intention of the parties to this Agreement that the Offered Notes and the Class D Notes shall be treated as debt of the sole owner of the Issuer for federal income tax purposes.  No party to this Agreement shall make an election to treat the Issuer as an association taxable as a corporation for federal income tax purposes.

Section 13.12.              Prohibited Transactions with Respect to the Issuer

The Originator shall not:

(a)           Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b)           Purchase any Notes or Certificates in an agency or trustee capacity; or

(c)           Except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.

Section 13.13.              Limitation of Liability of Owner Trustee

Wilmington Trust Company acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee (as such or in its individual capacity) or the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof.  The Owner Trustee (as such or in its individual capacity) makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Notes, or of any Loan or related documents.  The Owner Trustee (as such or in its individual capacity) shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, or the perfection and priority of any security interest created by any Loan in any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Loan on any computer or other record thereof; the validity of the assignment of any Loan to the Issuer or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan; the compliance by the Issuer, the Trust Depositor, the Servicer or any other Person with any covenant, agreement or other obligation or any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation; or any action of the Trustee, the Servicer or any subservicer, or any other Person taken in the name of the Owner Trustee or the Issuer, and for all purposes of this Agreement and each other Transaction Document, the Owner Trustee (as such or in its individual capacity) shall be entitled to the benefits of the Trust Agreement.

Section 13.14.              Reserved

Section 13.15.              No Partnership

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent or as a fiduciary for any party hereto or for the Securityholders.

Section 13.16.              Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.17.              Acts of Holders

Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Majority Noteholders agree to take such action or give such consent or approval.

Section 13.18.              Duration of Agreement

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.19.              Limited Recourse

The obligations of the Trust Depositor, the Originator, the Issuer and the Servicer under this Agreement and the other Transaction Documents are solely the obligations of the Trust Depositor, the Originator, the Issuer and the Servicer, respectively.  No recourse shall be had for the payment of any amount owing by the Trust Depositor, the Originator, the Issuer or the Servicer or otherwise under this Agreement or under the other Transaction Documents or for the payment by the Trust Depositor, the Originator, the Issuer or the Servicer of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor, the Originator, the Issuer or the Servicer arising out of or based upon this Agreement or on any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor, the Originator, the Issuer or the Servicer or of any Affiliate of such Person.  The provisions of this Section 13.19 shall survive termination of this Agreement.

Section 13.20.              Confidentiality

Each of the Issuer, the Trust Depositor, the Servicer (if other than Ares Capital), the Trustee and the Backup Servicer shall maintain and shall cause each of its employees, officers, agents and Affiliates to maintain the confidentiality of material non-public information concerning Ares Capital and its Affiliates or about the Obligors obtained by it or them in connection with the structuring, negotiating, execution and performance of the transactions contemplated by the Transaction Documents, except that each such party and its employees, officers, agents and Affiliates may disclose such information to other parties to the Transaction

Documents and to its external accountants, attorneys, any potential subservicers and the agents of such Persons, provided such Persons expressly agree to maintain the confidentiality of such information, and as required by an applicable law or order of any judicial or administrative proceeding.

Section 13.21.              Non-Confidentiality of Tax Treatment

All parties hereto agree that each of them and each of their managers, officers, employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure.  “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4.

Section 13.22.              Temporary Subparticipation and Elevation

(a)           The parties hereto acknowledge that, as of the date hereof, pursuant to the Loan Sale Agreement, the Trust Depositor holds a (i) participation interest in and to that portion of the Initial Loan Assets to which the Originator holds legal title (the “Participated Portion”) and (ii) a subparticipation interest in and to that portion of the Initial Loan Assets to which Ares Capital CP Funding LLC holds legal title and in which the Originator holds a participation interest under Ares Capital CP Funding LLC pursuant to a Master Participation Agreement dated as of the date hereof (the “Subparticipated Portion”).  Accordingly, the parties hereto hereby expressly agree that, notwithstanding any provision contained in this Agreement or the other Transaction Documents to the contrary, but subject to the terms, conditions and restrictions, if any, contained in the credit documentation in respect of each of the Initial Loans, during the period from the date hereof to the Elevation Date (as defined below) with respect to each Initial Loan (the “Subparticipation Period”), (i) the Issuer shall be deemed to have purchased from the Trust Depositor, and the Trust Depositor shall be deemed to have sold and granted to the Issuer, pursuant to this Agreement, in consideration of the purchase price set forth in Section 2.01(b), an undivided 100% subparticipation interest (in the case of the Participated Portion) or participation in a subparticipation interest (in the case of the Subparticipated Portion) in and to the Initial Loan Assets (the “Subparticipation”) but otherwise on the same terms and conditions set forth herein, and the terms hereof shall be construed accordingly, mutatis mutandis.  For the avoidance of doubt, during the Subparticipation Period with respect to an Initial Loan, such Initial Loan shall be deemed to be a Participated Loan hereunder.  The parties hereto shall cooperate to deliver such notices, obtain such consents, and/or fulfill such other requirements as may be necessary in connection with a subparticipation of each Initial Loan pursuant to the terms of the credit documentation in respect of such Initial Loan.

(b)           From and after the date hereof, the Originator, Servicer and Issuer shall use commercially reasonable efforts to cause the Issuer to become the record lender in respect of, and holder of legal title to, each of the Initial Loans, in accordance with the terms of the credit documentation in respect of such Initial Loan (an “Elevation,” and the date of an Elevation, an “Elevation Date”).  On the Elevation Date with respect to each Initial Loan, without any further action by any entity, the Subparticipation shall terminate and shall be of no further force or effect with respect to such Initial Loan (except that each party shall remain liable for any liabilities and obligations under this Section 13.22 that arose before such Elevation Date), and the Trust Depositor shall be deemed to have granted and conveyed the corresponding Initial Loan Assets by assignment to the Issuer.  Without limiting the generality of the foregoing, (i) the Originator agrees to enter into such assignment documentation with the Issuer as may be required by the credit documentation in respect of any Initial Loan included in the Participated Portion in order to cause the Elevation with respect to such Initial Loan to occur, (ii) the Originator agrees to use commercially reasonable efforts to cause Ares Capital CP Funding LLC to enter into such assignment documentation with the Issuer as may be required by the credit documentation in respect of any Initial Loan included in the Subparticipated Portion in order to cause the Elevation with respect to such Initial Loan to occur, and (iii) the Originator, Servicer and Issuer agree to use commercially reasonable efforts to cause the Elevation with respect to each Initial Loan to occur within 60 days following the Closing Date.

(c)           The Trust Depositor shall not be held to the standard of care of a fiduciary or agent and shall not be a fiduciary or agent for the Issuer but shall exercise only the same care in the administration of the Subparticipation as if it had retained such interest beneficially for its own account.  Without limiting the generality of the foregoing, (i) the Trust Depositor shall not be liable for any error in judgment or for any action taken or omitted to be taken by it hereunder except for its gross negligence or willful misconduct and (ii) the Trust Depositor may rely on legal counsel, independent public accountants and other experts selected or accepted by the Trust Depositor and shall not be liable for any action taken or omitted to be taken in good faith by the Trust Depositor in accordance with the advice of such counsel, accountants or experts.  For the avoidance of doubt, (i) this Section 13.22(c) shall apply only to responsibilities of, and actions taken by, the Trust Depositor exclusively as a result of its status as grantor of the Subparticipation pursuant to this Section 13.22, and (ii) nothing contained in this Section 13.22 shall relieve the Trust Depositor of its obligation to comply with the terms and provisions of this Agreement or from any liability for any breach of its representations, warranties, covenants or agreements contained herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as the Issuer

By:	Wilmington Trust Company, not in its
individual capacity, but solely as Owner
Trustee on behalf of the Issuer

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

ARCC CLO 2006 LLC, as the Trust Depositor

By:	ARES CAPITAL CORPORATION, its sole member

By:
Name:
Title:

ARES CAPITAL CORPORATION, as the
Originator and as the Servicer

By:
Name:
Title:

[Signatures Continued on the Following Page]

ARCC Commercial Loan Trust 2006
Sale and Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as the Issuer

By:	Wilmington Trust Company, not in its
individual capacity, but solely as Owner
Trustee on behalf of the Issuer

By:
Name:
Title:

ARCC CLO 2006 LLC, as the Trust Depositor

By:	ARES CAPITAL CORPORATION, its sole member

By:	/s/ Michael Arougheti
Name:	Michael Arougheti
Title:	President

ARES CAPITAL CORPORATION, as the
Originator and as the Servicer

By:	/s/ Michael Arougheti
Name:	Michael Arougheti
Title:	President

[Signatures Continued on the Following Page]

ARCC Commercial Loan Trust 2006
Sale and Servicing Agreement

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but as the Owner Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, not in
its individual capacity but as the Trustee and the Collateral Administrator

By:	/s/ Joel D. Cough
Name:	Joel D. Cough
Title:	Assistant Vice President

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

LYON FINANCIAL SERVICES, INC. (d/b/a
U.S. BANK PORTFOLIO SERVICES), not in its individual capacity but as the Backup Servicer

By:	/s/ Joseph Andries
Name:	Joseph Andries
Title:	Senior Vice President

ANNEX A

Diversity Score Calculation

The Diversity Score for the Loans is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)            An “Obligor Par Amount” is calculated for each Obligor represented in the Collateral by summing the Outstanding Loan Balance of each Loan in the Collateral of that Obligor or any Affiliate of that Obligor.

(ii)           An “Average Par Amount” is calculated by summing the Obligor Par Amounts and dividing by the number of Obligors represented.  For purposes of calculating the number of Obligors, any Obligors which are Affiliates will be considered one Obligor.

(iii)          An “Equivalent Unit Score” is calculated for each Obligor represented in the Collateral by taking the lesser of (a) one and (b) the Obligor Par Amount for such Obligor divided by the Average Par Amount.  For purposes of calculating the Equivalent Unit Score, any Obligors which are Affiliates will be considered one Obligor.

(iv)          An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industrial classification groups by summing the Equivalent Unit Scores for each Obligor in the industry.

(v)           An “Industry Diversity Score” is then established by reference to the Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score.  If any Aggregate Industry Equivalent Unit Score falls between any two scores then the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores.

(vi)          Charged-Off Loans shall be excluded from the calculation of the Diversity Score.

Diversity Score Table

Aggregate		Aggregate		Aggregate		Aggregate
Industry		Industry		Industry		Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300

0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400

0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500

0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600

0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700

0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800

0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900

0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000

0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100

0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200

0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300

1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400

1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500

1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600

1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700

1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800

1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900

1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100

1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200

1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300

2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400

2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500

2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600

2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700

Aggregate		Aggregate		Aggregate		Aggregate
Industry		Industry		Industry		Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800

2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900

2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000

2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100

2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200

2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300

3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400

3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500

3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600

3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700

3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800

3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900

3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000

3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100

3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200

3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300

4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400

4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500

4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600

4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700

4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800

4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900

4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000

4.7500	2.6000	9.8500	3.9750	14.9500	4.5000

4.8500	2.6333	9.9500	4.0000	15.0500	4.5100

4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

ANNEX B

Moody’s RiskCalc Calculation

1.             Defined Terms.  The following terms shall be used in this Annex B, the meanings provided below.

“EDF” means, with respect to any Loan, the lowest 5-year expected default frequency for such Loan as determined by running the current version Moody’s RiskCalc in both the Financial Statement Only (“FSO”) and the Credit Cycle Adjusted (“CAA”) modes.

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Loan, conditions that will be satisfied if the Obligor with respect to the applicable Loan satisfies the following criteria:

(a)           the independent accountants of such Obligor shall have issued an unqualified audit opinion of the most recent fiscal year financial statements, including no explanatory paragraph addressing going concern or other issues;

(b)           the Obligor’s EBITDA is equal to or greater than $5,000,000;

(c)           the Obligor’s annual sales are equal to or greater than $10,000,000;

(d)           the Obligor’s book assets are equal to or greater than $10,000,000;

1.             the Obligor represents not more than 4.0% of the Expected Aggregate Outstanding Loan Balance;

2.             the Obligor is a private company with no public rating from Moody’s;

3.             the Loan is a Traditional Middle Market Loan, Large Middle Market Loan, or Broadly Syndicated Loan;

4.             for the current and prior fiscal year, such Obligors:

(a)           EBIT/interest expense ratio is greater than 1:00 and 1:25 with respect to retail (adjusted for rent expense).

(b)           debt/EBITDA rate is less than 6.0, provided that the debt/EBITDA rate is less than 8.0 for any Loans with respect to the following Moody’s Industries: (a) Telecommunications (Moody’s industrial classification group #29), (b) Printing and Publishing (Moody’s industrial classification group #26) or (c) Broadcasting and Entertainment (Moody’s industrial classification group #33).

5.             no greater than 25% of the company’s revenue is generated from any one customer of the Obligor.

6.             the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Buildings and Real Estate (Moody’s industrial classification group #5), (ii) Finance (Moody’s industrial classification group #14), and (iii) Insurance (Moody’s industrial classification group #20);

7.             The Servicer shall calculate the ..EDF for each of the Loans to be rated pursuant to this Annex B.  The Servicer shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s.  Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the .EDF based upon such revised information, in which case such .EDF shall be determined using the table in # 3 below in order to determine the applicable Moody’s Rating, or ii) have a Moody’s credit analyst provide a rating estimate for any Loan rated pursuant to this Annex B, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s Rating.

8.             The Moody’s Rating for each Loan that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Servicer’s internal rating or (ii) the rating based on the .EDF for such Loan, in accordance with the table below:

Lowest .EDF	Moody’s Rating
less than or equal to .baa	Ba3
.ba1	B1
.ba2, .ba3 or .b1	B2
.b2 or.b3	B3
.caa	Caa1

provided that the Moody’s Rating determined pursuant the chart above will be reduced by an additional one-half rating subcategory for leveraged buyout transactions.

9.             For each Loan that meets the Pre-Qualifying Conditions, the Moody’s Recovery Rate shall be the lower of (i) the Servicer’s internal recovery rate or (ii) the recovery rate as determined in accordance with the following:

Type of Loan	Moody’s Recovery Rate
senior secured, first priority,	50%
first lien and first out
second lien, first lien and last out, all other senior secured	40%
senior unsecured	30%
all other loans	10%

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate